Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-286909, 333-286909-01 and 333-286909-02

Prospectus Supplement

(to the Prospectus dated May 1, 2025)

GLP Capital, L.P.

GLP Financing II, Inc.

$600,000,000 5.250% Senior Notes due 2033

$700,000,000 5.750% Senior Notes due 2037

GLP Capital, L.P. and GLP Financing II, Inc. (together, the “Issuers”) are offering $600,000,000 aggregate principal amount of 5.250% senior notes due 2033 (the “2033 notes”) and $700,000,000 aggregate principal amount of 5.750% senior notes due 2037 (the “2037 notes” and, together with the 2033 notes, the “notes”). We will pay interest on the 2033 notes semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2026. We will pay interest on the 2037 notes semi-annually in arrears on May 1 and November 1 of each year, commencing on May 1, 2026. Interest on the notes will accrue from August 27, 2025. The 2033 notes will mature on February 15, 2033 and the 2037 notes will mature on November 1, 2037.

We may redeem all or part of the 2033 notes at any time prior to the date that is two months prior to their maturity date (the “2033 notes Par Call Date”), at our option, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium. We may redeem all or part of the 2037 notes at any time prior to the date that is three months prior to their maturity date (the “2037 notes Par Call Date”), at our option, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make-whole” premium. At any time on or following the 2033 notes Par Call Date or the 2037 notes Par Call Date, we may redeem all or part of the applicable series of notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but not including, the redemption date. See “Description of Notes—Redemption—Optional Redemption”.

In addition, the notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions where we conduct gaming operations. See “Description of Notes—Redemption—Gaming Redemption”.

The notes will be guaranteed on a senior unsecured basis by Gaming and Leisure Properties, Inc. (“GLPI”), but will not initially be guaranteed by, or be obligations of, any subsidiary of the Issuers. GLPI does not have any material assets other than its investment in GLP Capital, L.P. GLP Financing II, Inc., a wholly-owned subsidiary of GLP Capital, L.P., is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-Issuer for the notes offered hereby, as well as for certain other debt obligations of GLP Capital, L.P.

The notes will rank pari passu in right of payment with all of our existing and future senior indebtedness, including our existing senior unsecured notes and borrowings under our senior unsecured credit facilities, and senior in right of payment to all of our future subordinated indebtedness, without giving effect to collateral arrangements. The notes will be effectively subordinated to all of our future secured indebtedness to the extent of the value of the assets securing such indebtedness. The notes will be structurally subordinated to all indebtedness and other liabilities of any of our subsidiaries, certain of which may in the future elect to guarantee our senior unsecured credit facilities.

The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 thereafter.

Investing in the notes involves risks. You should carefully read and consider the “Risk Factors” on page S-9 of this prospectus supplement and beginning on page 29 of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference herein.

	Price to Public(1)	Underwriting Discount	Proceeds to Us, Before Expenses
Per 2033 note	99.642%	0.625%	99.017%
Total	$597,852,000	$3,750,000	$594,102,000
Per 2037 note	99.187%	0.675%	98.512%
Total	$694,309,000	$4,725,000	$689,584,000

(1)	Plus accrued interest from August 27, 2025, if settlement occurs after that date.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We expect delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about August 27, 2025.

Joint Book-Running Managers

Wells Fargo Securities	Citizens Capital Markets	Fifth Third Securities	Truist Securities

M&T Securities	Mizuho	SMBC Nikko	US Bancorp

BofA Securities	J.P. Morgan	KeyBanc Capital Markets	RBC Capital Markets

Barclays	Capital One Securities	Morgan Stanley	Scotiabank

Citigroup	Goldman Sachs & Co. LLC

The date of this prospectus supplement is August 13, 2025.

Prospectus Supplement

Prospectus

Page
CERTAIN DEFINED TERMS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	6
WHERE YOU CAN FIND MORE INFORMATION	7
INFORMATION INCORPORATED BY REFERENCE	8
GUARANTOR DISCLOSURE	9
USE OF PROCEEDS	10
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF CAPITAL STOCK OF GLPI	13
DESCRIPTION OF DEPOSITARY SHARES OF GLPI	19
CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS AND OTHER GOVERNANCE DOCUMENTS	22
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	27
SELLING SECURITY HOLDERS	55
PLAN OF DISTRIBUTION	56
LEGAL MATTERS	61
EXPERTS	61

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering and also adds to and updates information in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. You should read this entire document, including this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In the event that the description of this offering varies between this prospectus supplement and the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information contained in this prospectus supplement; provided that, if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. The accompanying prospectus is part of a registration statement that we filed with the SEC using a shelf registration statement. Under the shelf registration process, from time to time, we may offer and sell securities in one or more offerings.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with this offering. If anyone provides you with different or additional information, you should not rely on it. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any authorized free writing prospectus are not an offer to sell or the solicitation of an offer to buy any securities other than the notes to which this prospectus supplement relates, nor is this prospectus supplement, the accompanying prospectus, including the documents incorporated by reference herein and therein, or any free writing prospectus we have authorized for use in connection with this offering, an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should assume that the information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with this offering, is accurate only as of their respective dates regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any such free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus we have authorized for use in connection with this offering in making your investment decision. See “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus, and “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement and the accompanying prospectus contain, or incorporate by reference, forward-looking statements. Such forward-looking statements should be considered together with the cautionary statements and important factors included or referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and in the accompanying prospectus.

S-ii

BASIS OF PRESENTATION

Except as otherwise indicated or required by the context, references in this prospectus supplement to:

•	“2026 Notes” refers to the Issuers’ 5.375% senior unsecured notes in the aggregate principal amount of $975.0 million that mature on April 15, 2026;

•	“Capital Corp.” refers to GLP Financing II, Inc., a Delaware corporation and wholly-owned subsidiary of the Operating Partnership;

•

“Revolving Credit Agreement” refers to the Credit Agreement, dated as of May 13, 2022, as further amended on September 2, 2022 and December 2, 2024, by and among the Operating Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders party thereto from time to time, that governs the Operating Partnership’s Revolving Credit Facility (as defined below). See “Description of Certain Other Indebtedness—Revolving Credit Facility”;

•	“Existing senior unsecured notes” is defined in “Description of Certain Other Indebtedness—Existing Senior Unsecured Notes”;

•	“GLPI” refers to Gaming and Leisure Properties, Inc., a Pennsylvania corporation and the guarantor of the notes, and, unless the context otherwise requires, none of its subsidiaries;

•	“Issuers” refer to the Operating Partnership (as defined below) and Capital Corp. and none of their consolidated subsidiaries;

•

“Operating Partnership” refers to GLP Capital, L.P., a Pennsylvania limited partnership and majority-owned subsidiary of GLPI, through which GLPI conducts substantially all of its business and owns substantially all of its real estate assets;

•	“Revolving Credit Facility” refers to the $2.09 billion revolving credit facility under the Revolving Credit Agreement;

•	“Term Loan Credit Facility” refers to the $600.0 million delayed draw credit facility under the Term Loan Credit Agreement;

•

“Term Loan Credit Agreement” refers to the Term Loan Credit Agreement, dated as of September 2, 2022, by and among the Operating Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto from time to time, that governs the Operating Partnership’s Term Loan Credit Facility. See “Description of Certain Other Indebtedness— Term Loan Credit Agreement”; and

•

“we”, “our”, “us” and “the Company” refer to GLPI and its consolidated subsidiaries; provided that with respect to the discussion of the terms of the notes on the cover page of this prospectus supplement, in the section entitled “Prospectus Supplement Summary—The Offering”, and in the section entitled “Description of Notes”, references to “we”, “our” and “us” refer only to the Issuers and none of their subsidiaries.

S-iii

PRESENTATION OF NON-GAAP FINANCIAL INFORMATION

Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”) and Adjusted Earnings before Interest, Tax, Depreciation and Amortization (“Adjusted EBITDA”), which are presented in this prospectus supplement, are non-U.S. generally accepted accounting principles (“GAAP”) financial measures we use as performance measures for benchmarking against our peers and as internal measures of business operating performance, which is used for a bonus metric. These metrics are presented assuming full conversion of units of limited partnership interest in the Operating Partnership (“OP Units”) to shares of common stock and therefore before the income statement impact of non-controlling interests. We believe FFO, AFFO and Adjusted EBITDA provide a meaningful perspective of the underlying operating performance of our current business. This is especially true since these measures exclude real estate depreciation and we believe that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time.

FFO, AFFO and Adjusted EBITDA are non-GAAP financial measures that are considered supplemental measures for the real estate industry and a supplement to GAAP measures. The National Association of Real Estate Investment Trusts defines FFO as net income (computed in accordance with GAAP), excluding (gains) or losses from dispositions of property, net of tax and real estate depreciation. We define AFFO as FFO excluding, as applicable to the particular period, stock based compensation expense; the amortization of debt issuance costs, bond premiums and original issuance discounts; other depreciation; amortization of land rights; accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; property transfer tax recoveries; impairment charges; straight-line rent and deferred rent adjustments; losses on debt extinguishment; and capitalized interest and provision (benefit) for credit losses, net, reduced by capital maintenance expenditures. Finally, we define Adjusted EBITDA as net income excluding, as applicable to the particular period, interest, net; income tax expense; real estate depreciation; other depreciation; (gains) or losses from dispositions of property, net of tax; stock based compensation expense; straight-line rent and deferred rent adjustments; amortization of land rights; accretion on investment in leases, financing receivables; non-cash adjustments to financing lease liabilities; losses on debt extinguishment; and provision (benefit) for credit losses, net.

FFO, AFFO and Adjusted EBITDA are not recognized terms under GAAP. These non-GAAP financial measures: (i) do not represent cash flows from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flows as a measure of liquidity. In addition, these measures should not be viewed as an indication of our ability to fund all of our cash needs, including to make cash distributions to our shareholders, to fund capital improvements, or to make interest payments on our indebtedness. Investors are also cautioned that FFO, AFFO and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other real estate companies, including real estate investment trusts (“REITs”), due to the fact that not all real estate companies use the same definitions. Our presentation of these measures does not replace the presentation of our financial results in accordance with GAAP.

For reconciliations of our net income to FFO, AFFO and Adjusted EBITDA, see the section titled “Prospectus Supplement Summary—Summary Historical Consolidated Financial Information”.

S-iv

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, include, but are not limited to, statements regarding our ability to grow our portfolio of gaming facilities (including by completing anticipated transactions) and our intended use of proceeds from this offering. In addition, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•

our or our partners’ ability to successfully complete construction of various casino projects currently under development for which we have agreed to provide construction development funding, including the development with Bally’s Corporation (“Bally’s”) in Chicago, and the ability and willingness of our partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents;

•

the impact that higher inflation, interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants;

•	unforeseen consequences related to United States (“U.S.”) government economic, monetary or trade policies and stimulus packages on inflation, interest rates and economic growth;

•

the ability of our tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness;

•	the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•

the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•

the potential of a new pandemic or similar national health crisis, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact our financial results, operations, outlook, plans, goals, growth, cash flows, liquidity, and stock price;

•

our ability to maintain our status as a real estate investment trust (“REIT”), given the highly technical and complex Internal Revenue Code (the “Code”), provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which the Company has no control or only limited influence;

S-v

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for the GLPI to maintain its REIT status;

•

the ability and willingness of our tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•

the ability of our tenants to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•	the ability to generate sufficient cash flows to service and comply with financial covenants under our outstanding indebtedness;

•

our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to us, including for the satisfaction of our funding commitments to the extent drawn by our partners, acquisitions or refinancings due to maturities;

•

the ability of our tenants to decline our funding commitments by seeking alternative financing solutions and/or if our tenants do elect to utilize our funding commitments, the amounts drawn and the timing of these draws may be different than what we assumed;

•	adverse changes in our credit rating;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•	changes in the U.S. tax law and other federal, state or local laws or regulations, whether or not specific to real estate, REITs or the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•

the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, including war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability;

•

the risk that the historical financial statements included and incorporated by reference herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; and

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We expressly disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, or new information, data or methods, future events or other changes. Accordingly, investors should use caution in relying on past forward-looking statements, which were based on results and trends at the time they were made, to anticipate future results or trends. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section of this prospectus supplement titled “Risk Factors”, as well as the risks incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 10-K”) and other reports filed with the SEC.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein, and does not contain all of the information that may be important to you. You should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, including the “Risk Factors” section beginning on page S-9 of this prospectus supplement, as well as the risks incorporated by reference from our 2024 10-K, before making an investment decision regarding the notes.

About the Company

GLPI is a self-administered and self-managed REIT, the primary business of which consists of acquiring, financing, and owning real estate property to be leased to gaming and leisure operators in triple-net lease arrangements. As of June 30, 2025, GLPI’s portfolio consisted of interests in the real property of 68 gaming and related facilities as follows:

•	34 gaming and related facilities operated by PENN Entertainment, Inc. (“PENN”);

•	6 gaming and related facilities operated by Caesars Entertainment Corporation (“Caesars”);

•	4 gaming and related facilities operated by Boyd Gaming Corporation (“Boyd”);

•	15 gaming and related facilities operated by Bally’s and a greenfield facility under development with Bally’s in Chicago, Illinois;

•	3 gaming and related facilities operated by The Cordish Companies (“Cordish”);

•	1 gaming facility managed by a subsidiary of Hard Rock International;

•	3 gaming and related facilities operated by Strategic Gaming Management, LLC; and

•	1 gaming and related facility operated by American Racing & Entertainment LLC.

These facilities, including our corporate headquarters building, are geographically diversified across 20 states. As of June 30, 2025, GLPI’s properties were 100% occupied. We expect to continue growing our portfolio by pursuing opportunities to acquire additional gaming facilities to lease to gaming operators under prudent terms.

The majority of our earnings are a result of revenues we receive from our triple-net master leases with PENN, Boyd, Bally’s, Cordish and Caesars. In addition to rent, tenants are required to pay the following executory costs: (i) facility maintenance, (ii) insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord’s interests, (iii) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor), and (iv) utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

In accordance with Accounting Standards Codification 842, we record revenue for the ground lease rent paid by our tenants with an offsetting expense in land rights and ground lease expense as we have concluded that as the lessee, we are the primary obligor under the ground leases. We sublease these ground leases back to our tenants, who are responsible for payment directly to the landlord.

GLPI was formed from the 2013 tax-free spin-off of the real estate assets of PENN and was incorporated as a Pennsylvania corporation on February 13, 2013, as a wholly-owned subsidiary of PENN. On November 1, 2013, PENN contributed to GLPI, through a series of internal corporate restructurings, substantially all of the assets and liabilities associated with PENN’s real property interests and real estate development business, as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville and then spun-off GLPI to holders of PENN’s common and preferred stock in a tax-free distribution. GLPI elected to be treated as a REIT on its U.S. federal income tax return for its taxable year that ended December 31, 2014. GLPI is the general partner of the Operating Partnership, through which it conducts substantially all of its business and owns substantially all of its real estate assets. The Operating Partnership was formed under Pennsylvania law on March 12, 2013. As of June 30, 2025, GLPI controlled approximately 97.0% of the Operating Partnership as the sole general partner.

Corporate Information

Our principal executive offices are located at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, and our telephone number is (610) 401-2900. Our website address is www.glpropinc.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus, and you should not consider it part of this prospectus supplement or the accompanying prospectus. For additional information, see “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus, and “Where You Can Find More Information” in the accompanying prospectus.

The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the notes, see the sections entitled “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus. In this section, “we”, “our”, and “us” refer only to the Issuers and none of their subsidiaries.

Issuers	GLP Capital, L.P. and GLP Financing II, Inc.

Securities	$600,000,000 aggregate principal amount of 5.250% Senior Notes due 2033 and $700,000,000 aggregate principal amount of 5.750% Senior Notes due 2037.

Maturity	The 2033 notes will mature on February 15, 2033. The 2037 notes will mature on November 1, 2037.

Interest Rate	Interest on the 2033 notes will be payable in cash and will accrue at a rate of 5.250% per annum. Interest on the 2037 notes will be payable in cash and will accrue at a rate of 5.750% per annum.

Interest Payment Dates	February 15 and August 15 of each year, commencing February 15, 2026 for the 2033 notes. May 1 and November 1 of each year, commencing on May 1, 2026 for the 2037 notes. Interest will accrue from August 27, 2025.

Guarantees	The notes will be guaranteed on a senior unsecured basis by GLPI. The notes will not be guaranteed by any of our subsidiaries; provided that, in the event that $100.0 million principal amount or more of certain of our existing or future debt securities are guaranteed or co-issued by any of the Operating Partnership’s subsidiaries (other than Capital Corp.), such subsidiaries will be required to guarantee the notes.

Ranking	The notes and GLPI’s guarantee of the notes will be our and GLPI’s general senior unsecured obligations and will:

•

rank equally in right of payment with all of our and GLPI’s existing and future senior unsecured indebtedness, including our existing senior unsecured notes, Revolving Credit Facility and Tern Loan Credit Facility, and GLPI’s guarantees thereof;

•	rank senior in right of payment to all of our and GLPI’s future subordinated indebtedness;

•	be effectively subordinated to all of our and GLPI’s future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to all indebtedness and other liabilities of any of GLPI’s subsidiaries that is not an Issuer.

Unless and until our subsidiaries become guarantors of the notes, creditors of our subsidiaries (including, potentially, lenders under the Revolving Credit Agreement and the Term Loan Credit Agreement, as our subsidiaries may in the future elect to guarantee the Revolving

Credit Facility and the Term Loan Credit Facility without triggering a guarantee obligation with respect to the notes) and holders of any of our debt that is guaranteed by any of our subsidiaries will have a prior claim, ahead of the notes, on all of such subsidiaries’ assets.

As of June 30, 2025, as adjusted to give effect to the issuance of the notes offered hereby and the application of the proceeds from this offering as described under “Use of Proceeds”, we would have had approximately $7.2 billion of long-term indebtedness, net of unamortized issuance costs, bond premiums and original issuance discounts, including $1.3 billion representing the notes offered hereby and $5.050 billion of existing senior unsecured notes, $600.0 million of indebtedness outstanding under the Term Loan Credit Facility (which is fully drawn), $332.5 million of indebtedness outstanding under the Revolving Credit Facility, and would have had approximately $1,757.2 million of availability under the Revolving Credit Facility (including $0.4 million of contingent obligations under letters of credit).

Optional Redemption	Prior to December 15, 2032, two months prior to their maturity date (the “2033 notes Par Call Date”), we may redeem the 2033 notes at our option, in whole or in part, at any time and from time to time, at the redemption price described under “Description of Notes—Redemption—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

Prior to August 1, 2037, three months prior to their maturity date (the “2037 notes Par Call Date”), we may redeem the 2037 notes at our option, in whole or in part, at any time and from time to time, at the redemption price described under “Description of Notes—Redemption—Optional Redemption” in this prospectus supplement, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the 2033 notes Par Call Date or the 2037 notes Par Call Date, we may redeem the applicable series of notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date. See “Description of Notes—Redemption—Optional Redemption.”

Redemption Based upon Gaming Laws	The notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of Notes—Redemption—Gaming Redemption”.

Certain Indenture Provisions	The indenture governing the notes contains covenants limiting, among other things:

•	the ability of the Issuers and their subsidiaries to incur additional indebtedness and use their assets to secure indebtedness; and

•	the ability of the Issuers to merge, consolidate or transfer all or substantially all of our and our subsidiaries’ assets, taken as a whole.

These covenants are subject to a number of important and significant limitations, qualifications and exceptions. See “Description of Notes—Certain Covenants”.

No Prior Market	Although certain of the underwriters have informed us that they intend to make a market in the notes, they are not obligated to do so, and they may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Use of Proceeds	We estimate that the net proceeds from this offering, after the deduction of the underwriting discounts and commissions and our estimated expenses, will be approximately $1.28 billion.

We intend to use the net proceeds from this offering to fund the redemption in full of the 2026 Notes at a redemption price equal to par, plus accrued and unpaid interest to, but not including, the date of redemption, plus a make-whole premium, and any related fees and expenses. We intend to use the remaining proceeds for working capital and general corporate purposes, which may include funding development and expansion projects at existing and new properties, repayment of indebtedness, capital expenditures and other general business purposes. See “Use of Proceeds”.

For the avoidance of doubt, nothing contained in this prospectus supplement constitutes a notice of redemption of the 2026 Notes.

Conflicts of Interest	As described above under “Use of Proceeds”, we intend to use the net proceeds from this offering to fund the redemption of the 2026 Notes. Because certain of the underwriters and/or their affiliates may hold a position in the 2026 Notes, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such underwriters and/or affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering. See “Underwriting—Conflicts of Interest”.

Risk Factors	In analyzing an investment in the notes, you should carefully consider, along with other matters included or incorporated by reference in this prospectus supplement or the accompanying prospectus, the information set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement and in the 2024 10-K.

Summary Historical Consolidated Financial Information

The following summary historical consolidated financial and operating data for the three-year period ended December 31, 2024, and the summary historical consolidated balance sheet data as of December 31, 2024 and 2023 have been derived from, and should be read together with, our audited consolidated financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our 2024 10-K, which is incorporated by reference into this prospectus supplement. See “Information Incorporated by Reference”.

The summary historical consolidated financial information for each of the six-month periods ended June 30, 2025 and 2024, respectively, and the summary historical consolidated balance sheet data as of June 30, 2025 have been derived from, and should be read together with, our unaudited consolidated financial statements and related notes and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (“Q2 2025 10-Q”), which is incorporated by reference into this prospectus supplement. In our view, the unaudited consolidated financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial information for the interim periods. Interim results for the six months ended, and as of, June 30, 2025 are not necessarily indicative of, and are not projections for, the results to be expected for any future period, including the fiscal year ending December 31, 2025 or any subsequent interim period.

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2024	2023	2022	2025	2024
	(in thousands)
Income Statement Data:
Total revenues	$1,531,546	$1,440,392	$1,311,685	$790,111	$756,590
Total operating expenses	400,861	371,688	281,770	289,213	205,555

Income from operations	1,130,685	1,068,704	1,029,915	500,898	551,035
Total other expenses	(320,908)	(311,337)	(309,575)	(173,270)	(156,048)

Income before income taxes	809,777	757,367	720,340	327,628	394,987
Income tax expense	2,129	1,997	17,055	1,109	1,049

Net income	$807,648	$755,370	$703,285	$326,519	$393,938

Other Operating Data:
FFO(1)	$1,062,077	$1,015,788	$887,250	$459,672	$523,592
AFFO(1)	1,060,901	1,006,797	924,363	548,053	522,990
Adjusted EBITDA(1)	1,374,275	1,307,094	1,221,668	721,601	673,872

	As of December 31,		As of June 30, 2025
	2024	2023
	(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$462,632	$683,983	$604,164
Real estate investments, net	8,148,719	8,168,792	8,054,559
Total assets	13,075,949	11,806,658	12,492,068
Long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	7,735,877	6,627,550	6,892,308
Shareholders’ equity	4,645,524	4,508,954	4,933,310

(1)	For a discussion of and definitions for FFO, AFFO and Adjusted EBITDA, see the section titled “Presentation of Non-GAAP Financial Information”.

The reconciliation of our net income to FFO, AFFO and Adjusted EBITDA for the periods presented is as follows:

	For the Years Ended December 31,			For the Six Months Ended June 30,
	2024	2023	2022	2025	2024
		(in thousands)
Net income	$807,648	$755,370	$703,285	$326,519	$393,938
(Gains) losses on dispositions of property	(3,790)	(22)	(52,844)	(125)	—
Real estate depreciation	258,219	260,440	236,809	133,278	129,654

Funds From Operations	$1,062,077	$1,015,788	$887,250	$459,672	$523,592

Straight-line rent and deferred rent adjustments	(56,102)	(39,881)	(4,294)	(14,845)	(31,580)
Other depreciation	1,933	2,430	1,879	969	968
Amortization of land rights	13,270	13,554	15,859	8,540	6,552
Amortization of debt issuance costs, bond premiums and original issuance discounts(1)	11,229	9,857	9,975	6,459	5,369
Stock based compensation	24,262	22,873	20,427	15,014	13,547
Losses on debt extinguishment	—	556	2,189	—	—
Provision for credit losses, net	37,254	6,461	6,898	92,974	19,508
Accretion on investment in leases, financing receivables	(28,966)	(23,056)	(19,442)	(13,762)	(14,660)
Non-cash adjustment to financing lease liabilities	473	469	483	205	246
Property transfer tax recoveries and impairment charges	—	(2,187)	3,298	—	—
Capital maintenance expenditures	(134)	(67)	(159)	(157)	(552)
Capitalized interest	(4,395)	—	—	(7,016)	—

Adjusted Funds From Operations	$1,060,901	$1,006,797	$924,363	$548,053	$522,990

Interest, net(2)	317,945	308,090	304,703	171,725	154,650
Income tax expense	2,129	1,997	2,418	1,109	1,049
Capital maintenance expenditures	134	67	159	157	552
Amortization of debt issuance costs, bond premiums and original issuance discounts(1)	(11,229)	(9,857)	(9,975)	(6,459)	(5,369)
Capitalized interest	4,395	—	—	7,016	—

Adjusted EBITDA	$1,374,275	$1,307,094	$1,221,668	$721,601	$673,872

(1)	Such amortization is a non-cash component included in interest, net.
(2)	Amounts exclude the non-cash interest expense gross up related to certain ground leases.

RISK FACTORS

An investment in our notes involves risk. In addition to the other information included in, or incorporated by reference into, this prospectus supplement, you should carefully consider the risk factors incorporated by reference in this prospectus supplement and the accompanying prospectus from our 2024 10-K, as well as the risks, uncertainties and additional information set forth in each of the foregoing filings generally, and in other documents we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, when determining whether or not to purchase the notes offered under this prospectus supplement. See “Information Incorporated by Reference” in this prospectus supplement and in the accompanying prospectus, and “Where You Can Find More Information” in the accompanying prospectus. The risks and uncertainties we discuss in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein and therein are those that we currently believe may materially affect our company. Additional risks not presently known or that are currently deemed immaterial could also materially and adversely affect our financial condition, results of operations, business and prospects. You may lose all or a part of your investment.

We have a material amount of indebtedness that involves debt service obligations, exposes us to interest rate fluctuations and exposes us to the risk of default under our debt obligations.

We have a material amount of indebtedness and debt service requirements. As of June 30, 2025, as adjusted to give effect to the issuance of the notes offered hereby and the application of the proceeds from this offering as described under “Use of Proceeds”, we would have had approximately $7.2 billion of long-term indebtedness, net of unamortized issuance costs, bond premiums and original issuance discounts, including $1.3 billion representing the notes offered hereby and $5.050 billion of existing senior unsecured notes, $600.0 million of indebtedness outstanding under the Term Loan Credit Facility (which is fully drawn), $332.5 million of indebtedness outstanding under the Revolving Credit Agreement, and would have had approximately $1,757.2 million of availability under the Revolving Credit Facility (including $0.4 million of contingent obligations under letters of credit).

Our material indebtedness could have important consequences to you, including the following:

•	it may limit our ability to obtain additional debt or equity financing for working capital, capital expenditures, acquisitions, debt service requirements and general corporate or other purposes;

•

a material portion of our cash flows will be dedicated to the payment of principal and interest on our indebtedness, including indebtedness we may incur in the future, and will not be available for other purposes, including to make acquisitions;

•

it could limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate and place us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged;

•	it could make us more vulnerable to downturns in general economic or industry conditions or in our business, or prevent us from carrying out activities that are important to our growth;

•	it could increase our interest expense if interest rates in general increase because our indebtedness under the Revolving Credit Facility bears interest at floating rates;

•	it could limit our ability to take advantage of strategic business opportunities; and

•

it could make it more difficult for us to satisfy our obligations with respect to our indebtedness, including under the notes, and any failure to comply with the obligations of any of our debt instruments, including any financial and other restrictive covenants, could result in an event of default under the indenture governing the notes or under the agreements governing our other indebtedness which, if not cured or waived, could result in the acceleration of our indebtedness under the Revolving Credit Facility and the Term Loan Credit Facility, the existing senior unsecured notes and the notes.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under the Revolving Credit Facility and the Term Loan Credit Facility or from other debt financing, in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If we do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may have to undertake alternative financing plans, such as refinancing or restructuring our indebtedness, selling assets or seeking to raise additional capital, including by issuing equity securities or securities convertible into equity securities. Our ability to restructure or refinance our indebtedness will depend on the capital markets and our financial condition at such time. Any refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. Our inability to generate sufficient cash flow to satisfy our debt service requirements or to refinance our obligations on commercially reasonable terms may have an adverse effect, which could be material, on our business, financial position and results of operations. To the extent that we will incur additional indebtedness or such other obligations, the risks associated with our leverage, including our possible inability to service our debt, would increase.

Our indebtedness imposes restrictive covenants on us that could limit our operations and lead to events of default if we do not comply.

The Revolving Credit Agreement and the Term Loan Credit Agreement require us, among other obligations, to maintain specified financial ratios and to satisfy certain financial tests, including a maximum total debt to total asset value ratio, a maximum senior secured debt to total asset value ratio, a maximum ratio of certain recourse debt to unencumbered asset value and a minimum fixed charge coverage ratio. In addition, the Revolving Credit Agreement and the Term Loan Credit Agreement restrict, among other things, our ability to grant liens on our assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations and pay dividends and other restricted payments.

Further, the indenture governing our existing senior unsecured notes and the notes restricts, among other things, the Issuers’ and their subsidiaries’ ability to incur additional indebtedness and use their respective assets to secure indebtedness, and our ability to consummate a merger, consolidation or transfer of all or substantially all of our and our subsidiaries’ assets, taken as a whole. In addition, the indenture governing certain series of our existing senior unsecured notes restricts our ability to amend or terminate the PENN Master Lease (as defined under “Description of Notes-Certain Definitions”). A failure to comply with the restrictions contained in the Revolving Credit Agreement, the Term Loan Credit Agreement, and the indenture governing our existing senior unsecured notes and the notes could lead to an event of default thereunder, which could result in an acceleration of such indebtedness and an event of default under our other debt.

To service our indebtedness, we will require a significant amount of cash, which depends on many factors beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under the Revolving Credit Facility and the Term Loan Credit Facility in amounts sufficient to enable us to fund our liquidity needs, including with respect to the notes and our other indebtedness. In addition, if we consummate significant acquisitions in the future, our cash requirements may increase significantly. As we are required to, or expected to be required to, satisfy amortization requirements as other debt matures, we may also need to raise funds to refinance all or a portion of our debt. We cannot assure you that we will be able to refinance any of our debt, including the Revolving Credit Facility, the Term Loan Credit Facility and our existing senior unsecured notes, on attractive terms, on commercially reasonable terms or at all. Our future operating performance and our ability to service or refinance the notes and to service, extend or refinance our other debt, including the Revolving Credit Facility, the Term Loan Credit Facility and our existing senior unsecured notes, will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

The notes are unsecured. Therefore, our future secured creditors, if any, would have a priority claim ahead of the notes on our assets.

The notes are unsecured. As a result, upon any distribution to our creditors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or our property, the holders of our future secured debt, if any, will be entitled to be paid in full from our assets securing that secured debt before any payment may be made with respect to the notes. In addition, if we fail to meet our payment or other obligations under any such secured debt, the holders of that secured debt would be entitled to foreclose on our assets securing that secured debt and liquidate those assets. Accordingly, we may not have sufficient funds to pay amounts due on the notes. As a result you may lose a portion of or the entire value of your investment in the notes. As of June 30, 2025 and after giving effect to the issuance of the notes offered hereby, GLPI and the Issuers (not including any of their subsidiaries) would have had no secured debt outstanding.

Because the notes are not guaranteed by any of our subsidiaries, the creditors of our subsidiaries have a priority claim, ahead of the notes, on all of our subsidiaries’ assets.

We have no material direct operations and no material assets other than ownership of equity interests in our subsidiaries. Because we conduct our operations through our subsidiaries, we depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations, including payments of principal and interest on the notes.

Unless and until our subsidiaries become guarantors of the notes, creditors of our subsidiaries (including potentially lenders under the Revolving Credit Facility and the Term Loan Credit Facility, as certain of our subsidiaries may in the future elect to guarantee the Revolving Credit Facility and the Term Loan Credit Facility without triggering a guarantee obligation with respect to the notes) and holders of any of our debt that is guaranteed by any of our subsidiaries will have a prior claim, ahead of the notes, on all of such subsidiaries’ assets. In addition, our subsidiaries have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. In the event of a bankruptcy, liquidation, reorganization or other winding up of any of our subsidiaries, holders of indebtedness and trade creditors of our subsidiaries will generally be entitled to payment of their claims from the assets of our subsidiaries before any assets are made available for distribution to us. Accordingly, there may be insufficient funds to satisfy claims of noteholders.

Legal and contractual restrictions in agreements governing current and future indebtedness of our subsidiaries, as well as the financial condition and operating requirements of our subsidiaries, may further limit our ability to obtain cash from our subsidiaries. In addition, the earnings of our subsidiaries, covenants contained in our and our subsidiaries’ debt agreements (including the Revolving Credit Facility, the Term Loan Credit Facility, the indenture governing the existing senior unsecured notes and the indenture governing the notes offered hereby), covenants contained in other agreements to which we or our subsidiaries are or may become subject, business and tax considerations, and applicable law, including laws regarding the payment of dividends and distributions, may further restrict the ability of our subsidiaries to make distributions to us. We cannot assure you that our subsidiaries will be able to provide us with sufficient dividends, distributions or loans to fund the interest and principal payments on the notes when due.

GLPI has no material assets other than its investment in the Operating Partnership.

GLPI will fully and unconditionally guarantee all payments due on the notes. However, GLPI has no material assets other than its investment in the Operating Partnership. GLPI’s guarantee of the notes will rank equally in right of payment with all of GLPI’s senior unsecured indebtedness, including GLPI’s guarantee of the Revolving Credit Facility, the Term Loan Credit Facility and the existing senior unsecured notes, will rank senior in right of payment to all of GLPI’s subordinated indebtedness, and will be effectively subordinated to all of GLPI’s secured indebtedness to the extent of the value of the collateral securing such indebtedness. Furthermore, GLPI’s guarantee of the notes will be structurally subordinated to all existing and future liabilities and preferred equity of its subsidiaries that are not Issuers of the notes. The liabilities of our subsidiaries currently consist primarily of payables, deferred taxes, intercompany debt and other ordinary course liabilities. As a result, the guarantee by GLPI provides little, if any, additional credit support for the notes.

GLPI is not subject to most of the covenants in the indenture.

GLPI will guarantee the notes, but is not directly subject to most of the covenants in the indenture governing the notes. For example, the indenture does not restrict the ability of GLPI to incur additional debt (secured or unsecured). Transactions undertaken by GLPI could have a material adverse effect on the ability of GLPI to make payments in respect of its guarantee of the notes.

You may be required to sell your notes if any gaming authority finds you unsuitable to hold them or otherwise requires us to redeem or repurchase the notes from you.

In the event that any of the applicable regulatory agencies or authorities requires a holder (including a beneficial holder) of the notes to be licensed, qualified or found suitable under the applicable gaming or racing laws, and such holder fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so or if such holder is denied such license or qualification or is not found suitable or if any of the applicable regulatory agencies or authorities otherwise require that the notes held by such holder be redeemed, we will have the right, at our option, to redeem or require such holder to dispose of such holder’s notes. See “Description of Notes—Redemption—Gaming Redemption”.

Illiquidity and an absence of a public market for the notes could cause purchasers of the notes to be unable to resell the notes.

We cannot assure you that an active trading market for the notes will develop. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. An active trading market for the notes may not develop or, if such market develops, it could be very illiquid. We have been informed by certain of the underwriters that they intend to make a market in the notes after the offering of the notes is completed. However, they are not obligated to do so and may cease their market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the notes will develop or be maintained.

Holders of the notes may experience difficulty in reselling, or an inability to sell, the notes. If no active trading market develops, the market price and liquidity of the notes may be adversely affected, and you may not be able to resell your notes at their fair market value, at the initial offering price or at all. If a market for the notes develops, any such market may be discontinued at any time. If a trading market develops for the notes, future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our operating results, liquidity of the issue, the market for similar securities and other factors, including our financial condition and prospects and the financial condition and prospects for companies in our industry.

Changes in our credit rating could adversely affect the market price or liquidity of the notes.

Credit rating agencies continually revise their ratings for the companies that they follow, including us. The credit rating agencies also evaluate our industry as a whole and may change their credit ratings for us based on their overall view of our industry. We cannot be sure that credit rating agencies will maintain their ratings on the notes. A negative change in our ratings could have an adverse effect on the price of the notes.

An increase in market interest rates could increase our interest costs on existing and future debt.

If interest rates increase, so could our interest costs for any new debt and our variable rate debt obligations. Rising interest rates could limit our ability to refinance existing debt when it matures or cause us to pay higher interest rates upon refinancing. The majority of our debt is at fixed rates and our exposure to variable interest rates is currently limited to our Revolving Credit Facility and our Term Loan Credit Facility, both of which are indexed to the Secured Overnight Financing Rate (“SOFR”).

Federal and state statutes allow courts, under specific circumstances, to void the notes, the guarantees and certain other transfers, to require holders of the notes to return payments or other value received from us or GLPI (as guarantor) and to otherwise cancel transfers, and to take other actions detrimental to the holders of the notes.

Our creditors or the creditors of GLPI could challenge the issuance of the notes or GLPI’s issuance of its guarantee as fraudulent conveyances or on other grounds. Under the U.S. federal bankruptcy law and similar provisions of state fraudulent transfer and conveyance laws, the issuance of the notes or the delivery of the guarantees could be voided if a court determined that we, at the time we issued the notes, or GLPI, at the time it delivered the guarantee (in some jurisdictions, a court may focus on when payment became due under the notes or a guarantee):

•	issued the notes or provided the guarantee, as the case may be, with the intent of hindering, delaying or defrauding any present or future creditor; or

•

received less than reasonably equivalent value or fair consideration for issuing the notes or providing such guarantee, as the case may be, and (1) was insolvent or rendered insolvent by reason of such incurrence, (2) was engaged in a business or transaction for which our or such guarantor’s remaining assets constituted unreasonably small capital, or (3) intended to incur, or believed that it would incur, debts beyond our or such guarantor’s ability to pay such debts as they matured.

A court would likely find that we or GLPI did not receive reasonably equivalent value or fair consideration for the notes or the guarantees if we or GLPI did not substantially benefit directly or indirectly from the notes issuance. If the notes or guarantees were voided or limited as a fraudulent conveyance, holders of the notes would cease to be our creditors or creditors of GLPI, would likely have no source from which to recover amounts due under the notes and any claim you may make against us or GLPI for amounts payable on the notes or guarantees would be unenforceable to the extent of such voidance or limitation. Under certain circumstances, a court might direct you to repay amounts received on account of the notes or the guarantees or otherwise take actions detrimental to the holders of the notes on equitable or other grounds.

The test for determining solvency for purposes of these fraudulent transfer laws will vary depending on the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, a court would consider the Issuer or a guarantor insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the value of its property, at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

The indenture governing the notes contains a “savings clause” intended to limit GLPI’s liability under its guarantee to the maximum amount without causing the incurrence of obligations under its guarantee to be a fraudulent transfer under applicable law. This provision, however, may not be effective to protect the guarantees from being voided under applicable fraudulent transfer laws. In certain bankruptcy court cases, such clause was found to be ineffective to protect the guarantee.

The gaming industry is heavily regulated by local gaming, racing and other regulatory authorities.

The ownership, operation, financing and transfer of gaming and racing facilities are subject to extensive regulation. The operators of our gaming properties must be licensed under applicable state law and, prior to the transfer of gaming and/or racing facilities, including a controlling interest, the new owner or operator generally must become licensed under state law. In addition, many gaming and racing regulatory agencies in the jurisdictions in which our tenants operate require GLPI, its affiliates and certain officers and directors to maintain licenses as a key business entity, supplier or key person because of GLPI’s status as landlord. Some jurisdictions may also limit the number of gaming licenses in which a person may hold an ownership or a controlling interest.

Additionally, substantially all material loans, significant acquisitions, leases, sales of securities and similar financing transactions by us and our subsidiaries must be reported to and in some cases approved by gaming authorities in advance of the transaction. Subject to certain administrative proceeding requirements and regulations, the gaming regulators have the authority to deny any application or limit, condition, restrict, revoke or suspend any license, registration, finding of suitability or approval, or fine any person licensed, registered or found suitable or approved, for any cause deemed reasonable by the gaming authorities. Regulatory actions that substantially restrict our ability to hold, acquire or invest in gaming assets in our chosen markets may have a material adverse impact on our business, financial condition and cash flows, which in turn could have an adverse effect on the price of the notes and our ability to make payments on the notes.

Tax protection agreements may limit our ability to sell or otherwise dispose of certain properties and may require the Operating Partnership to maintain certain debt levels that otherwise would not be required to operate our business.

Proposed sales by us of properties contributed to the Operating Partnership by holders of OP Units, and/or the repayment by us of certain related indebtedness, may affect our shareholders and holders of OP Units differently from an income tax perspective. While we, as sole general partner of the Operating Partnership, have exclusive authority under the amended partnership agreement of the Operating Partnership to determine when to refinance or repay debt or whether, when, and on what terms to sell a property, our ability to take such actions may be limited pursuant to the terms of one or more tax protection agreements that we and the Operating Partnership may enter into from time to time for the benefit of holders of OP Units.

The Operating Partnership has entered into limited tax protection agreements in connection with the contribution of certain properties, and may in the future enter into additional tax protection agreements with contributors of properties. Tax protection agreements typically provide that if the Operating Partnership (i) sells, exchanges, transfers or otherwise disposes of one or more contributed properties in a taxable transaction, or undertakes any taxable merger, combination, consolidation or similar transaction (including a transfer of all or substantially all assets) within a specified protected period, or (ii) fails, prior to the expiration of such period, to maintain certain minimum levels of indebtedness that would be allocable to each protected partner for tax purposes, then the Operating Partnership will indemnify each affected protected partner, against certain resulting tax liabilities. Therefore, although it may be in our shareholders’ best interest for us to cause the Operating Partnership to sell, exchange, transfer or otherwise dispose of one or more contributed properties, it may be economically prohibitive for us to do so until the expiration of the applicable protection period because of these indemnity obligations. These obligations may also require us to cause the Operating Partnership to maintain more or different indebtedness than we would otherwise require for our business.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after the deduction of the underwriting discounts and commissions and our estimated expenses, will be approximately $1.28 billion.

We intend to use the net proceeds from this offering to fund the redemption in full of the 2026 Notes at a redemption price equal to par, plus accrued and unpaid interest to, but not including, the date of redemption, plus a make-whole premium, and any related fees and expenses. We intend to use the remaining proceeds for working capital and general corporate purposes, which may include funding development and expansion projects at existing and new properties, repayment of indebtedness, capital expenditures and other general business purposes.

The 2026 Notes have a 5.375% coupon and mature on April 15, 2026.

Certain of the underwriters and/or their affiliates may hold a position in the 2026 Notes and, as a result, may receive a portion of the net proceeds of the notes offered hereby. See “Underwriting—Conflicts of Interest”.

For the avoidance of doubt, nothing contained in this prospectus supplement constitutes a notice of redemption of the 2026 Notes.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the issuance of the notes offered hereby and the application of the proceeds from this offering as described under “Use of Proceeds”.

You should read this table in conjunction with the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements as of and for the fiscal quarter ended June 30, 2025 contained in our Q2 2025 10-Q, which is incorporated by reference into this prospectus supplement.

	As of June 30, 2025 (in thousands)
	Actual	As Adjusted
Cash and cash equivalents(1)	$604,164	$909,214

Long term debt, including current maturities
$2,090 million Revolving Credit Facility due December 2028	$332,455	$332,455
$600 million Term Loan Credit Facility due September 2027	600,000	600,000
5.375% senior unsecured notes due April 2026(2)	975,000	—
5.750% senior unsecured notes due June 2028	500,000	500,000
5.300% senior unsecured notes due January 2029	750,000	750,000
4.000% senior unsecured notes due January 2030	700,000	700,000
4.000% senior unsecured notes due January 2031	700,000	700,000
3.250% senior unsecured notes due January 2032	800,000	800,000
6.750% senior unsecured notes due December 2033	400,000	400,000
5.625% senior unsecured notes due September 2034	800,000	800,000
6.250% senior unsecured notes due September 2054	400,000	400,000
Notes offered hereby(3)	—	1,300,000
Other	242	242

Total long-term debt	6,957,697	7,282,697
Less: unamortized debt issuance costs, bond premiums and original issuance discounts(4)	(65,389)	(85,339)

Total long-term debt, net of unamortized debt issuance costs, bond premiums and original issuance discounts	$6,892,308	$7,197,358

Shareholders’ equity	4,933,310	4,933,310

Total Capitalization	$11,825,618	$12,130,668

(1)

Does not reflect the interest, make-whole premium and fees and expenses in connection with the redemption of the 2026 Notes, the total amount of which is not currently available and will be calculated on a date close to September 12, 2025, the redemption date.

(2)	Assumes full redemption of the outstanding $975.00 million of the 2026 Notes using the net proceeds from the offering.
(3)	Consists of $600.00 million 5.250% 2033 notes and $700.00 million 5.750% 2037 notes.
(4)	Includes the assumption of new debt issuance costs and original issue discounts related to this offering

DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The following is a summary of principal terms and provisions of the Revolving Credit Agreement, the Term Loan Credit Agreement and our existing senior unsecured notes. This summary is not a complete description of all of the terms and provisions of such indebtedness or the relevant agreements, and is qualified in its entirety by reference to such agreements and related documents.

Revolving Credit Agreement

On May 13, 2022, the Operating Partnership entered into the Revolving Credit Agreement providing for a Revolving Credit Facility in the amount of $1.750 billion maturing in May 2026, plus two six-month extensions at the Operating Partnership’s option. The Operating Partnership is the primary obligor under the Revolving Credit Agreement, which is guaranteed by the Company.

On September 2, 2022, the Operating Partnership entered into an amendment to the Revolving Credit Agreement. Pursuant to the amendment, the Operating Partnership has the right, at any time until December 31, 2024, to elect to re-allocate up to $700 million in existing revolving commitments under the Revolving Credit Agreement to a new revolving credit facility.

On December 2, 2024, the Operating Partnership entered into a second amendment to the Revolving Credit Agreement. Pursuant to the second amendment, the revolving commitments were increased from $1.750 billion to $2.09 billion and the maturity date of the revolving loans and commitments was extended to December 2, 2028. The second amendment also provides the Operating Partnership the right to re-allocate up to $1.04 billion in existing revolving commitments under the Revolving Credit Agreement to one or more new revolving credit facilities (each, a “Bridge Loan Facility”, and collectively, the “Bridge Revolving Facilities”). References below to the Revolving Credit Facility include the Bridge Revolving Facilities.

Loans under any Bridge Revolving Facility are subject to 1% amortization per annum. Amounts repaid under any Bridge Revolving Facility cannot be reborrowed and the corresponding commitments are automatically re-allocated to the Revolving Credit Facility.

Bridge Revolving Facilities are intended to be used solely to fund cash distributions to third-party contributors in connection with their contribution of one or more properties to the Operating Partnership. The Operating Partnership’s ability to borrow under any Bridge Revolving Facility is subject to certain conditions, including pro forma compliance with the Operating Partnership’s financial covenants, as well as the receipt by the agent of a satisfactory conditional guarantee of the loans under the applicable Bridge Revolving Facility by the applicable contributor or its affiliate, subject to the prior enforcement of all remedies against the Operating Partnership, GLPI and other applicable sources other than such guarantor. Loans under the Bridge Revolving Facility will not be treated pro rata with loans under the Revolving Credit Facility.

At June 30, 2025, $332.5 million was outstanding under the Revolving Credit Facility. Additionally, at June 30, 2025, the Company was contingently obligated under letters of credit issued pursuant to the Revolving Credit Facility with face amounts aggregating approximately $0.4 million, resulting in $1,757.2 million of available borrowing capacity under the Revolving Credit Facility as of June 30, 2025.

The interest rates payable on the loans borrowed under the Revolving Credit Facility are, at the Operating Partnership’s option, equal to either a SOFR-based rate or a base rate plus an applicable margin, which ranges from 0.725% to 1.40% per annum for SOFR loans and 0.0% to 0.4% per annum for base rate loans, in each case, depending on the credit ratings assigned to the Revolving Credit Facility. The current applicable margin is 1.05% for SOFR loans and 0.05% for base rate loans. Notwithstanding the foregoing, in no event will the base rate be less than 1.00%. In addition, the Operating Partnership will pay a facility fee on the commitments under the

Revolving Credit Facility, regardless of usage, at a rate that ranges from 0.125% to 0.3% per annum, depending on the credit rating assigned to the Revolving Credit Facility from time to time. The current facility fee rate is 0.25%. The Revolving Credit Facility is not subject to interim amortization except with respect to the Bridge Revolving Facility. The Operating Partnership is not required to repay any loans under the Revolving Credit Facility prior to maturity except as set forth above with respect to the Bridge Revolving Facility. The Operating Partnership may prepay all or any portion of the loans under the Revolving Credit Facility prior to maturity without premium or penalty, subject to reimbursement of any SOFR breakage costs of the lenders and may reborrow loans that it has repaid.

The Revolving Credit Facility contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of GLPI and its subsidiaries to grant liens on their assets, incur indebtedness, sell assets, make investments, engage in acquisitions, mergers or consolidations or pay certain dividends and make other restricted payments. The Revolving Credit Facility includes the following financial covenants, which are measured quarterly on a trailing four-quarter basis: a maximum total debt to total asset value ratio, a maximum senior secured debt to total asset value ratio, a maximum ratio of certain recourse debt to unencumbered asset value and a minimum fixed charge coverage ratio. GLPI is permitted to pay dividends to its shareholders as may be required in order to maintain REIT status, subject to the absence of payment or bankruptcy defaults. GLPI is also permitted to make other dividends and distributions subject to pro forma compliance with the financial covenants and the absence of defaults. The Revolving Credit Facility also contains certain customary affirmative covenants and events of default, including the occurrence of a change of control and termination of the PENN Master Lease (subject to certain replacement rights). The occurrence and continuance of an event of default under the Revolving Credit Facility will enable the lenders under the Revolving Credit Facility to accelerate the loans and terminate the commitments thereunder. At June 30, 2025, the Company was in compliance with all required financial covenants under the Revolving Credit Facility.

Term Loan Credit Agreement

On September 2, 2022, the Operating Partnership entered into the Term Loan Credit Agreement providing for a Term Loan Credit Facility in the amount of $600.0 million maturing in September 2027. The Term Loan Credit Facility is guaranteed by GLPI. At June 30, 2025, the Term Loan Facility was fully drawn.

Subject to customary conditions, including pro forma compliance with financial covenants, the Operating Partnership can obtain additional term loan commitments and incur incremental term loans under the Term Loan Credit Agreement, so long as the aggregate principal amount of all term loans outstanding under the Term Loan Credit Facility does not exceed $1.2 billion plus up to $60 million of transaction fees and costs incurred in connection with specified acquisitions under the Term Loan Credit Agreement (see above). There is currently no commitment in respect of such incremental loans and commitments.

The interest rates per annum applicable to loans under the Term Loan Credit Facility are, at the Operating Partnership’s option, equal to either a SOFR-based rate or a base rate plus an applicable margin, which ranges from 0.85% to 1.7% per annum for SOFR loans and 0.0% to 0.7% per annum for base rate loans, in each case, depending on the credit ratings assigned to the Term Loan Credit Facility. The current applicable margin is 1.30% for SOFR loans and 0.30% for base rate loans. The weighted average interest rate under the Term Loan Credit Facility at June 30, 2025 was 5.62%. In addition, the Operating Partnership will pay a commitment fee on the unused commitments under the Term Loan Credit Facility at a rate that ranges from 0.125% to 0.3% per annum, depending on the credit ratings assigned to the Credit Facility from time to time. The current commitment fee rate is 0.25%.

The Term Loan Credit Facility is not subject to interim amortization. The Operating Partnership is not required to repay any loans under the Term Loan Credit Facility prior to maturity. The Operating Partnership may prepay all or any portion of the loans under the Term Loan Credit Facility prior to maturity without premium or penalty, subject to reimbursement of any SOFR breakage costs of the lenders, and may reborrow loans that it has repaid.

The Term Loan Credit Facility contains customary covenants that, among other things, restrict, subject to certain exceptions, the ability of GLPI and its subsidiaries, including the Operating Partnership, to grant liens on their assets, incur indebtedness, sell assets, engage in acquisitions, mergers or consolidations, or pay certain dividends and make other restricted payments. The financial covenants include the following, which are measured quarterly on a trailing four-quarter basis: (i) maximum total debt to total asset value ratio, (ii) maximum senior secured debt to total asset value ratio, (iii) maximum ratio of certain recourse debt to unencumbered asset value, and (iv) minimum fixed charge coverage ratio. GLPI is required to maintain its status as a REIT and is permitted to pay dividends to its shareholders as may be required in order to maintain REIT status. GLPI is also permitted to make other dividends and distributions, subject to pro forma compliance with the financial covenants and the absence of defaults. The Term Loan Credit Facility also contains certain customary affirmative covenants and events of default. The occurrence and continuance of an event of default, which includes, among others, nonpayment of principal or interest, material inaccuracy of representations and failure to comply with covenants, will enable the lenders to accelerate the loans and terminate the commitments thereunder. At June 30, 2025, the Company was in compliance with all required financial covenants under the Term Loan Credit Facility.

Existing Senior Unsecured Notes

At June 30, 2025, GLPI had:

•	$400.0 million outstanding of 6.250% senior unsecured notes maturing on September 15, 2054 (the “2054 notes”);

•	$800.0 million outstanding of 5.625% senior unsecured notes maturing on September 15, 2034 (the “2034 notes”);

•	$400.0 million outstanding of 6.750% senior unsecured notes maturing on December 1, 2033 (the “2033 notes”);

•	$800.0 million outstanding of 3.250% senior unsecured notes maturing on January 15, 2032 (the “2032 notes”);

•	$700.0 million outstanding of 4.000% senior unsecured notes maturing on January 15, 2031 (the “2031 notes”);

•	$700.0 million outstanding of 4.000% senior unsecured notes maturing on January 15, 2030 (the “2030 notes”);

•	$750.0 million outstanding of 5.300% senior unsecured notes maturing on January 15, 2029 (the “2029 notes”);

•	$500.0 million outstanding of 5.750% senior unsecured notes maturing on June 1, 2028 (the “2028 notes”); and

•

$975.0 million outstanding of 5.375% senior unsecured notes maturing on April 15, 2026 (the “2026 notes”, and collectively with the 2054 notes, 2034 notes, 2033 notes, 2032 notes, 2031 notes, 2030 notes, 2029 notes and 2028 notes, the “existing senior unsecured notes”).

Interest on the 2054 notes and 2034 notes is payable semi-annually on March 15 and September 15 of each year. Interest on the 2033 notes and 2028 notes is payable semi-annually on June 1 and December 1 of each year. Interest on the 2032 notes, 2031 notes, 2030 notes and 2029 notes is payable semi-annually on January 15 and July 15 of each year. Interest on the 2026 notes is payable semi-annually on April 15 and October 15 of each year.

The indenture governing the existing senior unsecured notes contains covenants limiting our ability to: incur additional debt and use our assets to secure debt; merge or consolidate with another company; and, for certain series of notes, make certain amendments to the PENN Master Lease. The indenture governing the existing senior unsecured notes also require us to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions.

We may redeem the existing senior unsecured notes of any series at any time, and from time to time, at a redemption price of 100% of the principal amount of the existing senior unsecured notes redeemed, plus, in certain circumstances, a “make-whole” redemption premium described in the indenture governing the existing senior unsecured notes, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating of certain series of the existing senior unsecured notes, we will be required to give holders of the existing senior unsecured notes of such series the opportunity to sell their existing senior unsecured notes of such series at a price equal to 101% of the principal amount of the existing senior unsecured notes of such series, together with accrued and unpaid interest to, but not including, the repurchase date. The terms of the notes offered hereby do not require us to make an offer to purchase such notes in connection with a change of control accompanied by a decline in the credit rating of such notes. The existing senior unsecured notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

DESCRIPTION OF NOTES

General

In this description, (1) the “Operating Partnership” refers only to GLP Capital, L.P., and not to any of its Subsidiaries, (2) “Capital Corp.” refers only to GLP Financing II, Inc., and not to any of its Subsidiaries, (3) “Issuers”, “we”, “us” and “our” refer only to the Operating Partnership and Capital Corp., (4) “Guarantor” refers only to Gaming and Leisure Properties, Inc. and not to any of its Subsidiaries and (5) “notes” collectively refers to $600,000,000 aggregate principal amount of the Issuers’ 5.250% senior notes due 2033 (the “2033 notes”) and $700,000,000 aggregate principal amount of the Issuers’ 5.750% senior notes due 2037 (the “2037 notes”).

The notes will be issued in two series of debt securities, as described below, in each case under the indenture, dated as of October 30, 2013 (the “base indenture”), among the Issuers, the Guarantor and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee, as supplemented by the supplemental indenture among the Issuers, the Guarantor and the trustee, dated as of March 28, 2016 (the “first supplemental indenture”). The terms of the notes will include those stated in the base indenture as supplemented by the first supplemental indenture as well as those stated in an additional supplemental indenture or officer’s certificate, as applicable, related to the notes (the base indenture, as supplemented by the first supplemental indenture and by such additional supplemental indenture or officer’s certificate, as applicable, is referred to as the “indenture”) and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is a summary of the material provisions of the indenture. It does not restate the indenture in its entirety. We urge you to read the indenture because the indenture, and not this description, defines your rights as holders of the notes. The indenture is available from us upon request. See “—Additional Information” and “Where You Can Find More Information”.

Certain defined terms used in this description but not defined below under the caption “—Certain Definitions” have the meanings assigned to them in the indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Note Guarantee

The Notes

The notes:

•	will be general senior unsecured obligations of the Issuers;

•

will be pari passu in right of payment with all of the Issuers’ senior indebtedness, including the Existing Notes and borrowings under the Revolving Credit Facility and the Term Loan Credit Facility, without giving effect to collateral arrangements;

•	will be effectively subordinated in right of payment to all of the Issuers’ secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	will be senior in right of payment to all of the Issuers’ senior subordinated or subordinated indebtedness;

•	will be structurally subordinated to all liabilities of the Issuers’ subsidiaries (other than Capital Corp., which is a co-Issuer of the notes); and

•	will be fully and unconditionally guaranteed by the Guarantor.

The Note Guarantee

The notes will be guaranteed by the Guarantor; however, the Guarantor is not subject to most of the covenants in the indenture.

The guarantee of the notes:

•	will be a general unsecured obligation of the Guarantor;

•

will be pari passu in right of payment with all of the Guarantor’s senior indebtedness, including its guarantee of the Existing Notes and borrowings under the Revolving Credit Facility and the Term Loan Credit Facility, without giving effect to collateral arrangements;

•	will be effectively subordinated in right of payment to all of the Guarantor’s secured indebtedness to the extent of the value of the assets securing such indebtedness;

•	will be senior in right of payment to all of the Guarantor’s senior subordinated or subordinated indebtedness; and

•

will be structurally subordinated to all liabilities of the Guarantor’s subsidiaries (other than the Issuers).The obligation of the Guarantor under its guarantee is limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law.

As of June 30, 2025, as adjusted to give effect to the issuance of the notes offered hereby and the application of the proceeds from this offering as described in “Use of Proceeds”, (i) the Issuers, the Guarantor and the Issuers’ Subsidiaries would have had $7.2 billion of long-term indebtedness, net of unamortized issuance costs, bond premiums and original issuance discounts, including $1.3 billion representing the notes offered hereby and $5.050 billion of Existing Notes, $600.0 million of indebtedness outstanding under the Term Loan Credit Facility (which is fully drawn), $332.5 million of indebtedness outstanding under the Revolving Credit Facility, and would have had approximately $1,757.2 million of availability under the Revolving Credit Facility (including $0.4 million of contingent obligations under letters of credit); (ii) the Issuers and the Guarantor would have had no secured indebtedness; and (iii) the liabilities of the Issuers’ Subsidiaries (other than Capital Corp.) would have consisted primarily of payables, deferred taxes, intercompany debt and other ordinary course liabilities. The indenture permits the Issuers and the Issuers’ Subsidiaries to incur substantial additional indebtedness and does not limit the amount of indebtedness that the Guarantor may incur.

Capital Corp.

Capital Corp. is a Delaware corporation and a wholly owned Subsidiary of the Operating Partnership. Capital Corp. is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-Issuer or guarantor for certain debt obligations the Operating Partnership may incur or guarantee from time to time. As a result, prospective purchasers of the notes should not expect Capital Corp. to participate in servicing the interest and principal obligations on the notes. See “—Certain Covenants—Limitation on Activities of Capital Corp.”

Principal, Maturity and Interest

The Issuers are issuing $600,000,000 aggregate principal amount of their 5.250% Senior Notes due 2033 (the “2033 notes”) and $700,000,000 aggregate principal amount of their 5.750% Senior Notes due 2037 (the “2037 notes” and, together with the 2033 notes, the “notes”). The 2033 notes and the 2037 notes will each constitute a separate series of debt securities under the indenture. The Issuers may issue additional notes of the same or different series from time to time under the indenture. Any issuance of additional notes is subject to the covenants set forth below under “—Certain Covenants—Limitations on Incurrence of Indebtedness”. The notes and any additional notes of the same series subsequently issued will be treated as a single series for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Unless the context otherwise requires, for all purposes of the indenture and this “Description of Notes”, references to the notes include any additional notes actually issued. The Issuers will issue notes in denominations of $2,000 and integral multiples of $1,000.

The entire principal amount of the 2033 notes will mature and become due and payable, together with any accrued and unpaid interest, on February 15, 2033. The 2033 notes will not be entitled to the benefit of any sinking fund. Interest on the 2033 notes will accrue at the rate of 5.250% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing February 15, 2026. The Issuers will make each interest payment on the 2033 notes to the holders of record on the immediately preceding February 1 and August 1.

The entire principal amount of the 2037 notes will mature and become due and payable, together with any accrued and unpaid interest, on November 1, 2037. The 2037 notes will not be entitled to the benefit of any sinking fund. Interest on the 2037 notes will accrue at the rate of 5.750% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing May 1, 2026. The Issuers will make each interest payment on the 2037 notes to the holders of record on the immediately preceding April 15 and October 15.

Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If any interest payment date, redemption date, repurchase date or maturity date falls on a day that is not a business day, the required payment of principal, premium, if any, and/or interest may be made on the next succeeding business day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, redemption date, repurchase date or maturity date, as the case may be, to the date of such payment on the next succeeding business day.

Redemption

Optional Redemption

Prior to December 15, 2032 (two months prior to their maturity date) (the “2033 Par Call Date”), the Issuers may redeem the 2033 notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2033 notes matured on the 2033 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2033 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the 2033 Par Call Date, the Issuers may redeem the 2033 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2033 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Prior to August 1, 2037 (three months prior to their maturity date) (the “2037 Par Call Date”), the Issuers may redeem the 2037 notes at their option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2037 notes matured on the 2037 Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2037 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the 2037 Par Call Date, the Issuers may redeem the 2037 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2037 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuers in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuers after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date of the notice of redemption based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuers shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the date of the notice of redemption H.15 TCM is no longer published, the Issuers shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date of the notice of redemption of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, the Issuers shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuers shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuers’ actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Gaming Redemption

In addition to the foregoing, if any Gaming Authority requires that a holder or Beneficial Owner of notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such holder or Beneficial Owner:

(1)

fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

(2)

is denied such license or qualification or not found suitable, or if any Gaming Authority otherwise requires that notes from any holder or Beneficial Owner be redeemed, subject to applicable Gaming Laws the Issuers shall have the right, at their option:

(i)

to require any such holder or Beneficial Owner to dispose of its notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

(ii)	to call for the redemption of the notes of such holder or Beneficial Owner at a redemption price equal to the least of:

(A)

the principal amount thereof, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority,

(B)

the price at which such holder or Beneficial Owner acquired the notes, together with accrued interest to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority, or

(C)	such other lesser amount as may be required by any Gaming Authority.

The Issuers shall notify the trustee in writing of any such redemption as soon as practicable. The holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

No Mandatory Redemption

The Issuers are not required to make mandatory redemption or sinking fund payments with respect to the notes.

Selection and Notice

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed; provided that redemption notices may be mailed or given less than 10 days or more than 60 days prior to a redemption date if so required by any applicable Gaming Authority in connection with a redemption described above under the caption “—Redemption—Gaming Redemption”.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Issuers default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption. For the avoidance of doubt, the Trustee shall not have any responsibility for calculating the redemption price.

Subject to applicable securities laws, the Issuers or their affiliates may at any time and from time to time purchase notes or other indebtedness. Any such purchases may be made through open market or privately negotiated transactions with third parties or pursuant to one or more tender or exchange offers or otherwise, upon such terms and at such prices as well as with such consideration as the Issuers or any such affiliates may determine.

Certain Covenants

Limitations on Incurrence of Indebtedness

Limitation on Total Debt. The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Indebtedness, the Total Debt of the Issuers and their Subsidiaries on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness) would exceed 60% of the sum of (i) Total Asset Value as of the end of the Latest Completed Quarter and (ii) any increase in Total Asset Value since the end of the Latest Completed Quarter (such sum of (i) and (ii), “Adjusted Total Asset Value”); provided, however, that from and after the consummation of a Significant Acquisition, such percentage shall be 65% for the fiscal quarter in which such Significant Acquisition is consummated and the three consecutive fiscal quarters immediately succeeding such fiscal quarter.

Limitation on Secured Debt. The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt, the Secured Debt of the Issuers and their Subsidiaries on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness) would exceed 40% of Adjusted Total Asset Value.

Interest Coverage Ratio. The Issuers shall not, and shall not permit any of their Subsidiaries to, incur any Indebtedness (other than Permitted Debt) if, immediately after giving effect to the incurrence of such additional Indebtedness, the ratio of Consolidated EBITDA to Interest Expense for the Issuers and their Subsidiaries (the “Coverage Ratio”) for the four consecutive fiscal quarter period ending on and including the Latest Completed Quarter would be less than 1.50 to 1.00 on a pro forma basis (including pro forma application of the net proceeds from such Indebtedness).

Limitation on Subordinated Debt and Subsidiary Guarantees. The Issuers shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any other Indebtedness of the Issuers, unless such Indebtedness is expressly subordinated in right of payment to the notes. The foregoing does not apply to distinctions between categories of Indebtedness that exist by reason of any Liens securing some but not all of such Indebtedness or securing such Indebtedness with greater or lesser priority or with different collateral or as a result of provisions that apply proceeds or amounts received by the borrower, obligor or Issuer following a default or exercise of remedies in a certain order of priority.

In addition, following the date of the indenture, no Subsidiary of the Operating Partnership (excluding Capital Corp.) will directly or indirectly guarantee, or become jointly and severally liable with respect to any Debt Securities of the Operating Partnership (excluding, in any event, (x) Acquired Debt and (y) guarantees of such Acquired Debt or any other Indebtedness of the Operating Partnership to the extent a guarantee is required as a result of the assumption by the Operating Partnership of such Acquired Debt described in clause (x) pursuant to the terms thereof as they existed at the time of and after giving effect to (and are not modified in contemplation of, other than to give effect to) the assumption of or acquisition of such Acquired Debt) issued after the date of the indenture, unless a guarantee is provided in respect of the notes by such Subsidiary.

Maintenance of Total Unencumbered Assets

The Issuers and their Subsidiaries shall maintain Total Unencumbered Asset Value of not less than 150% of Unsecured Debt, in each case calculated as of the end of the Latest Completed Quarter.

Reports

Whether or not required by the SEC, so long as any notes are outstanding, the Issuers will furnish to the trustee with written instructions for mailing (or in the case of global notes, delivery pursuant to applicable DTC procedures) to the holders of notes, within 30 days after the time periods specified in the SEC’s rules and regulations:

(1)

all quarterly and annual financial information that is filed or that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if or as if the Issuers were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuers’ certified independent accountants; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if the Issuers were required to file such reports.

The availability of the foregoing materials on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Issuers’ obligations to furnish such materials to the trustee with written instructions for mailing (or in the case of global notes, delivery pursuant to applicable DTC procedures) to the holders of notes; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Notwithstanding the foregoing, for so long as the Guarantor guarantees the notes (or in the event that another parent entity of the Issuers becomes a guarantor of the notes), the Issuers may satisfy their obligations to furnish the reports and other information described above by furnishing such reports filed by, or such information of, the Guarantor (or such other parent guarantor, respectively) and the availability of the Guarantor’s (or such other parent guarantor’s, as applicable) information on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy such obligation.

Consolidation, Merger and Sale of Assets

Each Issuer may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not such Issuer is the surviving entity); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of such Issuer and its Subsidiaries taken as a whole to another Person unless:

(1)

either (a) such Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia (provided that if such Person is not a corporation, a co-obligor of the notes is a corporation organized or existing under such laws);

(2)

the Person formed by or surviving any such consolidation or merger (if other than an Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3)	immediately after such transaction no default or event of default exists with respect to the notes.

The Guarantor may not, directly or indirectly: (x) consolidate or merge with or into another Person (whether or not the Guarantor is the surviving corporation); or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries taken as a whole to another Person unless:

(1)

either (a) the Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)

the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Guarantor under the notes and the indenture pursuant to agreements reasonably satisfactory to the trustee; and

(3)	immediately after such transaction no default or event of default exists with respect to the notes.

Upon any sale, assignment, transfer, conveyance or other disposition of all or substantially all of an Issuer’s or the Guarantor’s, as applicable, and its Subsidiaries’ assets, taken as a whole, in compliance with the provisions of this “Consolidation, Merger and Sale of Assets” covenant, such Issuer or the Guarantor, as applicable, will be released from the obligations under the notes or its guarantee, respectively, and the indenture except with respect to any obligations that arise from, or are related to, such transaction.

This “Consolidation, Merger and Sale of Assets” covenant will not apply to:

(1)	a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among the Guarantor, the Issuers (or an Issuer) or any of the Issuers’ Subsidiaries;

(2)

a merger between the Issuers (or an Issuer), the Guarantor or any Subsidiary respectively, and an Affiliate of an Issuer, the Guarantor or such Subsidiary incorporated or formed solely for the purpose of reincorporating or reorganizing an Issuer, the Guarantor or such Subsidiary in another state of the United States or changing the legal domicile or form of an Issuer, the Guarantor or such Subsidiary or for the sole purpose of forming or collapsing a holding company structure; or

(3)

the lease of all or substantially all of the real estate assets of the Guarantor or any Issuer, or any of their respective Subsidiaries, to PENN or its Subsidiaries or another operator pursuant to the PENN Master Lease, Pinnacle Master Lease or another real estate lease or leases.

The description above includes a phrase relating to the sale or disposition of “all or substantially all” of the properties or assets of the Issuers or the Guarantor, and their respective Subsidiaries. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law.

Limitation on Activities of Capital Corp.

Capital Corp. will not hold any material assets, become liable for any material obligations or engage in any significant business activities; provided, that Capital Corp. may be a co-obligor or guarantor with respect to indebtedness if the Operating Partnership is an obligor on or guarantor of such indebtedness and the net proceeds of such indebtedness are funded to, or at the direction of, the Operating Partnership or a Subsidiary thereof other than Capital Corp.

Certain Definitions

“2013 Offering Memorandum” means the offering memorandum of the Issuers, dated October 23, 2013.

“Acquired Debt” means, with respect to any specified Person:

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Asset Value” means, at any date of determination, the sum of:

(1)

in the case of any Income Property (or group of Income Properties, including, without limitation, the PENN Master Lease Properties), the Capitalized Value of such Income Property (or group of Income Properties) as of such date; provided, however, that the Asset Value of each Income Property (other than a former Development Property or Redevelopment Property) during the first four complete fiscal quarters following the date of acquisition thereof shall be the greater of (i) the acquisition price thereof and (ii) the Capitalized Value thereof (provided that the Asset Value shall be the acquisition price thereof if results of one full fiscal quarter after the acquisition thereof are not available with respect to such Income Property (or group of Income Properties) (and after results of one full fiscal quarter after the acquisition thereof are available, the Capitalized Value thereof may be determined by annualizing such results) including for purposes of determining any increase in Total Asset Value since the end of the Latest Completed Quarter); provided, further, that an adjustment shall be made to the Asset Value of any Income Property (in an amount reasonably determined by an Issuer) as new tenancy leases are entered into, or existing tenancy leases terminate or expire, in respect of such Income Property;

(2)

in the case of any Development Property or Redevelopment Property (or former Development Property or Redevelopment Property) prior to the date when financial results are available for at least one complete fiscal quarter following completion or opening of the applicable development project, 100% of the book value (determined in accordance with GAAP but determined without giving effect to any depreciation) of any such Development Property or Redevelopment Property (or former Development Property or Redevelopment Property); and

(3)	100% of the book value (determined in accordance with GAAP) of any undeveloped land owned or leased as of such date of determination.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Capitalized Value” means, with respect to the Penn Master Lease Properties or any other group of related properties or any other property, the Property EBITDA of the Penn Master Lease Properties or such other group of related properties or such property, as the case may be, for the most recent four completed fiscal quarters divided by 8.25%.

“Consolidated EBITDA” means, for the applicable test period, the net income (or net loss) of the Issuers and their Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, except to the extent that GAAP is not applicable, including, without limitation, with respect to the determination of all extraordinary, non-cash and non-recurring items ((x) excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges and (y) before giving effect to cash dividends on preferred units of the Issuers or charges resulting from the redemption of preferred units of the Issuers attributable to the Issuers and their Subsidiaries for such period determined on a consolidated basis in conformity with GAAP);

(1) plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)	interest expense (whether paid or accrued and whether or not capitalized);

(b)	income tax expense;

(c)	depreciation expense;

(d)	amortization expense;

(e)

extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, impairment charges, fees, costs and expenses relating to the Penn Transactions, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(f)	expenses and losses associated with hedging agreements;

(g)	expenses and losses resulting from fluctuations in foreign exchange rates;

(h)

other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the Issuers such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

(i)	the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

(j)

severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities);

(k)	equity-based compensation; and

(l)

to the extent not included in net income or, if otherwise excluded from Consolidated EBITDA due to the operation of clause (2)(a) below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to any property which has been closed or had operations curtailed for such period;

provided that such amount of insurance proceeds shall only be included pursuant to this clause (l) to the extent of the amount of insurance proceeds plus Consolidated EBITDA attributable to such property for such period (without giving effect to this clause (l)) does not exceed Consolidated EBITDA attributable to such property during the most recent four consecutive fiscal quarter period that such property was fully operational (or if such property has not been fully operational for the most recent such period prior to such closure or curtailment, the Consolidated EBITDA attributable to such property during the consecutive fiscal quarter period prior to such closure or curtailment (for which financial results are available) annualized over four fiscal quarters);

(2) minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)	extraordinary, non-recurring and unusual gains (other than insurance proceeds);

(b)	gains attributable to hedging agreements;

(c)	non-cash gains resulting from fluctuations in foreign exchange rates; and

(d)	other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course.

For purposes of this definition, net income (net loss) shall only include the Issuers’ Ownership Share of net income (net loss) of their non-wholly owned Subsidiaries and Unconsolidated Affiliates and, accordingly, there shall be no deduction from net income or Consolidated EBITDA for non-controlling or minority interests in such Persons.

Consolidated EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Consolidated EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Consolidated EBITDA, all amounts shall be as reasonably determined by an Issuer, and in accordance with GAAP except to the extent that GAAP is not applicable, including, without limitation, with respect to the determination of extraordinary, non-cash or non-recurring items.

“Consolidated Financial Statements” means, with respect to any Person, collectively, the consolidated financial statements and notes to those financial statements, of that Person and its Subsidiaries prepared in accordance with GAAP.

“Credit Facilities” means one or more debt facilities or commercial paper facilities (providing for revolving credit loans, term loans, other loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit) or debt securities, including any related notes, guarantees, collateral documents, agreements relating to swap or other hedging obligations, and other instruments, agreements and documents executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced, restructured or otherwise refinanced in whole or in part from time to time by one or more agreements, facilities (whether or not in the form of a debt facility or commercial paper facility) or instruments.

“Debt Securities” means any debt securities, as such term is commonly understood, issued in any public offering or private placement in an aggregate principal amount of $100.0 million or more.

“Development Property” means real property (a) acquired for, or currently under, development into an Income Property that, in accordance with GAAP, would be classified as an asset on the consolidated balance sheet of the Issuers and their Subsidiaries and (b) of the type described in clause (a) of this definition to be (but not yet) acquired by the Issuers or any of their Subsidiaries upon completion of construction pursuant to a contract in which the seller of such real property is required to build, develop or renovate prior to, and as a condition precedent to, such acquisition.

“Existing Notes” means the Issuers’ 5.375% Senior Notes due 2026, 5.750% Senior Notes due 2028, 5.30% Senior Notes due 2029, 4.00% Senior Notes due 2030, 4.000% Senior Notes due 2031, 3.250% Senior Notes due 2032, 6.750% Senior Notes due 2033, 5.625% Senior Notes due 2034 and 6.250% Senior Notes due 2054.

“Fitch” means Fitch Ratings, Inc., doing business as Fitch Ratings, or any successor thereto.

“GAAP” means generally accepted accounting principles set forth as of the relevant date in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), including, without limitation, any Accounting Standards Codifications, which are applicable to the circumstances as of the date of determination; provided that if, as of a particular date as of which compliance with the covenants contained in the indenture is being determined, there have been changes in generally accepted accounting principles from those that applied to the consolidated financial statements of either Issuer or the Guarantor for the year ended December 31, 2024, the Issuers may, in their sole discretion, determine compliance with the covenants contained in the indenture using generally accepted accounting principles, consistently applied, as in effect as of the end of any fiscal quarter selected by the Issuers, in its sole discretion, that is on or after December 31, 2024 and prior to the date as of which compliance with the covenants in the indenture is being determined (“Fixed GAAP”), and, solely for purposes of calculating the covenants as of such date, “GAAP” shall mean Fixed GAAP; provided further that, in the case of GAAP or Fixed GAAP, (1) any lease that is accounted for by any Person as an operating lease as of the Issue Date, (2) the Pinnacle Master Lease and (3) any similar lease to either lease referred to in clauses (1) and (2) and entered into after the Issue Date by any Person may, in the sole discretion of the Operating Partnership, be accounted for as an operating lease for purposes of the notes and the indenture with respect to the notes (and shall not constitute a capitalized lease).

“Gaming Approval” means any and all approvals, licenses, authorizations, permits, consents, rulings, orders or directives (a) relating to any gaming business (including pari-mutuel betting) or enterprise, including to enable the Issuers or any of their Subsidiaries or affiliates to engage in or manage the casino, gambling, horse racing or gaming business or otherwise continue to conduct or manage such business substantially as is presently conducted or managed or contemplated to be conducted or managed following the Issue Date or (b) required by any Gaming Law.

“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any gaming business or enterprise or any Gaming Facility, or with regulatory, licensing or permitting authority or jurisdiction over any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuers or any of their Subsidiaries.

“Gaming Facility” means any gaming or pari-mutuel wagering establishment, including any casino or “racino”, and other property or assets ancillary thereto or used in connection therewith, including any casinos, hotels, resorts, racetracks, off-track wagering sites, theaters, parking facilities, recreational vehicle parks, timeshare operations, retail shops, restaurants, other buildings, restaurants, theatres, related or ancillary businesses, land, golf courses and other recreation and entertainment facilities, marinas, vessels, barges, ships and equipment.

“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities (including card club casinos and pari-mutuel racetracks) and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses regulatory, licensing or permit authority over gambling, gaming, racing or Gaming Facility activities conducted or managed by the Issuers or any of their Subsidiaries or affiliates within its jurisdiction; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.

“Income Property” means any real or personal property or assets or vessels (including any personal property ancillary thereto or used in connection therewith or in support thereof) owned, operated or leased or otherwise controlled by the Issuers or their Subsidiaries and earning, or intended to earn, current income whether from rent, lease payments, operations or otherwise. “Income Property” shall not include any Development Property, Redevelopment Property or undeveloped land during the period such property or assets or vessels are Development Properties, Redevelopment Properties or undeveloped land as reasonably determined by an Issuer.

“Indebtedness” means, as of any date of determination, all indebtedness for borrowed money of the Issuers and their Subsidiaries that is included as a liability on the Consolidated Financial Statements of the Issuers in accordance with GAAP, excluding: (i) any indebtedness to the extent Discharged or to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness), (ii) Intercompany Debt, (iii) all liabilities associated with customary exceptions to non-recourse indebtedness, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar exceptions and (iv) any redeemable equity interest in the Issuers; provided that Indebtedness of a Subsidiary of any of the Issuers that is not a wholly owned Subsidiary of the Issuers shall be reduced to reflect the Issuers’ proportionate interest therein.

“Intercompany Debt” means, as of any date, Indebtedness to which the only parties are the Guarantor, the Issuers and any of their respective Subsidiaries as of such date; provided, however, that with respect to any such Indebtedness of which any of the Issuers is the borrower, such Indebtedness is subordinate in right of payment to the notes.

“Interest Expense” means, for any period of time, the aggregate amount of interest payable in cash on Indebtedness of the Issuers and their Subsidiaries, net of interest income and payments received under swap and other hedging agreements or arrangements relating to interest rates, and excluding (i) any commitment, upfront, arrangement or structuring fees or premiums (including redemption and prepayment premiums) or original issue discount, (ii) interest reserves funded from the proceeds of any Indebtedness, (iii) any cash costs associated with breakage in respect of hedging agreements for interest rates, (iv) all cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, and (v) amortization of deferred financing costs; provided that the components of Interest Expense relating to a Subsidiary of any of the Issuers that is not a wholly owned Subsidiary of the Issuers shall be reduced to reflect the Issuers’ proportionate interest therein.

“Issue Date” means August 27, 2025.

“Latest Completed Quarter” means, as of any date, the most recently ended fiscal quarter of the Issuers for which Consolidated Financial Statements of the Issuers (or the Guarantor or another parent guarantor, as applicable) have been completed, it being understood that at any time when the Issuers (or the Guarantor or another parent guarantor, as applicable) are subject to the informational requirements of the Exchange Act, and in accordance therewith file annual and quarterly reports with the SEC, the term “Latest Completed Quarter” shall be deemed to refer to the fiscal quarter covered by the Issuers’ (or the Guarantor’s or another parent guarantor’s, as applicable) most recently filed Quarterly Report on Form 10-Q, or, in the case of the last fiscal quarter of the year, the Issuers’ (or the Guarantor’s or another parent guarantor’s, as applicable) Annual Report on Form 10-K.

“Lien” means, with respect to any asset (without duplication), any lien, security interest or other type of preferential arrangement for security, including, without limitation, the lien or retained security title of a conditional vendor; provided that, for purposes hereof, “Lien” shall not include any Lien related to Indebtedness that has been Discharged or otherwise satisfied by the Issuers or any of their Subsidiaries in accordance with the provisions thereof, including through the deposit of cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee with respect to third party indebtedness).

“Ownership Share” means, with respect to any Subsidiary (other than a wholly owned Subsidiary of any of the Issuers) or any Unconsolidated Affiliate of the Issuers, the Issuers’ relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational document of such Subsidiary or Unconsolidated Affiliate.

“Penn” means PENN Entertainment, Inc., a Pennsylvania corporation.

“Penn Master Lease” means that certain Master Lease, dated as of November 1, 2013, between the Operating Partnership (and any Subsidiaries of the Operating Partnership acting as landlord or co-landlord) and the Penn Tenant, as it has been amended through the date hereof and may be amended, supplemented or modified from time to time.

“Penn Master Lease Properties” means, as of any date of determination, the real properties that are leased to Penn Tenant pursuant to the Penn Master Lease.

“Penn Tenant” means Penn Tenant, LLC, a Pennsylvania limited liability company, in its capacity as tenant under the Penn Master Lease, and its successors in such capacity.

“Penn Transactions” means the “Transactions” (as defined in the base indenture).

“Permitted Debt” means:

(1)	Indebtedness incurred under the Credit Facilities on or prior to the date of the indenture; and

(2)	Indebtedness represented by the Existing Notes.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pinnacle” means Pinnacle Entertainment, Inc., a Delaware corporation.

“Pinnacle Master Lease” means that certain master lease, dated as of April 28, 2016, between Pinnacle MLS, LLC, as tenant, and Gold Merger Sub, LLC (as successor to Pinnacle), as landlord, as such Master Lease has been amended through the date hereof and may be amended, supplemented or modified from time to time.

“pro forma basis” means:

(1)

For purposes of calculating the amount of Total Debt or Secured Debt or Unsecured Debt under “—Certain Covenants—Limitations on Incurrence of Indebtedness—Limitation on Total Debt” and “—Limitation on Secured Debt”, there shall be excluded Indebtedness to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) or which has been repaid, discharged, defeased (whether by covenant or legal defeasance), retired, repurchased or redeemed or otherwise satisfied on or prior to the date such calculation is being made or for which the Guarantor, the Issuers or any of their Subsidiaries has irrevocably made a deposit to repay, defease (whether by covenant or legal defeasance), discharge, repurchase, retire or redeem or otherwise satisfy or called for redemption, defeasance (whether by covenant or legal defeasance), discharge, repurchase or retirement, on or prior to the date such calculation is being made (collectively, “Discharged”);

(2)	For purposes of calculating the Coverage Ratio:

(a)

in the event that the Issuers or any of their Subsidiaries incurs, assumes, guarantees or Discharges any Indebtedness (other than ordinary working capital borrowings) subsequent to the commencement of the period for which the Coverage Ratio is being calculated and on or prior to the date such calculation is being made, then the Coverage Ratio will be calculated giving pro forma effect thereto, and the use of the proceeds therefrom (including any such transaction giving rise to the need to calculate the Coverage Ratio), in each case, as if the same had occurred at the beginning of the applicable four-quarter period and Interest Expense relating to any such Indebtedness that has been Discharged or to the extent secured by cash, cash equivalents or marketable securities (it being understood that cash collateral shall be deemed to include cash deposited with a trustee or other agent with respect to third party indebtedness) shall be excluded;

(b)

acquisitions or investments that have been made by the Issuers or any of their Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter period or subsequent to such period and on or prior to the date such calculation is being made, and the change in Consolidated EBITDA resulting therefrom, will be given pro forma effect as if they had occurred on the first day of the four-quarter period, and Consolidated EBITDA for such period shall include the Consolidated EBITDA of the acquired entities or applicable to such investments, and related transactions, and shall otherwise be calculated on a pro forma basis;

(c)

(i) any Person that is a Subsidiary on the date such calculation is being made will be deemed to have been a Subsidiary at all times during the applicable four-quarter period, and (ii) any Person that is not a Subsidiary on the date such calculation is being made will be deemed not to have been a Subsidiary at any time during the applicable four-quarter reference period;

(d)

the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date such calculation is being made, will be excluded;

(e)

the Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the date such calculation is being made, will be excluded, but only to the extent that the obligations giving rise to such Interest Expense will not be obligations of the Issuers or any of their Subsidiaries following the date such calculation is being made; and

(f)

interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Issuers may designate.

“Property EBITDA” means, for any period of time with respect to the Penn Master Lease Properties or any other group of related properties or any property (excluding any properties that are not Income Properties), the sum, with respect to the Penn Master Lease Properties or other group of related properties or property, of the net income (or net loss) derived from such property for such period (excluding, without duplication, gains (or losses) from dispositions of depreciable real estate investments, property valuation losses and impairment charges);

(1)	plus, without duplication and solely to the extent already deducted (and not added back) in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)	interest expense (whether paid or accrued and whether or not capitalized);

(b)	income tax expense;

(c)	depreciation expense;

(d)	amortization expense;

(e)

extraordinary, non-recurring and unusual items, charges or expenses (including, without limitation, property valuation losses, impairment charges, fees, costs and expenses relating to the Penn Transactions, prepayment penalties and costs, fees or expenses incurred in connection with any capital markets offering, debt financing, or amendment thereto, redemption or exchange of indebtedness, lease termination, business combination, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed));

(f)	expenses and losses associated with hedging agreements;

(g)	expenses and losses resulting from fluctuations in foreign exchange rates;

(h)

other non-cash items, charges or expenses reducing net income (or increasing net loss) (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made in which case, at the election of the Issuers such items may be added back when accrued and deducted from net income when paid in cash, or given effect (and not added back to net income) when accrued or reserved);

(i)	the amount of integration costs deducted (and not added back) in such period in computing the net income (or net loss);

(j)

severance, relocation costs, signing costs, retention or completion bonuses, transition costs, curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities); and

(k)

to the extent not included in net income or, if otherwise excluded from Property EBITDA due to the operation of clause (2)(a) below, the amount of insurance proceeds received during such period, or after such period and on or prior to the date the calculation is made with respect to such period, attributable to such property;

(2)	minus, without duplication and solely to the extent included in arriving at such net income (or net loss), the sum of the following amounts for such period:

(a)	extraordinary, non-recurring and unusual gains (other than insurance proceeds);

(b)	gains attributable to hedging agreements;

(c)	non-cash gains resulting from fluctuations in foreign exchange rates; and

(d)	other non-cash gains increasing net income (or decreasing net loss) other than accruals in the ordinary course;

provided that to the extent any amounts referred to in this definition or deducted in calculating net income (or net loss) (including any costs or expenses included in calculating net income (or net loss)) are required to be paid by the Penn Tenant under the Penn Master Lease or any other Person that is a lessee or operator of any such property, such amounts will not be subtracted, and will be added back to Property EBITDA for the applicable property or group of properties.

Property EBITDA will be adjusted, without duplication, to give pro forma effect: (x) in the case of any assets having been placed-in-service or removed from service since the beginning of the period and on or prior to the date of determination, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the placement of such assets in service or removal of such assets from service as if the placement of such assets in service or removal of such assets from service occurred at the beginning of the period; and (y) in the case of any acquisition or disposition of any asset or group of assets since the beginning of the period and on or prior to the date of determination, including, without limitation, by merger, or stock or asset purchase or sale, to include or exclude, as the case may be, any Property EBITDA earned or eliminated as a result of the acquisition or disposition of those assets as if the acquisition or disposition occurred at the beginning of the period. For purposes of calculating Property EBITDA, all amounts shall be as determined reasonably by an Issuer, and in accordance with GAAP except to the extent that GAAP is not applicable.

“Redevelopment Property” means any real property owned by an Issuer or its Subsidiaries that operates or is intended to operate as an Income Property (a)(i) that has been acquired by an Issuer or any of its Subsidiaries with a view toward renovating or rehabilitating such real property at an aggregate anticipated cost of at least 10% of the acquisition cost thereof and such renovation or rehabilitation is expected to disrupt the occupancy of at least 30% of the square footage of such property or (x) that an Issuer or any of its Subsidiaries intends to renovate or rehabilitate at an aggregate anticipated cost in excess of (y) 10% of the Capitalized Value of such real property immediately prior to such renovation or rehabilitation and such renovation or rehabilitation is expected to temporarily reduce the Property EBITDA attributable to such property by at least 30% as compared to the immediately preceding comparable prior period and or (ii) with respect to which an Issuer or a Subsidiary thereof has entered into a binding construction contract or construction has commenced, (b) that does not qualify as a “Development Property” and (c) that an Issuer so desires to classify as a “Redevelopment Property” for purposes of the notes.

“Revolving Credit Facility” means the revolving credit facility under the Credit Agreement, dated as of May 13, 2022, as further amended on September 2, 2022 and December 2, 2024, by and among the Operating Partnership, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other agents and lenders party thereto from time to time, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended through the Issue Date and as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original agents and lenders under such Revolving Credit Facility or other agents or other lenders).

“Secured Debt” means, as of any date of determination, the portion of Total Debt as of such date that is secured by a Lien on property or assets of the Issuers or any of their Subsidiaries.

“Significant Acquisition” means an acquisition in which the aggregate consideration (whether in the form of cash, securities, goodwill, or otherwise) with respect to such acquisition is not less than five percent (5%) of Total Asset Value immediately prior to such acquisition.

“Significant Subsidiary” means any Subsidiary of an Issuer having (together with its Subsidiaries) assets that constitute five percent (5%) or more of Total Asset Value as of the end any of the most recently completed fiscal year of the Issuers for which Consolidated Financial Statements have been prepared prior to the date of determination.

“Subsidiary” means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of an Issuer, and in the case of each of clauses (i) and (ii) which is required to be consolidated with such Person in accordance with GAAP.

“Term Loan Credit Facility” means the credit facility under the Term Loan Credit Agreement, dated as of September 2, 2022, by and among the Operating Partnership as borrower, Wells Fargo Bank, National Association, as administrative agent, and the other lenders party thereto, including any related notes, guarantees, instruments and agreements executed in connection therewith, and in each case as amended through the Issue Date and as amended, modified, renewed, refunded, restructured, replaced or refinanced from time to time including increases in principal amount (whether the same are provided by the original agents and lenders under such Term Loan Credit Facility or other agents or other lenders).

“Total Asset Value” means, as of any date, the sum of the following without duplication: (a) the sum of the Asset Values for all assets constituting Income Properties, Development Properties, Redevelopment Properties or undeveloped land owned by the Issuers or any of their Subsidiaries at such date, plus (b) an amount (but not less than zero) equal to all unrestricted cash and cash equivalents on hand of the Issuers and their Subsidiaries (including the proceeds of the Indebtedness to be incurred), plus (c) earnest money deposits associated with potential acquisitions as of such date, plus (d) the book value (determined in accordance with GAAP) (but determined without giving effect to any depreciation or amortization) of all other investments held by the Issuers and their Subsidiaries at such date (exclusive of accounts receivable and non-real estate intangible assets). Total Asset Value shall be adjusted in the case of assets owned by Subsidiaries of the Issuers which are not wholly owned Subsidiaries of the Issuers to reflect the Issuers’ Ownership Share therein.

“Total Debt” means, as of any date of determination, the aggregate principal amount of outstanding Indebtedness of the Issuers and their Subsidiaries as of such date; provided that (a) Total Debt shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder, and (b) the amount of Total Debt, in the case of Indebtedness of a Subsidiary of the Issuers that is not a wholly owned Subsidiary of the Issuers, shall be reduced to reflect the Issuers’ proportionate interest therein.

“Total Unencumbered Asset Value” means, as of any date of determination, the Total Asset Value for all assets owned by the Issuers or one of their Subsidiaries at such date that are not subject to any Lien which secures Indebtedness of the Issuers and their Subsidiaries; provided, however, that all investments by the Issuers and their Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Asset Value to the extent such investments would have otherwise been included.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the Consolidated Financial Statements of such Person.

“Unsecured Debt” means, as of any date of determination, that portion of Total Debt as of that date that is not Secured Debt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Events of Default

The following are “events of default” under the indenture with respect to debt securities of a particular series issued under the indenture, including the notes:

(1)	default for 30 days in the payment when due of interest on the debt securities of a particular series issued under the indenture, including the notes;

(2)	default in payment when due of the principal of or premium, if any, on the debt securities of a particular series issued under the indenture, including the notes;

(3)

failure by the Issuers or any of their Subsidiaries for 60 days after receipt of notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding to comply with any of the covenants or agreements in the indenture (other than a covenant or agreement included in the indenture for the benefit of one or more series of debt securities other than the notes) or the notes;

(4)	certain specified events under bankruptcy, insolvency or other similar laws with respect to the Issuers or any of their Significant Subsidiaries; and

(5)

a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of the Issuers’ recourse Indebtedness (or the payment of which the Issuers’ guarantee), whether such Indebtedness or guarantee now exists or is created after the date of the indenture, if that default: (i) is caused by a failure to pay principal of such Indebtedness at final maturity (a “payment default”); or (ii) results in the acceleration of such Indebtedness prior to its express maturity (which, in the case of (i) or (ii), such Indebtedness has not been Discharged or acceleration in respect of such Indebtedness has not been rescinded, annulled or cured within 20 business days after receipt by us of notice from the trustee or holders of at least 25% in principal amount of the notes then outstanding specifying such default), and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $100.0 million or more.

In the case of an event of default arising under clause (4) of the immediately preceding paragraph with respect to the Issuers, all notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of then outstanding notes (or then outstanding debt securities of a particular series in case of an event of default specific to such series) may declare all the debt securities outstanding under the indenture (or all of the notes of such series, as applicable) to be due and payable immediately.

Holders of the notes may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, holders of a majority in principal amount of then outstanding notes may direct the trustee, in writing, in its exercise of any trust or power. The trustee may withhold from holders of the notes notice of any continuing default or event of default if it determines that withholding notice is in their interest, except a default or event of default relating to the payment of principal or interest.

The holders of a majority in aggregate principal amount of the notes then outstanding by written notice to the trustee may on behalf of the holders of all of the notes waive any existing default or event of default with respect to the notes and its consequences under the indenture (or in the case of an event of default specific to a series of debt securities outstanding under the indenture, including the notes, holders of a majority in aggregate principal amount of the debt securities of such series then outstanding by written notice to the trustee may on behalf of the holders of all of such series waive any existing default or event of default with respect to the debt securities of such series and its consequences under the indenture), in each case, except a continuing default or event of default in the payment of interest on, or the principal of, such debt securities, including the notes; provided that the holders of a majority in aggregate principal amount of such debt securities (or of the debt securities of such series, respectively) then outstanding may rescind an acceleration of the debt securities (or the debt securities of such series) and waive the payment default that resulted from such acceleration.

The Issuers are required to deliver to the trustee annually a statement regarding compliance with the indenture. Upon becoming aware of any default or event of default, the Issuers are required to deliver to the trustee, a statement specifying such default or event of default.

Notwithstanding clause (3) of the first paragraph above or any other provision of the indenture, except as provided in the final sentence of this paragraph, the sole remedy for any failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” shall be the payment of liquidated damages as described in the following sentence, such failure to comply shall not constitute an event of default, and holders of the notes shall not have any right under the indenture or the notes to accelerate the maturity of the notes as a result of any such failure to comply. If a failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” continues for 60 days after the Issuers receives notice of such failure to comply in accordance with clause (3) of the first paragraph above (such notice, the “Reports Default Notice”), and is continuing on the 60th day following the Issuers’ receipt of the Reports Default Notice, the Issuers will pay liquidated damages to all holders of notes at a rate per annum equal to 0.25% of the principal amount of the notes from the 60th day following the Issuers’ receipt of the Reports Default Notice to but not including the earlier of (x) the 121st day following the Issuers’ receipt of the Reports Default Notice and (y) the date on which the failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” shall have been cured or waived. On the earlier of the date specified in the immediately preceding clauses (x) and (y), such liquidated damages will cease to accrue. If the failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” shall not have been cured or waived on or before the 121st day following the Issuers’ receipt of the Reports Default Notice, then the failure to comply by the Issuers with the covenant described under the caption “—Certain Covenants—Reports” shall on such 121st day constitute an event of default. A failure to comply with the covenant described under the caption “—Certain Covenants—Reports” automatically shall cease to be continuing and shall be deemed cured at such time as the Issuers (or the Guarantor or other parent guarantor of the Issuers, as applicable) furnishes to the trustee the applicable information or report (it being understood that the availability of such information or report on the SEC’s EDGAR service (or any successor thereto) shall be deemed to satisfy the Issuers’ obligation to furnish such information or report to the trustee); provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the “EDGAR” system (or its successor).

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the notes and the indenture may be amended or supplemented with the consent of the holders of a majority in principal amount of the notes of a series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with the notes of a series or any provision of the indenture as it relates to the notes of a series may be waived with the consent of the holders of a majority in principal amount of the notes of such series then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

Without the consent of each holder of notes affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes;

(3)	reduce the rate of or change the time for payment of interest on any note;

(4)

waive a default or event of default in the payment of principal of or interest or premium on the notes (except a rescission of acceleration of the notes by the holders of a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

(5)	make any note payable in money other than that stated in the notes;

(6)	make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders of notes to receive payments of principal of or interest or premium on the notes;

(7)	waive a redemption payment with respect to any note; or

(8)	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of notes, the Issuers and the trustee may amend or supplement the indenture or the notes:

(1)	to cure any ambiguity, defect, mistake or inconsistency;

(2)	to provide for uncertificated notes in addition to or in place of certificated notes;

(3)	to provide for the assumption of the Issuers’ obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the Issuers’ assets;

(4)	to comply with the rules of any applicable securities depository;

(5)	to comply with applicable Gaming Laws, to the extent that such amendment or supplement is not materially adverse to the holders of notes;

(6)	to provide for the issuance of additional notes or additional debt securities of any series in accordance with the limitations set forth in the indenture;

(7)

to make any change that would provide any additional rights or benefits to the holders of notes (including to provide for any guarantees of the notes or any collateral securing the notes or any guarantees of the notes) or that does not materially adversely affect the legal rights under the indenture of any such holder;

(8)	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the TIA; or

(9)

to conform the text of the indenture or the notes to any provision of the Description of Notes contained in the 2013 Offering Memorandum or this prospectus supplement as set forth in an officer’s certificate.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to any series of the outstanding notes (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of or interest or premium on such notes when such payments are due from the trust referred to below;

(2)

the Issuers’ obligations with respect to the notes concerning issuing temporary notes, the replacement of mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and the Issuers’ obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the indenture.

In addition, the Issuers may, at their option and at any time, elect to have the obligations of the Issuers released with respect to certain covenants that are described in the indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a default or event of default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including the events described in clauses (1), (2), or (4) under the caption “Events of Default” above pertaining to the Issuers) described under the caption “Events of Default” above will no longer constitute an event of default with respect to the notes. The Issuers may exercise Legal Defeasance regardless of whether they previously have exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)

the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the series of notes to be defeased, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, in the opinion or based on the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm, to pay the principal of, premium, if any, on and accrued and unpaid interest on the outstanding notes to be defeased on the stated maturity or on a redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to maturity or to a particular redemption date; provided that, with respect to any redemption pursuant to “—Redemption—Optional Redemption”, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Adjusted Treasury Rate as of the Deposit Date;

(2)

in the case of Legal Defeasance, the Issuers must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Issuers must have delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no default or event of default has occurred and is continuing on the date of such deposit (other than a default or event of default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit or other Indebtedness which is being Discharged and, in each case, the granting of Liens in connection therewith);

(5)

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the indenture or any agreement or instrument governing any other Indebtedness which is being Discharged) to which the Issuers are a party or by which the Issuers are bound;

(6)

the Issuers must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Issuers with the intent of preferring the holders of notes over the other creditors of the Issuers or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

(7)

the Issuers must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with. The Legal Defeasance or Covenant Defeasance will be effective on the day on which all the applicable conditions above have been satisfied. Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging such Legal Defeasance or Covenant Defeasance.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

(1)	either:

(a)

all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and, if provided for in the indenture, thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

(b)

all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Issuers have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination of cash in U.S. dollars and non-callable government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued and unpaid interest to, but not including, the date of maturity or redemption; provided that, in the event that any portion of the trust funds so deposited consist of non-callable government securities, the sufficiency of such trust funds shall be determined based upon the opinion or the report of a nationally recognized firm of independent public accountants, investment bank or appraisal firm; provided further that, with respect to any redemption pursuant to “—Redemption—Optional Redemption”, the amount deposited shall be sufficient for purposes of the indenture to the extent that an amount is so deposited with the trustee equal to the redemption amount computed using the Adjusted Treasury Rate as of the date of such deposit with the trustee (the date of any such deposit, including any such deposit in connection with a Legal Defeasance or Covenant Defeasance described above under “—Legal Defeasance and Covenant Defeasance”, a “Deposit Date”);

(2)	the Issuers have paid or caused to be paid all other sums then payable by it under the indenture; and

(3)

the Issuers have delivered irrevocable written instructions to the trustee under the indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be. In addition, the Issuers must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of the Issuers’ obligations under the notes and the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or direct or indirect partner, member or stockholder, past, present or future, of the Issuers, the Guarantor or any successor entity, as such, will have any liability for any obligations of the Issuers or the Guarantor under the notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Forms and Denomination

The notes will be issued as permanent global securities in the name of a nominee of DTC. The notes will be issued in fully registered form without coupons and are available for purchase only in denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

Governing Law

The indenture and the notes will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Trustee

If the trustee becomes a creditor of the Issuers or the Guarantor, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The holders of a majority in principal amount of then outstanding applicable series of notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee with respect to such series of notes, subject to certain exceptions. The indenture provides that in case an event of default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The trustee shall be entitled to make a deduction or withholding from any payment which it makes under the indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the notes, in which event the trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax. In connection with any proposed exchange of a certificated note for a global note interest, the Issuers or DTC shall be required to use commercially reasonable efforts to provide or cause to be provided to the trustee all information reasonably requested by the trustee that is necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The trustee shall be entitled to rely on the information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Additional Information

Anyone who receives this prospectus during the marketing of this offering may obtain a copy of the indenture without charge by writing to Gaming and Leisure Properties, Inc., Wyomissing Professional Center, 845 Berkshire Boulevard, Suite 200, Wyomissing, PA 19610, Attention: Chief Financial Officer.

UNDERWRITING

Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters named below have agreed, severally and not jointly, to purchase from us, the principal amounts of notes set forth opposite its name below.

Underwriter	Principal Amount of 2033 Notes	Principal Amount of 2037 Notes
Wells Fargo Securities, LLC	$61,320,000	$71,540,000
Citizens JMP Securities, LLC	$50,160,000	$58,520,000
Fifth Third Securities, Inc.	$50,160,000	$58,520,000
Truist Securities, Inc.	$50,160,000	$58,520,000
M&T Securities, Inc.	$41,280,000	$48,160,000
Mizuho Securities USA LLC	$41,280,000	$48,160,000
SMBC Nikko Securities America, Inc.	$41,280,000	$48,160,000
U.S. Bancorp Investments, Inc.	$41,280,000	$48,160,000
BofA Securities, Inc.	$30,120,000	$35,140,000
J.P. Morgan Securities LLC	$30,120,000	$35,140,000
KeyBanc Capital Markets Inc.	$30,120,000	$35,140,000
RBC Capital Markets, LLC	$30,120,000	$35,140,000
Barclays Capital Inc.	$18,960,000	$22,120,000
Capital One Securities, Inc.	$18,960,000	$22,120,000
Morgan Stanley & Co. LLC	$18,960,000	$22,120,000
Scotia Capital (USA) Inc.	$18,960,000	$22,120,000
Citigroup Global Markets Inc.	$13,380,000	$15,610,000
Goldman Sachs & Co. LLC	$13,380,000	$15,610,000

Total	$600,000,000	$700,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes of such series if any are purchased. The underwriting agreement also provides that if an underwriter defaults with respect to a series of notes, the purchase commitments of non-defaulting underwriters of such series may be increased or the offering of such series of notes may be terminated.

The underwriters initially propose to offer the notes for resale at the issue price that appears on the cover of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to, in the case of the 2033 notes, 0.375% of the principal amount of the 2033 notes and, in the case of the 2037 notes, 0.400% of the principal amount of the 2037 notes. In addition, the underwriters may allow, and those selected dealers may reallow, a concession of up to, in the case of the 2033 notes, 0.250% of the principal amount of the 2033 notes, and, in the case of the 2037 notes, 0.275% of the principal amount of the 2037 notes, to certain other dealers. After the initial offering, the underwriters may change the offering price and any other selling terms. The underwriters may offer and sell notes through certain of their affiliates.

We estimate that our out-of-pocket expenses for this offering will be approximately $3.6 million.

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. Certain of the underwriters have advised us that they intend to make a market in the notes, but they are not obligated to do so and they may discontinue any market making at any time in their sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes, that you will be able to sell your notes at a particular time or that the price that you receive when you sell will be favorable.

During the period from the date hereof through the issue date, we have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of any debt securities issued or guaranteed by us and having a tenor of more than one year.

We have agreed to indemnify the several underwriters against certain liabilities under the Securities Act, or contribute to payments which the underwriters may be required to make in that respect.

In connection with this offering, the underwriters may engage in overallotments, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act.

Overallotment involves sales in excess of the aggregate principal amount of notes offered pursuant to this prospectus supplement, which creates a syndicate short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the market prices of the notes to be higher than they would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and the accompanying prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no notes have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation), except that offers of notes may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

a.	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of notes shall require the Issuers or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

Each person in a Relevant State who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Issuers and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.

In the case of any notes being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the Representatives has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The above selling restriction is in addition to any other selling restrictions set out below.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no notes have been offered or will be offered to the public in the UK prior to the publication of a prospectus in relation to the notes which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA (as defined below), except that offers of notes may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:

a.	to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

b.

to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

c.	at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of notes shall require the Issuers or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

Each person in the UK who initially acquires any notes or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Issuers and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.

In the case of any notes being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the notes acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the Representatives has been obtained to each such proposed offer or resale.

The Company, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any notes in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “Securities and Futures Act”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes shall not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the Securities and Futures Act, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the

Where the notes are subscribed or purchased under Section 275 of the Securities and Futures Act by a relevant person which is:

(a)

corporation (which is not an accredited investor (as defined in Section 4A of the Securities and Futures Act)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the Securities and Futures Act) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the Securities and Futures Act except:

(1)

to an institutional investor or to a relevant person defined in Section 275(2) of the Securities and Futures Act, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the Securities and Futures Act;

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law;

(4)	as specified in Section 276(7) of the Securities and Futures Act; or

(5)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore Securities and Futures Act Product Classification

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuers have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes offered hereby to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered hereby should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document, other than to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) (the “SFO”) and any rules made under the SFO or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No person may have in its possession for the purposes of issue, or will issue (in each case whether in Hong Kong or elsewhere), any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of (A) only to persons outside Hong Kong or (B) only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in Switzerland

The notes will not be listed on the SIX Swiss Exchange.

Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act. The notes have not, directly or indirectly, been offered or sold and will not, directly or indirectly, be offered or sold in Japan or to, or for the benefit of, any person resident in Japan for Japanese securities law purposes (including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any person resident in Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. In addition, certain of the underwriters and/or certain of their respective affiliates, currently act as agents and/or lenders under the Revolving Credit Facility and/or Term Loan Credit Facility and receive customary fees in connection therewith.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. In addition, if any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates are likely to hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consistent of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. An affiliate of Wells Fargo Securities, LLC is the Administrative Agent under the Revolving Credit Agreement and the Term Loan Credit Agreement and receives customary fees in connection therewith.

Conflicts of Interest

As described under “Use of Proceeds”, we intend to use all or a part of the net proceeds from this offering to finance the redemption of the 2026 Notes. Because certain of the underwriters and/or their affiliates may hold a position in the 2026 Notes, more than 5% of the net proceeds of this offering (not including underwriting discounts and commissions) may be received by such underwriters and/or affiliates. Nonetheless, in accordance with the Financial Industry Regulatory Authority, Inc. Rule 5121, the appointment of a qualified independent underwriter is not necessary in connection with this offering because the notes are investment grade rated.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Paul Hastings LLP, New York, New York. Certain legal matters in connection with Pennsylvania law will be passed upon by Polsinelli PC. Goodwin Procter LLP and Paul Hastings LLP may rely on Polsinelli PC with respect to matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements of Gaming and Leisure Properties, Inc., as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus, and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

As of the date of this prospectus supplement, the Operating Partnership and Capital Corp. are not subject to the information requirements of the Exchange Act. GLPI is currently subject to the periodic and other information requirements of the Exchange Act and, in accordance with the Exchange Act, GLPI files annual, quarterly and current reports, proxy statements and other information with the SEC. GLPI’s SEC filings are available to the public from the SEC’s website at http://www.sec.gov.

GLPI has a website located at http://www.glpropinc.com. The information contained on, or that can be accessed through, GLPI’s website is not incorporated by reference in, and is not part of, this prospectus, and you should not rely on any such information. Information may also be obtained from GLPI at 845 Berkshire Blvd., Suite 200, Wyomissing, Pennsylvania 19610, Attention: Chief Financial Officer, telephone (610) 401-2900.

INFORMATION INCORPORATED BY REFERENCE

This prospectus supplement incorporates by reference certain information that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus supplement. Any statement contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We incorporate by reference the documents listed below that we have previously filed with the SEC, and all filings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequently filed with the SEC prior to the termination of the offering under this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2024 of Gaming and Leisure Properties, Inc. filed on February 20, 2025;

•

Definitive Proxy Statement on Schedule 14A of Gaming and Leisure Properties, Inc. filed on April  29, 2025 (solely to the extent specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2024 of Gaming and Leisure Properties, Inc.);

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 of Gaming and Leisure Properties, Inc. filed on April 24, 2025 and July 24, 2025, respectively; and

•	Current Reports on Form 8-K of Gaming and Leisure Properties, Inc. filed on January 31, 2025, March 17, 2025, May 2, 2025, June 16, 2025 and July 18, 2025, respectively.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.

Upon request, we will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered a copy of the documents incorporated by reference in this prospectus supplement. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in the accompanying prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 378-8215

Gaming and Leisure Properties, Inc.

Common Stock

Preferred Stock

Depositary Shares

Guarantees

GLP Capital, L.P.

GLP Financing II, Inc.

Debt Securities

Gaming and Leisure Properties, Inc. (“GLPI”) may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, depositary shares and guarantees of debt securities. The selling securityholders may from time to time offer, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, common stock.

GLP Capital, L.P. (the “Operating Partnership”) and GLP Financing II, Inc. (“Capital Corp.”) may from time to time offer one or more series of debt securities, which will be fully and unconditionally guaranteed by GLPI through guarantees of such debt securities. The debt securities may be non-convertible or convertible into or exercisable or exchangeable for securities of GLPI or the Operating Partnership.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time any of GLPI, the Operating Partnership, Capital Corp. or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and the specific manner in which the securities will be offered and the identity of any selling securityholders. The prospectus supplement will also contain information, where appropriate, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in our securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

GLPI, the Operating Partnership, Capital Corp. or selling security holders may offer the securities directly to investors, through agents designated from time to time by GLPI, or to or through underwriters or dealers. If any agents, underwriters, or dealers are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. See “Plan of Distribution”. We will not receive any of the proceeds from the sale of securities by the selling securityholders.

GLPI’s common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “GLPI”. On April 30, 2025, the last reported sale price of our common stock on NASDAQ was $47.86 per share.

Investing in our securities involves various risks. See “Risk Factors” beginning on page 6 of this prospectus and in the most recent Annual Report on Form 10-K of GLPI, along with the disclosure related to the risk factors contained in GLPI’s subsequent filings with the Securities and Exchange Commission (the “SEC”), to the extent incorporated by reference herein.

Neither the SEC nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No gaming or regulatory agency has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 1, 2025.

Page
CERTAIN DEFINED TERMS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	6
WHERE YOU CAN FIND MORE INFORMATION	7
INFORMATION INCORPORATED BY REFERENCE	8
GUARANTOR DISCLOSURE	9
USE OF PROCEEDS	10
DESCRIPTION OF DEBT SECURITIES	11
DESCRIPTION OF CAPITAL STOCK OF GLPI	13
DESCRIPTION OF DEPOSITARY SHARES OF GLPI	19
CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND AMENDED AND RESTATED BYLAWS AND OTHER GOVERNANCE DOCUMENTS	22
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	27
SELLING SECURITY HOLDERS	55
PLAN OF DISTRIBUTION	56
LEGAL MATTERS	61
EXPERTS	61

CERTAIN DEFINED TERMS

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to:

•	“GLPI” and the “Company” mean Gaming and Leisure Properties, Inc., a Pennsylvania corporation;

•	“Operating Partnership” and “GLP Capital” mean GLP Capital, L.P., a Pennsylvania limited partnership;

•	“Capital Corp.” mean GLP Financing II, Inc., a Delaware corporation; and

•	“we”, “us”, “our” and “company” refer to GLPI, together with its consolidated subsidiaries, including the Operating Partnership and Capital Corp.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we have filed under the Securities Act of 1933, as amended (the “Securities Act”) with the SEC using a “shelf” registration process. By using a shelf registration statement, GLPI is registering an unspecified amount of common stock, preferred stock, depositary shares and guarantees, and the Operating Partnership and Capital Corp. are registering an unspecified amount of debt securities, and, in each case, may sell such securities from time to time, in one or more offerings. In addition, selling securityholders to be named in a prospectus supplement may sell shares of common stock from time to time.

This prospectus provides you with a general description of the securities GLPI, the Operating Partnership, Capital Corp. and any selling securityholders may offer. Each time GLPI, the Operating Partnership, Capital Corp. or any selling securityholder sell securities, GLPI, the Operating Partnership, Capital Corp. or the selling securityholder will provide a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a related prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any related prospectus supplement together with additional information described under the heading “Where You Can Find More Information”.

When acquiring securities, you should rely only on the information provided in this prospectus and the related prospectus supplement, including any information incorporated by reference in this prospectus or any related prospectus supplement. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and the related prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the related prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information in this prospectus, any related prospectus supplement or any document incorporated by reference herein and therein is truthful or complete as of any date other than the date indicated on the cover page of such documents.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and the documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include information concerning our business strategy, plans, goals and objectives.

Forward-looking statements include, but are not limited to, statements regarding our ability to grow our portfolio of gaming facilities. In addition, statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. You should understand that the following important factors could affect future results and could cause actual results to differ materially from those expressed in such forward-looking statements:

•

our or our partners’ ability to successfully complete construction of various casino projects currently under development for which we have agreed to provide construction development funding, including Bally’s Chicago Casino Resort, and the ability and willingness of our partners to meet and/or perform their respective obligations under the applicable construction financing and/or development documents;

•

the impact that higher inflation rates and interest rates and uncertainty with respect to the future state of the economy could have on discretionary consumer spending, including the casino operations of our tenants;

•	unforeseen consequences related to United States (“U.S.”) government, economic, monetary or trade policies and stimulus packages on inflation rates, interest rates and economic growth;

•

the ability of our tenants to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including, without limitation, to satisfy obligations under their existing credit facilities and other indebtedness;

•	the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease the respective properties on favorable terms;

•	the degree and nature of our competition;

•

the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate our properties, or other delays or impediments to completing our planned acquisitions or projects;

•

the potential of a new pandemic or similar national health crisis, including its effect on the ability or desire of people to gather in large groups (including in casinos), which could impact our financial results, operations, outlooks, plans, goals, growth, cash flows, liquidity, and stock price;

•

our ability to maintain our status as a real estate investment trust (“REIT”), given the highly technical and complex Internal Revenue Code of 1986, as amended (the “Code”) provisions for which only limited judicial and administrative authorities exist, where even a technical or inadvertent violation could jeopardize REIT qualification and where requirements may depend in part on the actions of third parties over which the Company has no control or only limited influence;

•	the satisfaction of certain asset, income, organizational, distribution, shareholder ownership and other requirements on a continuing basis in order for the Company to maintain its REIT status;

•

the ability and willingness of our tenants and other third parties to meet and/or perform their obligations under their respective contractual arrangements with us, including lease and note requirements and in some cases, their obligations to indemnify, defend and hold us harmless from and against various claims, litigation and liabilities;

•

the ability of our tenants to comply with laws, rules and regulations in the operation of our properties, to deliver high quality services, to attract and retain qualified personnel and to attract customers;

•	the ability to generate sufficient cash flows to service and comply with financial covenants under our outstanding indebtedness;

•

our ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including for the satisfaction of our funding commitments to the extent drawn by our partners, acquisitions or refinancings due to maturities;

•

the ability of our tenants to decline our funding commitments by seeking alternative financing solutions and/or if our tenants do elect to utilize our funding commitments, the amounts drawn and the timing of these draws may be different than what the Company assumed;

•	adverse changes in our credit rating;

•	the availability of qualified personnel and our ability to retain our key management personnel;

•	changes in the U.S. tax law and other federal, state or local laws, whether or not specific to real estate, REITs or the gaming, lodging or hospitality industries;

•	changes in accounting standards;

•

the impact of weather or climate events or conditions, natural disasters, acts of terrorism and other international hostilities, war (including the current conflict between Russia and Ukraine and conflicts in the Middle East) or political instability;

•	the risk that the historical financial statements incorporated by reference herein do not reflect what the business, financial position or results of operations of GLPI may be in the future; and

•	other risks inherent in the real estate business, including potential liability relating to environmental matters and illiquidity of real estate investments.

Certain of these factors and other factors, risks and uncertainties are discussed in the “Risk Factors” section in this prospectus, as well as in our filings with the SEC that are incorporated by reference into this prospectus. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations, strategies or prospects will be attained or achieved. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond our control. Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should consider the areas of risk described above, as well as those set forth under the heading “Risk Factors,” in connection with considering any forward-looking statements that may be made by the Company generally. Except as required by law, we disclaim any obligation to update such statements or to publicly announce the result of any revisions to any of the forward-looking statements contained in this prospectus to reflect future events and developments.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

About GLPI

GLPI is a self-administered and self-managed Pennsylvania REIT, the primary business of which consists of acquiring, financing and owning real estate property to be leased to gaming operators in triple-net lease arrangements. As of March 31, 2025, GLPI’s portfolio consisted of interests in 68 gaming and related facilities, including the real property associated with 34 gaming and related facilities operated by PENN Entertainment, Inc., formerly known as Penn National Gaming, Inc. (NASDAQ: PENN) (“PENN”), the real property associated with 6 gaming and related facilities operated by Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars”), the real property associated with 4 gaming and related facilities operated by Boyd Gaming Corporation (NYSE: BYD) (“Boyd”), the real property associated with 15 gaming and related facilities operated by Bally’s Corporation (NYSE: BALY) (“Bally’s”) and 1 facility under development with Bally’s in Chicago, Illinois, the real property associated with 3 gaming and related facilities operated by The Cordish Companies (“Cordish”), 1 gaming facility managed by a subsidiary of Hard Rock International (“Hard Rock”), 3 gaming and related facilities operated by Strategic Gaming Management, LLC (“Strategic”) and 1 gaming and related facility operated by American Racing & Entertainment LLC. These facilities, including our corporate headquarters building, are geographically diversified across 20 states and we own over 5,400 acres and lease approximately 1,000 acres. As of March 31, 2025, our properties were 100% occupied. GLPI expects to continue growing its portfolio by pursuing opportunities to acquire additional gaming facilities (either existing facilities or new development facilities) to lease to gaming operators under prudent terms. In addition, we have entered into various commitments or call rights to finance or acquire future investments in gaming and related facilities for our tenants. As of March 31, 2025, the maximum aggregate amount of these commitments was approximately $2.7 billion. Our tenants retain the option to decline our financing for certain projects and may seek alternative financing solutions, so there is no guarantee that any financing commitment will be utilized in circumstances where a tenant has the option to obtain alternative financing.

As of March 31, 2025, the majority of our earnings are the result of revenues we receive from our triple-net master leases with PENN, Boyd, Bally’s, Cordish, and Caesars. In addition to rent, the tenants are required to pay the following executory costs: (1) all facility maintenance, (2) all insurance required in connection with the leased properties and the business conducted on the leased properties, including coverage of the landlord’s interests, (3) taxes levied on or with respect to the leased properties (other than taxes on the income of the lessor) and (4) all utilities and other services necessary or appropriate for the leased properties and the business conducted on the leased properties.

GLPI was incorporated on February 13, 2013, as a wholly-owned subsidiary of PENN. On November 1, 2013, PENN contributed to the Company, through a series of internal corporate restructurings, substantially all of the assets and liabilities associated with PENN’s real property interests and real estate development business, as well as the assets and liabilities of Hollywood Casino Baton Rouge and Hollywood Casino Perryville (which are referred to as the “TRS Properties”) and then spun-off GLPI to holders of PENN’s common and preferred stock in a tax-free distribution (the “Spin-Off”).

About the Operating Partnership

GLPI owns substantially all of its assets and conducts substantially all of its operations through the Operating Partnership. The Operating Partnership was formed under Pennsylvania law on March 12, 2013. As of

March 31, 2025, GLPI controlled approximately 97.0% of the Operating Partnership as the sole general partner. The limited partners are certain entities that received units of limited partnership interest in the Operating Partnership (“OP Units”) in connection with an acquisition. Limited partners may, subject to certain limitations and adjustments, redeem their OP Units for cash or, at our option, for shares of common stock of GLPI on a one-for-one basis.

Additional information regarding GLPI and the Operating Partnership, including audited financial statements and a description of the business of GLPI and the Operating Partnership, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information”.

About Capital Corp.

Capital Corp. is a Delaware corporation and a wholly-owned subsidiary of the Operating Partnership. Capital Corp. is nominally capitalized and does not have any material assets or significant operations, other than with respect to acting as co-issuer or guarantor for certain debt obligations that the Operating Partnership may incur or guarantee from time to time.

Our principal executive office is located at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610 and our telephone number is (610) 401-2900. Our internet address is www.glpropinc.com. The information contained on, or otherwise accessible through, our website is not incorporated by reference in, and does not form a part of, this prospectus or any other report or document we file with or furnish to the SEC.

RISK FACTORS

Before investing in any securities offered pursuant to this prospectus, you should consider carefully all of the information set forth herein, in any accompanying prospectus supplement and the documents incorporated by reference herein and therein, and any free writing prospectus we authorize to be delivered to you, unless expressly provided otherwise. In particular, investors should refer to the risk factors described in the most recent Annual Report on Form 10-K of GLPI, as updated by any subsequent filings under the Exchange Act that are incorporated by reference herein, as well as the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement and any applicable free writing prospectus. Such risk factors are not the only ones we face. Additional risk factors not presently known to us or that we currently deem immaterial may also adversely affect our business operations. These risks could materially adversely affect, among other things, our business financial condition and results of operations, and could cause the trading price of our securities to decline, resulting in the loss of all or part of your investment.

WHERE YOU CAN FIND MORE INFORMATION

At the time of the filing of this registration statement, the Operating Partnership and Capital Corp. are not subject to the information requirements of the Exchange Act. GLPI is currently subject to the periodic and other information requirements of the Exchange Act and, in accordance with the Exchange Act, GLPI files annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public on the SEC’s website at http://www.sec.gov.

GLPI has a website located at http://www.glpropinc.com. The information contained on, or that can be accessed through, GLPI’s website is not incorporated by reference in, and is not part of, this prospectus or any other report or document we file with or furnish to the SEC, and you should not rely on any such information. Information may also be obtained from GLPI at 845 Berkshire Boulevard, Suite 200, Wyomissing, Pennsylvania 19610, Attention: Investor Relations, telephone (610) 401-2900.

Additionally, four of our largest tenants, Penn, Caesars, Boyd and Bally’s, are publicly traded companies that are subject to the informational filing requirements of the Exchange Act and are required to file periodic reports on Form 10-K and Form 10-Q and current reports on Form 8-K with the SEC. We have not independently verified the information contained in the filings, and such information is not incorporated by reference in and does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

This prospectus incorporates by reference certain information that GLPI files, and the Operating Partnership and Capital Corp. may file in the future, with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. We incorporate by reference the following documents filed by GLPI with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2025;

•	The portions of the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025, incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2024;

•	Current Reports on Form 8-K filed on January 31, 2025 and March 17, 2025; and

•	the description of GLPI’s common stock contained in Exhibit 4.27 to the Annual Report on Form 10-K for the year ended December 31, 2024.

All documents filed by GLPI, or that the Operating Partnership and Capital Corp. may file in the future, with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus (other than information furnished pursuant to Item 2.01, Item 7.01 or exhibits furnished pursuant to Item 9.01 of Form 8-K), shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents until the earlier of the date on which all of the securities registered hereunder have been sold or this registration statement has been withdrawn.

The information relating to GLPI, the Operating Partnership and Capital Corp. contained in this prospectus should be read together with the information in the documents incorporated herein by reference.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of the documents incorporated by reference in this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, by writing or telephoning us at the following:

Gaming and Leisure Properties, Inc.

845 Berkshire Blvd., Suite 200

Wyomissing, Pennsylvania 19610

Attention: Investor Relations

(610) 401-2900

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into the registration statement. You should read the exhibits carefully for provisions that may be important to you.

GUARANTOR DISCLOSURE

GLPI will guarantee debt securities of our Operating Partnership and Capital Corp. as described in the section entitled “Description of Debt Securities.” Any such guarantee by GLPI will be a full, irrevocable, unconditional and absolute guarantee to the holders of each series of such outstanding guaranteed debt securities. GLPI owns substantially all of its assets and conducts substantially all of its operations through the Operating Partnership, and Capital Corp has no assets or operations other than those related to the issuance, administration and repayment of debt obligations guaranteed by GLPI. The Operating Partnership and Capital Corp are consolidated into GLPI’s financial statements.

On January 4, 2021, the SEC’s amendments to Rule 3-10 of Regulation S-X and creation of Rule 13-01 to simplify disclosure requirements related to certain registered debt securities and subsidiary guarantees became effective. GLPI, the Operating Partnership and Capital Corp. have filed this prospectus with the SEC registering, among other securities, debt securities of the Operating Partnership and Capital Corp., which will be fully and unconditionally guaranteed by GLPI. As a result of the amendments to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent’s consolidated financial statements, the parent guarantee is “full and unconditional” and, subject to certain exceptions as set forth below, the alternative disclosure required by Rule 13-01 of Regulation S-X is provided, which includes narrative disclosure and summarized financial information. Accordingly, separate consolidated financial statements of the Operating Partnership and Capital Corp. have not been presented.

Furthermore, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for the Operating Partnership because the assets, liabilities and results of operations of the Operating Partnership are not materially different than the corresponding amounts in GLPI’s consolidated financial statements incorporated by reference herein, and management believes such summarized financial information would be repetitive and would not provide incremental value to investors. In addition, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, we have excluded the summarized financial information for Capital Corp. because it is a “finance subsidiary” (as defined in such Rule) of GLPI and any debt securities issued by Capital Corp. and registered under this prospectus will be fully and unconditionally guaranteed by GLPI and by no other subsidiaries of GLPI.

USE OF PROCEEDS

Unless we provide otherwise in the applicable prospectus supplement or any related free writing prospectus, GLPI intends to contribute the net proceeds from any sale of its securities pursuant to this prospectus to its Operating Partnership in exchange for OP Units. The Operating Partnership intends to subsequently use the net proceeds contributed by GLPI, as well as any net proceeds from the sale of debt securities issued by the Operating Partnership and/or Capital Corp. pursuant to this prospectus, for one or more of the following:

•	the acquisition, development, and improvement of properties;

•	repayment of debt;

•	capital expenditures;

•	working capital; and

•	other general business purposes.

The precise amounts and timing of the application of net proceeds will depend upon funding requirements and the availability of other funds. Pending such uses, net proceeds may be temporarily invested.

Unless otherwise set forth in the applicable prospectus supplement or any related free writing prospectus, we will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

GLP Capital and Capital Corp. may issue debt securities from time to time in one or more series, which will be guaranteed by GLPI. GLP Capital and Capital Corp. will set forth in the accompanying prospectus supplement a description of the debt securities that may be offered under this prospectus, as well as the terms of the guarantees of such debt securities by GLPI. The applicable prospectus supplement and other offering material relating to such offering will describe the specific terms relating to the series of debt securities and guarantees being offered, including a description of the material terms of the indenture (and any supplemental indentures) governing such series. These terms may include the following:

(1)

the designation of the debt securities of the series, including CUSIP numbers, which shall distinguish the debt securities of the series from the debt securities of all other series, and which may be part of a series of debt securities previously issued;

(2)	any limit upon the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture;

(3)

the date or dates on which the principal of and premium, if any, on the debt securities of the series is payable or the method of determination and/or extension of such date or dates, and the amount or amounts of such principal and premium, if any, payments and methods of determination thereof;

(4)

the rate or rates at which the debt securities of the series shall bear interest (including any defaulted interest), if any, or the method of calculating and/or resetting such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the interest payment dates on which any such interest shall be payable and the date or dates on which a record shall be taken for the determination of holders of such debt securities to whom interest is payable;

(5)

the period or periods within which, the price or prices at which, and other terms and conditions upon which debt securities of the series (a) may be redeemed, in whole or in part, at the option of GLP Capital and Capital Corp., if GLP Capital and Capital Corp. are to have the option or (b) shall be redeemed, in whole or in part, upon the occurrence of specified events, if the debt securities shall be subject to a mandatory redemption provision;

(6)

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that shall be payable upon declaration of acceleration of maturity or the method by which such portion shall be determined;

(7)

any addition to, deletion from or change in the events of default which apply to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

(8)	any addition to, deletion from or change in the covenants set forth in the indenture;

(9)

whether and under what circumstances GLP Capital and Capital Corp. will pay additional amounts on the debt securities of the series held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether GLP Capital and Capital Corp. will have the option to redeem the debt securities of the series rather than pay such additional amounts;

(10)

if the debt securities of the series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(11)	any trustees, depositaries, authenticating or paying agents, transfer agents or registrars of any other agents with respect to the debt securities of such series;

(12)

if the debt securities of the series are to be convertible into or exchangeable for any other security or property of GLP Capital or Capital Corp., including, without limitation, debt securities of another person held by either GLP Capital or Capital Corp. or their affiliates and, if so, the terms thereof;

(13)	any addition to, deletion from or change in any guarantors with respect to the debt securities of such series;

(14)

whether the debt securities of such series shall be issued as global securities (including global securities initially sold in reliance on Rule 144A under the Securities Act, global securities initially sold in reliance on Regulation S under the Securities Act, global securities sold to institutional accredited investors, or unrestricted global securities) or as definitive securities (including restricted definitive securities or unrestricted definitive securities); and

(15)	any other terms of the series.

DESCRIPTION OF CAPITAL STOCK OF GLPI

The following is a summary of certain information concerning GLPI’s capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of GLPI’s amended and restated articles of incorporation (the “Articles of Incorporation”) and second amended and restated bylaws (the “Bylaws”). The summaries are qualified in their entirety by reference to the full text of GLPI’s Articles of Incorporation and Bylaws, which you must read for complete information on GLPI’s capital stock and which are included as exhibits to the registration statement of which this prospectus is a part.

General

The Articles of Incorporation provide that GLPI may issue up to 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock, par value $0.01 per share. As of April 30, 2025, 2025, 274,832,999 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

GLPI may issue common stock from time to time. GLPI’s board of directors must approve the amount of stock it sells and the price for which it is sold. Holders of GLPI’s common stock do not have any preemptive, subscription, redemption, conversion or sinking fund rights with respect to the common stock, or any instruments convertible (directly or indirectly) into GLPI stock.

The issued and outstanding shares of GLPI common stock are fully paid and nonassessable. This means the full purchase price for the outstanding shares of common stock has been paid and the holders of such shares will not be assessed any additional amounts for such shares. Any additional shares of common stock that GLPI may issue in the future will also be fully paid and nonassessable.

Dividends

Subject to prior dividend rights of the holders of any preferred stock, applicable law and the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of GLPI common stock will be entitled to receive dividends when, and if declared by its board of directors out of funds legally available for that purpose. In the event of any liquidation, dissolution or winding up of GLPI after the satisfaction in full of the liquidation preferences of holders of any preferred stock, holders of shares of our common stock will be entitled to ratable distribution of the remaining assets available for distribution to shareholders.

Voting Rights

Subject to the rights of the holders of preferred stock, applicable law and restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, each share of common stock will be entitled to one vote on all matters submitted to a vote of shareholders, including the election of directors, and the holders of common stock possess the exclusive voting power. Holders of shares of common stock will not have cumulative voting rights in the election of directors of GLPI. Generally, all matters to be voted on by shareholders must be approved by a majority of the votes cast by the holders of shares entitled to vote at a meeting at which a quorum is present, subject to any voting rights granted to holders of any then outstanding preferred stock.

Other Rights

Subject to the restrictions of the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI common stock generally will have no preference or appraisal rights. Subject to the restrictions in the Articles of Incorporation on ownership and transfer of GLPI’s stock, holders of shares of GLPI’s common stock initially will have equal dividend, liquidation and other rights.

Preferred Stock

Under the Articles of Incorporation, GLPI’s board of directors may from time to time establish and cause GLPI to issue one or more series of preferred stock and set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption of such class or series. The authority of GLPI’s board of directors with respect to each series of preferred stock includes, but is not limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares constituting such series, including the authority to increase or decrease such number (but not below the number of shares thereof then outstanding);

•

the dividend rate of the shares of such series, whether the dividends shall be cumulative and, if so, the date from which they shall be cumulative, and the relative rights of priority, if any, of payment of dividends on shares of such series;

•	the dates at which dividends, if any, shall be payable;

•	the right, if any, of GLPI to redeem shares of such series and the terms and conditions of such redemption;

•	the rights of the shares in case of a voluntary or involuntary liquidation, dissolution or winding up of GLPI, and the relative rights of priority, if any, of payment of shares of such series;

•	the voting power, if any, of such series and the terms and conditions under which such voting power may be exercised;

•	the obligation, if any, of GLPI to retire shares of such series pursuant to a retirement or sinking fund or funds of a similar nature or otherwise and the terms and conditions of such obligations;

•

the terms and conditions, if any, upon which shares of such series shall be convertible into or exchangeable for shares of stock of any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

•	restrictions on the issuance of shares of the same series or of any other class or series; and

•	any other rights, preferences or limitations of the shares of such series.

Accordingly, GLPI’s board of directors, without shareholder approval, may issue preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of GLPI’s common stock. Preferred stock could be issued quickly with terms calculated to delay, defer, or prevent a change of control or other corporate action, or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of GLPI’s common stock, may adversely affect the voting and other rights of the holders of GLPI’s common stock.

Restrictions on Ownership and Transfer

In order for GLPI to qualify to be taxed as a REIT under the Code, shares of its stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (other than the first year for which an election to qualify to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of GLPI stock (after taking into account options to acquire shares of stock) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). In addition, rent from related party tenants (generally, a tenant of a REIT owned, actually or constructively, 10% or more by the REIT, or a 10% owner of the REIT) is not qualifying income for purposes of the gross income tests under the Code. To qualify to be taxed as a REIT, GLPI must satisfy other requirements as well. See “Certain United States Federal Income Tax Considerations—Classification and Taxation of GLPI as a REIT” and “Certain United States Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

The Articles of Incorporation contain restrictions on the ownership and transfer of GLPI’s stock that are intended to assist GLPI in complying with these requirements. The relevant sections of the Articles of Incorporation provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, beneficially or by virtue of the applicable constructive ownership provisions of the Code, more than 7% of the outstanding shares of GLPI common stock (the “common stock ownership limit”) or more than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes or series of GLPI stock (the “aggregate stock ownership limit”). The common stock ownership limit and the aggregate stock ownership limit are collectively referred to as the “ownership limits.” The person or entity that, but for operation of the ownership limits or another restriction on ownership and transfer of GLPI stock as described below, would beneficially own or constructively own shares of GLPI stock in violation of such limits or restrictions or, if appropriate in the context, a person or entity that would have been the record owner of such shares of GLPI stock is referred to as a “prohibited owner.”

The constructive ownership rules under the Code are complex and may cause stock owned beneficially or constructively by a group of related individuals and/or entities to be owned beneficially or constructively by one individual or entity. As a result, the acquisition of less than 7% of the outstanding shares of GLPI common stock or less than 7% in value or in number, whichever is more restrictive, of the outstanding shares of all classes and series of GLPI stock (or the acquisition by an individual or entity of an interest in an entity that owns, beneficially or constructively, shares of GLPI stock) could, nevertheless, cause that individual or entity, or another individual or entity, to own beneficially or constructively shares of GLPI stock in excess of the ownership limits. In addition, a person that did not acquire more than 7% of our outstanding stock may become subject to these restrictions if repurchases by us cause such person’s holdings to exceed 7% of our outstanding stock.

Pursuant to the Articles of Incorporation, GLPI’s board of directors may exempt, prospectively or retroactively, a particular shareholder (the “excepted holder”) from the ownership limits or establish a different limit on ownership (the “excepted holder limit”) if:

•

no individual’s beneficial or constructive ownership of GLPI stock will result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify to be taxed as a REIT or would cause any income of GLPI that would otherwise qualify as rents from real property to fail to qualify as such; and

•

such shareholder does not and represents that it will not own, actually or constructively, an interest in a tenant of GLPI (or a tenant of any entity owned or controlled by GLPI) that would cause GLPI to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (or GLPI’s board of directors determines that rent derived from such tenant will not affect GLPI’s ability to qualify to be taxed as a REIT).

Peter M. Carlino, GLPI’s Chairman and Chief Executive Officer, the Carlino Family Trust, The Vanguard Group Inc., BlackRock, Inc., Cohen & Steers, Inc., Capital World Investors and Capital International Investors have each been deemed excepted holders by GLPI’s board of directors.

As a condition of granting the waiver or establishing the excepted holder limit, GLPI’s board of directors may require an opinion of counsel or a ruling from the IRS, in either case in form and in substance satisfactory to GLPI’s board of directors (in its sole discretion) in order to determine or ensure GLPI’s status as a REIT and such representations and undertakings from the person requesting the exception as GLPI’s board of directors may require (in its sole discretion) to make the determinations above. GLPI’s board of directors may impose such conditions or restrictions as it deems appropriate in connection with granting such a waiver or establishing an excepted holder limit.

GLPI’s board of directors may from time to time increase or decrease the common stock ownership limit, the aggregate stock ownership limit or both, for all other persons, unless, after giving effect to such increase, five or fewer individuals could beneficially own, in the aggregate, more than 49.9% in value of GLPI’s outstanding stock. A reduced ownership limit will not apply to any person or entity whose percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, is, at the effective time of such reduction, in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of GLPI common stock or GLPI stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of GLPI common stock or stock of all other classes or series, as applicable, will violate the decreased ownership limit.

The Articles of Incorporation further prohibit:

•

any person from beneficially or constructively owning shares of GLPI stock that would result in GLPI being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause GLPI to fail to qualify to be taxed as a REIT;

•

any person from transferring shares of GLPI stock if the transfer would result in shares of GLPI stock being beneficially owned by fewer than 100 persons (determined without reference to the rules of attribution under Section 544 of the Code); and

•

any person from constructively owning shares of GLPI stock to the extent that such constructive ownership would cause any of GLPI’s income that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of GLPI stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of GLPI stock described above, or who would have owned shares of GLPI stock transferred to the charitable trust described below, must immediately give notice to GLPI of such event or, in the case of an attempted or proposed transaction, give GLPI at least fifteen days’ prior written notice and provide GLPI with such other information as it may request in order to determine the effect of such transfer on its status as a REIT. The foregoing restrictions on ownership and transfer of GLPI stock will not apply if GLPI’s board of directors determines that it is no longer in GLPI’s best interests to attempt to qualify, or to continue to qualify, to be taxed as a REIT or that compliance with the restrictions and limits on ownership and transfer of GLPI stock described above is no longer required in order for GLPI to qualify to be taxed as a REIT.

If any transfer of shares of GLPI stock or any other event would result in any person violating the ownership limits or any other restriction on ownership and transfer of GLPI shares described above then that number of shares (rounded up to the nearest whole share) that would cause the violation will be automatically transferred to, and held by, a trust for the benefit of one or more charitable organizations selected by GLPI, and the intended transferee or other prohibited owner will acquire no rights in the shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. If the transfer to the trust as described above would not be effective, for any reason, to prevent violation of the applicable ownership limits or any other restriction on ownership and transfer of GLPI shares described above, then the Articles of Incorporation provide that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of GLPI stock held in the trust will continue to be issued and outstanding shares. The prohibited owner will not benefit economically from ownership of any shares of GLPI stock held in the trust and will have no rights to distributions and no rights to vote or other rights attributable to the shares of GLPI stock held in the trust. The trustee of the trust shall have all voting rights and rights to dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Any distribution made before GLPI’s discovery that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the trustee. Subject to Pennsylvania law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by a prohibited owner or unsuitable person, as applicable, before GLPI’s discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary of the trust. However, if GLPI has already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

Shares of GLPI stock transferred to the trustee will be deemed offered for sale to GLPI, or its designee, at a price per share equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust, or (ii) the market price on the date GLPI, or its designee, accepts such offer. GLPI may reduce the amount so payable to the prohibited owner by the amount of any distribution that GLPI made to the prohibited owner before it discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above, and GLPI may pay the amount of any such reduction to the trustee for the benefit of the charitable beneficiary. GLPI will have the right to accept such offer until the trustee has sold the shares of GLPI stock held in the trust as discussed below. Upon a sale to GLPI, the interest of the charitable beneficiary in the shares sold will terminate, and the trustee must distribute the net proceeds of the sale to the prohibited owner and must distribute any distributions held by the trustee with respect to such shares to the charitable beneficiary.

If GLPI does not buy the shares, the trustee must, within 20 days of receiving notice from GLPI of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or the other restrictions on ownership and transfer of GLPI stock. After the sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the market price of the shares on the day of the event causing the shares to be held in the trust and (ii) the sales proceeds (net of any commissions and other expenses of sale) received by the trust for the shares. The trustee may reduce the amount payable to the prohibited owner by the amount of any distribution that GLPI paid to the prohibited owner before GLPI discovered that the shares had been automatically transferred to the trust and that are then owed by the prohibited owner to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner must be paid immediately to the charitable beneficiary, together with any distributions thereon. In addition, if prior to the discovery by GLPI that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner will have no rights in the shares held by the trustee.

In addition, if GLPI’s board of directors determines in good faith that a transfer or other event has occurred that would violate the restrictions on ownership and transfer of GLPI stock described above or that a person or entity intends to acquire or has attempted to acquire beneficial or constructive ownership of any shares of GLPI stock in violation of the restrictions on ownership and transfer of GLPI stock described above, GLPI’s board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer or other event, including, but not limited to, causing GLPI to redeem shares of GLPI stock, refusing to give effect to the transfer of GLPI’s books or instituting proceedings to enjoin the transfer or other event.

Every person or entity who is a beneficial owner or constructive owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number of value (whichever is more restrictive) of GLPI stock, within 30 days after initially reaching such ownership threshold and within 30 days after the end of each taxable year, must give GLPI written notice stating the shareholder’s name and address, the number of shares of each class and series of GLPI stock that the shareholder beneficially or constructively owns and a description of the manner in which the shares are held. Each such owner must provide to GLPI such additional information as GLPI may request in order to determine the effect, if any, of the shareholder’s beneficial ownership on GLPI’s qualification as a REIT and to ensure compliance with the applicable ownership limits. In addition, any person or entity that will be a beneficial owner or constructive owner of shares of GLPI stock and any person or entity (including the shareholder of record) who is holding shares of GLPI stock for a beneficial owner or constructive owner must provide to GLPI such information as GLPI may request in order to determine GLPI’s qualification as a REIT and to comply with the requirements of any governmental or taxing authority or to determine such compliance and to ensure compliance with the ownership limits.

Any certificates representing shares of GLPI stock will bear a legend referring to the restrictions on ownership and transfer of GLPI stock described above.

The restrictions on ownership and transfer of GLPI stock described above could delay, defer or prevent a transaction or a change in control that might involve a premium price for GLPI common stock or otherwise be in the best interests of GLPI shareholders.

Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate

In addition to the restrictions set forth above, all of GLPI’s outstanding capital stock shall be held subject to applicable gaming laws. Any person owning or controlling at least five percent of any class of GLPI’s outstanding capital stock will be required by the Articles of Incorporation to promptly notify GLPI of such person’s identity. The Articles of Incorporation provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person is redeemable by GLPI, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by GLPI’s board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by GLPI’s board of directors alone), the lesser of (i) the market price on the date of the redemption notice, (ii) the market price on the redemption date or (iii) the actual amount paid by the owner thereof, in each case less a discount in a percentage (up to 100%) to be determined by GLPI’s board of directors in its sole and absolute discretion. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by GLPI.

The Articles of Incorporation also provide that capital stock of GLPI that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person will be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by the GLPI board of directors in its sole and absolute discretion.

The Articles of Incorporation require any unsuitable person and any affiliate of an unsuitable person to indemnify and hold harmless GLPI and its affiliated companies for any and all losses, costs, and expenses, including attorneys’ costs, fees and expenses, incurred by GLPI and its affiliated companies as a result of, or arising out of, the unsuitable person’s ownership or control of any securities of GLPI, failure or refusal to comply with the provisions of the Articles of Incorporation, or failure to divest himself, herself or itself of any securities when and in the specific manner required by a gaming authority or the Articles of Incorporation.

Transfer Agent

The transfer agent and registrar for GLPI common stock is Continental Stock Transfer & Trust. We will name the transfer agent and registrar for the preferred stock in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES OF GLPI

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, and exchange and liquidation rights, in each case as designated by our board of directors and described in the applicable prospectus supplement.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred shareholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that materially adversely affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of Class A common stock or another series of preferred stock; or

•

there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement for their accounts.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us a notice of resignation, and we may remove any depositary at any time by delivering it a notice of removal. Resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal.

Restrictions on Ownership

In order to safeguard us against an inadvertent loss of REIT status, the deposit agreement will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred shareholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

CERTAIN PROVISIONS OF PENNSYLVANIA LAW AND GLPI’S AMENDED AND RESTATED ARTICLES OF INCORPORATION AND SECOND AMENDED AND RESTATED BYLAWS AND OTHER GOVERNANCE DOCUMENTS

The following is a summary of certain provisions of Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws. This description is not complete and is subject to, and qualified in its entirety by reference to, Pennsylvania law and GLPI’s Articles of Incorporation and Bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part.

Size of Board and Vacancies; Removal of Directors

Pursuant to GLPI’s Articles of Incorporation, each member of GLPI’s board of directors is elected until the next annual meeting of shareholders and until his or her successor is elected, or his or her earlier death, resignation or removal. At any meeting of shareholders for the uncontested election of directors at which a quorum is present, the election will be determined by a majority of the votes cast by the shareholders entitled to vote in the election.

GLPI’s board of directors has eight directors. The Bylaws provide that the number of directors on GLPI’s board of directors will be fixed exclusively by the board of directors. Subject to the rights of holders of any stock having preference over the common stock to elect additional directors, newly created directorships resulting from any increase in the number of directors and any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of the remaining directors in office, even if less than a quorum is present.

Subject to the rights of any stock having preference over the common stock to elect directors, the Bylaws provide that a director may be removed only for cause (as defined in the Bylaws) by the affirmative vote of: (i) a majority of the entire GLPI board of directors (not including the director whose removal is being considered); or (ii) 75% of the votes cast by the holders of shares entitled to vote generally in the election of directors. In addition, under Section 1726(c) of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), a court may remove a director upon application in a derivative suit in cases of fraudulent or dishonest acts, gross abuse of authority or discretion, or for any other proper cause. Section 1726(a)(4) of the PBCL also provides that the board of directors may be removed at any time with or without cause by the unanimous vote or written consents of the shareholders entitled to vote thereon.

Pennsylvania State Takeover Statutes

Section 2538 of Subchapter 25D of the PBCL requires certain transactions with an “interested shareholder” to be approved by a majority of disinterested shareholders. “Interested shareholder” is defined broadly to include any shareholder who is a party to the transaction or who is treated differently than other shareholders and any person, or group of persons, that is acting jointly or in concert with the interested shareholder, and affiliates of the interested shareholder.

Subchapter 25E of the PBCL requires a person or group of persons acting in concert which acquires 20% or more of the voting shares of the corporation to offer to purchase the shares of any other shareholder at “fair value.” “Fair value” means the value not less than the highest price paid by the controlling person or group during the 90-day period prior to the control transaction, plus a control premium. Among other exceptions, shares acquired directly from the corporation in a transaction exempt from the registration requirements of the Securities Act, are not counted towards the determination of whether the 20% share ownership threshold has been met for purposes of Subchapter 25E.

Subchapter 25F of the PBCL generally establishes a 5-year moratorium on a “business combination” with an “interested shareholder.” “Interested shareholder” is defined generally to be any beneficial owner of 20% or more of the corporation’s voting stock or an affiliate of the corporation who at any time during the prior five years was the beneficial owner of 20% or more of the corporation’s voting stock. “Business combination” is defined broadly to include mergers, consolidations, asset sales or other dispositions and certain self-dealing transactions. Certain restrictions apply to a business combination following the 5-year period. Among other exceptions, Subchapter 25F will be rendered inapplicable if the board of directors approves the proposed business combination, or approves the interested shareholder’s acquisition of 20% of the voting shares, in either case prior to the date on which the shareholder first becomes an interested shareholder.

Subchapter 25G of the PBCL provides that “control shares” lose voting rights unless such rights are restored by the affirmative vote of a majority of (i) the disinterested shares (generally, shares held by persons other than the acquiror, executive officers of the corporation, directors of the corporation who are also officers of the corporation (including executive officers), and certain employee stock plans) and (ii) the outstanding voting shares of the corporation. “Control shares” are defined as shares which, upon acquisition, will result in a person or group acquiring for the first time voting control over (a) 20%, (b) 33 1/3% or (c) 50% or more of the outstanding shares, together with shares acquired within 180 days of attaining the applicable threshold and shares purchased with the intention of attaining such threshold. A corporation may redeem control shares if the acquiring person does not request restoration of voting rights as permitted by Subchapter 25G or the voting rights of such control shares are not restored or such voting rights lapse pursuant to Subchapter 25G. Among other exceptions, Subchapter 25G does not apply to a merger, consolidation or a share exchange if the corporation is a party to the transaction agreement.

Subchapter 25H of the PBCL provides that if any person or group publicly discloses that the person or group may acquire control of the corporation, or a person or group acquires, or publicly discloses an offer or intent to acquire, 20% or more of the voting power of the corporation and, in either case, sells shares in the following 18 months, then the profits from such sale must be disgorged to the corporation if the securities that were sold were acquired during the 18-month period or within the preceding 24 months.

If shareholders approve a control share acquisition under Subchapter 25G, the corporation is also subject to Subchapters 25I and 25J of the PBCL. Subchapter 25I provides for a minimum severance payment to certain employees terminated within 90 days before the approval if such termination was pursuant to an agreement with the acquiring person whose control shares were accorded voting rights in connection with such control-share approval or two years after the approval. Subchapter 25J prohibits the abrogation of certain labor contracts as a result of a business combination prior to their stated date of expiration.

Amendments to GLPI’s Articles of Incorporation and Bylaws and Approval of Extraordinary Actions

Pennsylvania law and the Articles of Incorporation generally provide that GLPI can amend its Articles of Incorporation, merge, consolidate, sell all or substantially all of our assets, engage in a statutory share exchange or dissolve if the action has first been approved by the board of directors and then by the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on the matter. The Articles of Incorporation also provide that the amendment or repeal of any Articles of Incorporation provision concerning the indemnification or limitation of liability of GLPI’s directors will require the affirmative vote of at least 75% of the voting power of all of its outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class. Pennsylvania law and the Articles of Incorporation permit GLPI’s shareholders to propose amendments to the Articles of Incorporation by petition of shareholders entitled to cast at least 10% of the votes that all shareholders are entitled to cast thereon, setting forth the proposed amendment, which petition shall be directed to the board of directors and filed with the secretary of the corporation. Pennsylvania law provides that GLPI’s shareholders are generally not entitled by statute to call special meetings of shareholders.

GLPI’s board of directors is authorized to adopt, amend or repeal any provision of the bylaws without shareholder approval. Except as otherwise required by law, any provision of the Bylaws may only be adopted, amended or repealed by the shareholders (i) upon receiving at least 75% of the votes cast by the holders of shares entitled to vote thereon or (ii) in the event that the amendment has been proposed by a majority of the board of directors, upon receiving a majority of the votes cast by the holders of shares entitled to vote thereon.

Shareholder Meetings

Under the PBCL, shareholders generally will be not entitled to call special meetings of shareholders. Only the chairman of the board of directors or a majority of the directors then in office may call such meetings pursuant to the Bylaws.

Shareholder Action by Written Consent

Under the PBCL, unless otherwise permitted in the articles of incorporation, any action required to be taken or which may be taken at any annual or special meeting of the shareholders may be taken without a meeting if, and only if, prior to the taking of such action, all shareholders entitled to vote thereon consent in writing to such action being taken.

Requirements for Advance Notification of Shareholder Nominations and Proposals

The Bylaws contain advance notice procedures with respect to shareholder proposals and recommendations of candidates for election as directors other than nominations made by or at the direction of the board of directors or a committee of the board of directors. In particular, shareholders must notify the corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in the Bylaws. To be timely, the notice must be received at GLPI’s principal executive office not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. In order to be eligible to present a shareholder proposal or recommend a candidate for nomination for election as a director at a shareholders meeting, a shareholder must have owned beneficially at least 1% of the outstanding GLPI common stock for a continuous period of not less than 12 months. In addition, shareholders or shareholder groups who desire to nominate directly and include in GLPI’s proxy statement candidates for election to the board of directors must own 3% or more of the outstanding GLPI common stock for a continuous period of not less than three years, may nominate only up to a maximum of the greater of (x) two and (y) twenty percent (20%) of GLPI’s board members and must satisfy certain procedural, eligibility and disclosure requirements set forth in the Bylaws, including, but not limited to, a requirement that a notice of proxy access nomination must be received at GLPI’s principal executive office not less than 120 nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

Effect of Certain Provisions of Pennsylvania Law and of the Articles of Incorporation and Bylaws

The Articles of Incorporation contain restrictions on ownership and transfer of GLPI stock that prohibit any person from acquiring more than 7% of its outstanding common stock (without prior approval of GLPI’s board of directors). The power of GLPI’s board of directors to issue authorized but unissued shares of our common stock and preferred stock without shareholder approval also could have the effect of delaying, deferring or preventing a change in control or other transaction. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could make it more difficult, or discourage an attempt, to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

These provisions, along with other provisions of the PBCL and the Articles of Incorporation and Bylaws discussed above, including provisions relating to the removal of directors and the filling of vacancies, the advance notice and special meeting provisions, alone or in combination, are designed to protect GLPI’s shareholders from coercive or otherwise unfair takeover tactics by requiring potential acquirors to negotiate with GLPI’s board of directors and by providing GLPI’s board of directors with more time to assess any acquisition proposal.

Shareholders Rights Plan

While the PBCL authorizes a corporation to adopt a shareholder rights plan, GLPI does not have a shareholder rights plan currently in effect.

Limitation on Liability of Directors and Officers

The PBCL permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a representative of the corporation, or is or was serving at the request of the corporation as a representative of certain other entities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In an action by or in the right of the corporation, indemnification will not be made in respect of any claim, issue, or matter as to which the person has been adjudged to be liable to the corporation unless a court determines upon application that such person is nevertheless fairly and reasonably entitled to indemnification.

Unless ordered by a court, the determination of whether indemnification is proper in a specific case will be determined by (1) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding; (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (3) by the shareholders.

To the extent that a former or present director or officer of a business corporation has been successful on the merits or otherwise in defense of a third-party action, derivative action, or corporate action, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Pennsylvania law permits a corporation to purchase and maintain insurance for a director, officer or other representative of the corporation against any liability asserted against him or her, and incurred in his or her capacity as a director, officer or other representative of the corporation or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under Pennsylvania law.

The Articles of Incorporation and Bylaws provide that a director shall, to the maximum extent permitted by Pennsylvania law, have no personal liability or monetary damages for any action taken, or any failure to take any action as a director. The Articles of Incorporation and Bylaws also provide for indemnification for current and former directors, officers, employees, or agents and representatives of certain other entities serving at the request of the corporation to the fullest extent permitted by Pennsylvania law. The Articles of Incorporation and Bylaws also permit the advancement of expenses.

Description of the Amended and Restated Partnership Agreement of the Operating Partnership

GLP Capital, L.P., our Operating Partnership, is organized as a Pennsylvania limited partnership. Pursuant to its amended and restated partnership agreement, as the general partner of the Operating Partnership, GLPI has full, exclusive and complete responsibility and discretion in the management and control of the Operating Partnership and has the power to bind the Operating Partnership in the act of carrying on the business of the Operating Partnership.

GLPI may voluntarily withdraw from the Operating Partnership or transfer or assign its interest in the Operating Partnership or engage in any merger, consolidation or other combination, or sale of all or substantially all of its assets without obtaining the consent of limited partners if either:

•	GLPI is the surviving entity in the transaction and its shareholders do not receive cash, securities or other property in the transaction;

•

as a result of such a transaction, all limited partners (other than GLPI), will receive for each common unit an amount of cash, securities and other property equal in value to the greatest amount of cash, securities and other property paid in the transaction to a holder of shares of GLPI common stock, provided that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of GLPI common stock, each holder of common units (other than those held by GLPI or its subsidiaries) shall be given the option to exchange its common units for the greatest amount of cash, securities or other property that a limited partner would have received had it (A) exercised its redemption right (described below) and (B) sold, tendered or exchanged pursuant to the offer the shares of GLPI common stock received upon exercise of the redemption right immediately prior to the expiration of the offer; or

•

if immediately after such a transaction (i) substantially all of the assets of the successor or surviving entity, other than common units held by GLPI, are owned, directly or indirectly, by the Operating Partnership or another limited partnership or limited liability company, which is referred to as the surviving partnership; (ii) the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership (who have, in either case, the rights of a common equity holder); and (iii) such rights of the limited partners include the right to exchange their common units in the surviving partnership for at least one of: (A) the consideration paid in the transaction to a holder of shares of GLPI common stock or (B) if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the relative fair market value of such securities and the shares of GLPI common stock as of the time of the transaction.

The amended and restated partnership agreement provides that, subject to the terms of any preferred partnership interests, the Operating Partnership will make non-liquidating distributions at such time and in such amounts as determined by GLPI in its sole discretion, to GLPI and the limited partners in accordance with their respective percentage interests in the Operating Partnership.

Upon liquidation of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, including any partner loans and subject to the terms of any preferred partnership interests, any remaining assets of the Operating Partnership will be distributed to GLPI and the limited partners with positive capital accounts in accordance with their respective positive capital account balances.

The Operating Partnership will have perpetual existence, or until sooner dissolved upon:

•	GLPI’s bankruptcy, dissolution or withdrawal (unless the limited partners elect to continue the partnership);

•	the sale or other disposition of all or substantially all of the assets of the Operating Partnership;

•	an election by GLPI in its capacity as the general partner; or

•	entry of a decree of judicial dissolution.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and relating to the purchase, ownership and disposition of our shares of common stock and preferred stock, and debt securities issued by the Operating Partnership and Capital Corp. Because this is a summary that is intended to address only certain material U.S. federal income tax considerations relating to the ownership and disposition of our common stock and preferred stock, and the Operating Partnership’s and Capital Corp.’s debt securities, generally applicable to holders, it may not contain all the information that may be important to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if, for example, you are a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a financial institution, an insurance company, a controlled foreign corporation, a passive foreign investment company, a partnership or similar pass-through entity or a person holding their interest through such an entity, a person subject to the alternative minimum tax provisions of the Code, a person holding our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., as part of a “straddle,” “hedge,” “short sale,” “conversion transaction,” “synthetic security” or other integrated investment, a person required to accelerate any item of gross income with respect to our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., as a result of such income being recognized on an applicable financial statement, a person who acquired our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., in connection with the performance of services, a person who marks-to market our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., a U.S. expatriate, a U.S. stockholder or U.S. holder (each, as defined below) whose functional currency is not the U.S. dollar, a person who holds our common stock or preferred stock, or debt securities issued by the Operating Partnership and Capital Corp., through a non-U.S. broker or other non-U.S. intermediary, or otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. taxes or U.S. federal taxes other than income taxes (such as estate and gift taxes);

•

this summary assumes that holders of our common stock and preferred stock and the debt securities issued by the Operating Partnership and Capital Corp. hold such assets as “capital assets” within the meaning of Section 1221 of the Code;

•	this summary does not address U.S. federal income tax considerations applicable to tax-exempt entities or non-U.S. persons, except to the limited extent described below; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of preferred stock represented by depository shares. In the event we issue any such securities, the prospectus supplement will discuss certain related tax considerations in greater detail. This summary also does not discuss considerations relating to preferred stock with certain features, including conversion rights, redemption rights or anti-dilution adjustments, and in the event we issue preferred stock with special features, the prospectus supplement will discuss certain related tax considerations in greater detail. Furthermore, the following summary does not address any U.S. federal income tax considerations to holders of our outstanding stock that could result if we issue any redeemable preferred stock at a price that exceeds its redemption price by more than a de minimis amount or that otherwise provides for dividends that are economically a return of the stockholder’s investment (rather than a return on the stockholder’s investment), which preferred stock could be considered “fast-pay stock” under Treasury Regulations promulgated under Section 7701(l) of the Code and treated under such regulations as a financing instrument among the holders of the fast-pay stock and our other stockholders. This summary also does not address tax considerations relating to the acquisition, ongoing ownership, redemption or other disposition of units of the Operating Partnership.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the purchase, ownership and disposition of our common stock, preferred stock or debt securities issued by the Operating Partnership and Capital Corp. on your particular tax situation, including any state, local or non-U.S. tax consequences.

For purposes of this discussion, references to “we,” “us” or “our” and any similar terms, refer solely to GLPI and not the Operating Partnership, unless otherwise indicated. For purposes of this discussion, the term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “stock” means interests treated as equity in a corporation for U.S. federal income tax purposes. For purposes of this discussion, the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes, and the term “partner” includes any person treated as a member of a partnership for U.S. federal income tax purposes.

The information in this section is based on the current Code, current, temporary and proposed Treasury Regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service (“IRS”) including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could adversely affect an investment in our common stock or preferred stock or in debt securities issued by the Operating Partnership and Capital Corp. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. As a result, it is possible that the IRS could challenge the statements in this discussion and that a court could agree with the IRS.

Classification and Taxation of GLPI as a REIT

We elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year beginning on January 1, 2014. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to stockholders if it meets the applicable REIT distribution requirements and other requirements for qualification.

We believe that our ownership, form of organization and our operations through the date hereof and our proposed ownership, organization and method of operations thereafter have enabled and will enable to us to qualify as a REIT beginning with our taxable year beginning on January 1, 2014. In connection with this filing, we will receive an opinion of our tax counsel, Goodwin Procter LLP, to the effect that, commencing with our taxable year beginning on January 1, 2014 (i) we have been and we are organized in conformity with the requirements for qualification and taxation as a REIT, and (ii) our prior, current and proposed organization, ownership, distributions and method of operation as represented by management have allowed and will continue to allow us to satisfy the requirements for qualification and taxation as a REIT. This opinion is based on representations and covenants made by us as to certain factual matters relating to our formation, and the prior, current and proposed organization, ownership and method of operation, and certain other matters affecting our ability to qualify as a REIT. Goodwin Procter LLP has not verified those representations, and their opinion assumes that such representations and covenants are true, correct and complete, that we and our subsidiaries have been, are and will be owned, organized and operated and will continue to be owned, organized and will continue to operate in accordance with such representations and that we will take no action inconsistent with such representations. In addition, this opinion is based on the law existing and in effect as of its date (and to the extent applicable, the law in effect for prior periods covered by this opinion). Our qualification and taxation as a REIT has depended and will depend on our ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels, diversity of share ownership and various other qualification tests imposed under the Code discussed below. Goodwin Procter LLP has not reviewed and will not review our compliance with these tests on a continuing basis. Accordingly, the opinion of our tax counsel does not guarantee our ability to have qualified as or to remain qualified as a REIT, and no assurance can be given that we have satisfied and will satisfy such tests for our taxable year beginning on January 1, 2014 or for any subsequent period. Also, the opinion of Goodwin Procter LLP is not binding on the IRS, or any court, and could be subject to modification or withdrawal based on future legislative, judicial or administrative changes to U.S. federal income tax laws, any of which could be applied retroactively. Goodwin Procter LLP will have no obligation to advise us or the holders of our stock of any subsequent change in the matters addressed in its opinion, the factual representations or assumptions on which the conclusions in the opinion are based, or of any subsequent change in applicable law.

So long as we qualify for taxation as a REIT, we generally will be entitled to a deduction for dividends that we pay in calculating REIT taxable income and therefore will not be subject to U.S. federal income tax on our net income that we distribute currently to our stockholders. This treatment substantially eliminates “double taxation” (that is, taxation at both the corporate and stockholder levels) that generally results from an investment in a corporation. However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax as follows:

•

We will be subject to regular U.S. federal corporate income tax on any undistributed “REIT taxable income.” REIT taxable income is the taxable income of the REIT, including net capital gain, subject to specified adjustments, including a deduction for dividends paid.

•

If we have net income from the sale or other disposition of “foreclosure property” for which we make a special election, and that is held primarily for sale to customers in the ordinary course of business, or other nonqualifying income from foreclosure property, we will be subject to tax at the highest U.S. federal corporate income tax rate on this income.

•

If we have net income from “prohibited transactions” we will be subject to a 100% tax on this income. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

•

If we fail to satisfy either the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax in an amount equal to the greater of either (1) the amount by which we fail the 75% gross income test for the taxable year or (2) the amount by which we fail the 95% gross income test for the taxable year, multiplied by a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% assets tests, and we qualify for and satisfy certain cure provisions, then we will be required to pay a tax equal to the greater of $50,000 or the product of (1) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests and (2) the highest U.S. federal corporate income tax rate.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•

If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits accumulated in a non-REIT taxable year (such as earnings and profits we inherit from a taxable C corporation that was acquired during the year through a tax-free merger or tax-free liquidation), and the failure to comply with the prohibition on non-REIT earnings and profits is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

•

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of 85% of our REIT ordinary income for the year, 95% of our REIT capital gain net income for the year; and any undistributed taxable income from prior taxable years.

•

We will be subject to a 100% penalty tax on some payments we receive or on certain other amounts or on certain expenses deducted by our taxable REIT subsidiaries (“TRSs,” and each a TRS) if arrangements among us, our tenants and/or our TRSs (including the amounts paid to us and/or our TRSs) are not comparable to similar arrangements among unrelated parties.

•

We may be subject to tax on gain recognized in a taxable disposition of assets acquired by way of a tax-free merger or other tax-free reorganization with a non-REIT corporation or a tax-free liquidation of a non-REIT corporation into us. Specifically, to the extent we acquire any asset from a C corporation in a carry-over basis transaction and we subsequently recognize gain on a disposition of such asset during a five-year period beginning on the date on which we acquired the asset, then, to the extent of any “built-in gain,” such gain will be subject to U.S. federal income tax at the highest regular corporate tax rate, which is currently 21%. Built-in gain means the excess of (1) the fair market value of the asset as of the beginning of the applicable recognition period over (2) our adjusted basis in such asset as of the beginning of such recognition period. See “—Tax on Built-in Gains of Former C Corporation Assets.”

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock by the difference between (a) the amount of capital gain included in the stockholder’s income and (b) the amount of tax deemed paid by the stockholder.

•

We may have subsidiaries or own interests in other lower-tier entities that are C corporations that have elected or will elect, jointly with us, to be treated as our TRSs. The earnings of our TRSs are subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT under the Code effective with our taxable year beginning on January 1, 2014. In order to have so qualified, we must have met and continue to meet the requirements discussed below, relating to our organization, ownership, sources of income, nature of assets and distributions of income to stockholders, beginning with our taxable year beginning on January 1, 2014, unless otherwise noted.

The Code defines a REIT as a corporation, trust, or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation, but for its election to be subject to tax as a REIT under Sections 856 through 860 of the Code;

(4)	that is neither a financial institution nor an insurance company subject to applicable provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)

during the last half of each taxable year not more than 50% in value of the outstanding shares of which is owned directly or indirectly by five or fewer “individuals,” as defined in the Code to include specified entities;

(7)

that makes an election to be taxable as a REIT, or has made this election for a previous taxable year, which has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

(8)	that uses a calendar year for U.S. federal income tax purposes and complies with the recordkeeping requirements of the Code and regulations promulgated thereunder; and

(9)	that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) need not be satisfied during a corporation’s initial tax year as a REIT (which, in our case, was our taxable year beginning on January 1, 2014). For purposes of determining stock ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. For purposes of condition (6) above, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are generally treated as holding shares of a REIT in proportion to their actuarial interests in the trust, stock owned by an entity is attributed to the owners of the entity, a person is deemed to own stock that the person has an option to acquire and an individual is deemed to own stock owned by certain family members. A successful challenge to our valuation determination could jeopardize our ability to comply with condition (6) above. For purposes of its opinion, Goodwin Procter LLP is relying on our determinations of relative values of our shares.

We believe that we have, and have had, sufficient diversity of ownership to allow us to satisfy conditions (5) and (6) above. In addition, our charter provides restrictions regarding the transfer of shares of our capital stock that are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we will be able to satisfy these share ownership requirements. Moreover, while we have only waived limits on ownership of our stock in situations where we do not believe such waivers will impact our ability to qualify as a REIT, such ownership waivers may increase the risk of failing any such ownership requirement.

To monitor its compliance with condition (6) above, a REIT is required to send annual letters to its stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above. If we do not comply with the annual letters requirement for a taxable year, we will be subject to a penalty tax of $25,000 (or $50,000 for an intentional disregard of the requirement) unless the failure is due to reasonable cause and not to willful neglect.

We complied with condition (7) above by making our REIT election as part of our U.S. federal income tax return for our taxable year beginning on January 1, 2014.

For purposes of condition (8) above, we will use a calendar year for U.S. federal income tax purposes, and we intend to comply with the applicable recordkeeping requirements.

Non-REIT Accumulated Earnings and Profits

As a REIT, we may not have any undistributed non-REIT earnings and profits at the end of any taxable year. We entered into a closing agreement with the IRS to determine the portion of our former parent’s earnings and profits that was allocated to us in connection with the Spin-Off, and we believe we have distributed an amount sufficient to purge all of such earnings plus our earnings accumulated post Spin-Off and prior to our first REIT taxable year. In addition, to the extent we may have inherited non-REIT earnings and profits in connection with any acquisition, we believe we have fully distributed any such earnings and profits prior to the end of our tax year in which such acquisition occurred. Although we do not believe we have had any non-REIT earnings and profits at the end of any REIT taxable year, and we currently do not expect to have any non-REIT earnings and profits at the end of any REIT taxable year, we are not precluded from acquiring a non-REIT corporation in a manner that causes us to succeed to its non-REIT earnings and profits, in which case we would need to distribute or otherwise eliminate such earnings and profits by year-end. If it is subsequently determined that we had undistributed non-REIT earnings and profits as of the end of our first taxable year as a REIT or at the end of any subsequent taxable year, we could fail to qualify as a REIT.

Taxable REIT Subsidiaries

A TRS of ours is a corporation in which we directly or indirectly own stock and that jointly with us elects to be treated as our TRS under Section 856(l) of the Code. In addition, if one of our TRSs owns, directly or indirectly, securities representing more than 35% of the vote or value of a subsidiary corporation, that subsidiary will also be treated as our TRS. A domestic TRS (or a foreign TRS with income from a U.S. business) pays U.S. federal, state, and local income taxes at the full applicable corporate rates on its taxable income. A TRS owning property outside of the U.S. may pay foreign taxes. The taxes owed by a TRS could be substantial. To the extent that our TRSs are required to pay U.S. federal, state, local or foreign taxes, the cash available for distribution by us will be reduced accordingly.

Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S. federal income taxation. For example, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties.

We own and may continue to own interests in one or more TRSs for various purposes, such as holding assets or generating income that, if held or generated by us, could cause us to fail the REIT income or asset tests or subject us to the 100% tax on prohibited transactions. Our TRSs may incur significant amounts of U.S. federal, state and local income taxes and, if doing business or owning property outside of the United States, significant non-U.S. taxes.

A REIT’s ownership of securities of a TRS is not subject to the 5% or 10% assets tests described below. However, no more than 20% of the gross value of a REIT’s assets may be represented by securities of one or more TRSs.

Subsidiary REITs

If any REIT in which we acquire an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a TRS, as further described below.

Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT

A REIT that is a partner in a partnership (or a member of a limited liability company or other entity that is treated as a partnership for U.S. federal income tax purposes) will be deemed to own its proportionate share of the assets of the partnership and will be deemed to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs, as described below. Thus, our proportionate share of the assets and items of income of the Operating Partnership, including the Operating Partnership’s share of the assets, liabilities and items of income of any subsidiary partnership in which the Operating Partnership holds an interest, will be treated as our assets, liabilities and items of income for purposes of applying the REIT income and asset tests. As a result, to the extent that the Operating Partnership holds interests in partnerships that it does not control, the Operating Partnership may need to hold such interests through TRSs. The foregoing discussion does not apply to any interest we hold in any entity treated as a corporation for U.S. federal income tax purposes. If an entity that we treated as a partnership for U.S. federal income tax purposes were determined instead to be taxed as a corporation, we could fail one or more of the REIT income and asset tests described below. Generally, a domestic unincorporated entity with two or more owners is treated as a partnership for U.S. federal income tax purposes unless it affirmatively elects to be treated as a corporation. However, certain “publicly traded partnerships” are treated as corporations for U.S. federal income tax purposes, as further discussed under “—Tax Aspects of the Operating Partnership” below.

If a REIT owns all of the stock of a corporate subsidiary (including an entity that is treated as an association taxable as a corporation for U.S. federal income tax purposes) that is a “qualified REIT subsidiary,” the separate existence of that subsidiary is disregarded for U.S. federal income tax purposes. Generally, a qualified REIT subsidiary is a corporation, other than a TRS, all of the capital stock of which is owned by the REIT (either directly or through other disregarded subsidiaries). For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as assets, liabilities and items of income, deduction and credit of the REIT itself. Our qualified REIT subsidiaries will not be subject to U.S. federal income taxation, but may be subject to state and local taxation in some states.

Certain other wholly-owned entities also may be treated as disregarded as separate from their owners for U.S. federal income tax purposes, generally including any domestic unincorporated entity that would be treated as a partnership for U.S. federal income tax purposes if it had more than one owner. For U.S. federal income tax purposes, all assets, liabilities and items of income, deduction and credit of any such disregarded entity will be treated as assets, liabilities and items of income, deduction and credit of the owner of the disregarded entity.

Our Joint Ventures

We may own interests in joint ventures. Our joint ventures may include partnerships, subsidiary REITs and/or partnerships that invest through subsidiary REITs. In addition to the considerations related to subsidiary REITs and partnership interests noted in the two immediately preceding sections, joint ventures may pose additional challenges. For example, transactions between us and our joint ventures may give rise to income that is nonqualifying income for purposes of the REIT income tests described below (and/or increase our reliance on use of TRSs to avoid any such nonqualifying income). We could potentially have less control over REIT compliance in the case of investments through joint ventures.

Income Tests Applicable to REITs

To qualify as a REIT, we must satisfy two gross income tests annually. First, at least 75% of our gross income, excluding gross income from prohibited transactions and certain other income and gains, for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property, including “rents from real property,” gains on the disposition of real estate assets and certain personal property ancillary to such real estate assets, as discussed below (but not including certain debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property and gain from prohibited transactions), dividends paid by another REIT, interest on obligations secured by mortgages on real property or on interests in real property, or from some types of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for the 75% test.

Second, at least 95% of our gross income for each taxable year, excluding gross income from prohibited transactions and certain other income and gains, must be derived from any combination of income qualifying under the 75% test and dividends, interest and gain from the sale or disposition of stock or other securities that are not assets held primarily for sale to customers in the ordinary course of our trade or business.

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the total leased space of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a “qualified lodging facility,” as defined in Section 856(d)(9)(D) of the Code, or a “qualified health care property,” as defined in Section 856(e)(6)(D)(i), and certain other conditions are satisfied. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease (determined based on the average of the fair market values as of the beginning and end of the taxable year), then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are “usually or customarily rendered” in connection with the rental of real property and not otherwise considered “rendered to the occupant.” Accordingly, we may not provide “impermissible services” to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to “impermissible tenant service income.” Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed 1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions generally will be available if our failure to meet the tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of our income to our U.S. federal income tax return and otherwise comply with the applicable Treasury Regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. Even if these relief provisions apply, a tax would be imposed based on the amount of nonqualifying income.

Asset Tests Applicable to REITs

At the close of each quarter of our taxable year, we must satisfy five tests relating to the nature of our assets:

(1)

at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables) and U.S. Government securities. Real estate assets include interests in real property (such as land, buildings, leasehold interest in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above), interests in mortgages on real property or on interests in real property, shares in other qualifying REITs, stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt, and debt instruments issued by publicly offered REITs;

(2)	not more than 25% of the value of our total assets may be represented by securities other than those in the 75% asset class;

(3)

except for equity investments in REITs, qualified REIT subsidiaries, other securities that qualify as “real estate assets” for purposes of the test described in clause (1) or securities of our TRSs: the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; we may not own more than 10% of any one issuer’s outstanding voting securities; and we may not own more than 10% of the value of the outstanding securities of any one issuer;

(4)	not more than 20% of the value of our total assets may be represented by securities of one or more TRSs; and

(5)	not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

Securities for purposes of the asset tests may include debt securities that are not fully secured by a mortgage on real property (or treated as such). However, the 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and debt securities issued by another REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

Our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination and for which we will not obtain independent appraisals. For example, we may hold significant assets through our TRSs or hold significant non-real estate assets (such as certain goodwill), and we cannot provide any assurance that the IRS might not disagree with our determinations.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT if we fail to satisfy the 25%, 20%, and 5% asset tests described above, and the 10% value limitation described above, at the end of a later quarter solely by reason of changes in the relative values of our assets (including changes in relative values as a result of fluctuations in foreign currency exchange rates). If the failure to satisfy the 25%, 20% or 5% asset tests or the 10% value limitation results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take any available actions within 30 days after the close of any quarter as may be required to cure any noncompliance with the 25%, 20% or 5% asset tests or 10% value limitation. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests. If we rely on this reasonable cause cure provision to cure a violation of the asset tests, we also must pay a tax equal to the greater of $50,000 or the product of (x) the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test and (y) the highest U.S. federal income tax rate then applicable to U.S. corporations.

Annual Distribution Requirements Applicable to REITs

To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders each year in an amount at least equal to (1) the sum of (a) 90% of our REIT taxable income for such taxable year, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income for such taxable year. For purposes of the distribution requirements, any built-in gain (net of the applicable tax) we recognize during the applicable recognition period that existed on an asset at the time we acquired it from a C corporation in a carry-over basis transaction will be included in our REIT taxable income. See “—Tax on Built-in Gains of Former C Corporation Assets” for a discussion of the possible recognition of built-in gain. These distributions must be paid either in the taxable year to which they relate, or in the following taxable year if declared before the time prescribed by law for filing our tax return for the prior year and if paid with or before the first regular dividend payment date after the declaration is made. In addition, any dividend that we declare in October, November or December of any calendar year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, if such dividend is actually paid during January of the following calendar year.

To the extent that we do not distribute (and are not deemed to have distributed) all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to U.S. federal income tax on these retained amounts at regular corporate tax rates.

We will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of amounts actually distributed and amounts retained for which U.S. federal income tax was paid, if we fail to distribute during each calendar year at least the sum of:

(1)	85% of our REIT ordinary income for the year;

(2)	95% of our REIT capital gain net income for the year; and

(3)	any undistributed taxable income from prior taxable years.

A REIT may elect to retain, rather than distribute, all or a portion of its net capital gains and pay the tax on the gains. In that case, the REIT’s stockholders must include their proportionate share of the undistributed net capital gains in income as long-term capital gains and would receive a credit for their share of the tax paid by the REIT. For purposes of the 4% excise tax described above, any retained amounts would be treated as having been distributed.

It is possible, however, that, from time to time, we may not have sufficient cash or other liquid assets to fund required distributions as a result, for example, of differences in timing between our cash flow, the receipt of income for GAAP purposes and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves, payment of required debt service or amortization payments, or the need to make additional investments in qualifying real estate assets. The insufficiency of our cash flow to cover our distribution requirements could require us to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. Under some circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying dividends to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. We will refer to such dividends as “deficiency dividends.” Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will, however, be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Tax on Built-in Gains of Former C Corporation Assets

If a REIT acquires an asset from a C corporation in a transaction in which the REIT’s basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation (e.g., a tax-free reorganization under Section 368(a) of the Code), the REIT may be subject to an entity-level tax upon a taxable disposition during a 5-year period following the acquisition date. The amount of the tax is determined by applying the highest regular corporate tax rate, which is currently 21%, to the lesser of (i) the excess, if any, of the asset’s fair market value over the REIT’s basis in the asset on the acquisition date, or (ii) the gain recognized by the REIT in the disposition. The amount described in clause (i) is referred to as “built-in gain.”

We may hold significant assets with built-in gain that would be subject to this corporate tax if sold today. Furthermore, we expect to acquire assets in the future in carryover basis transactions. The sale of any such assets within the five-year period following the date we acquire the asset would cause us to be subject to the corporate tax described above.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions and Foreign Currency Gains

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction, including gain from the disposition or termination of such a transaction, will not constitute gross income for purposes of the 95% and 75% gross income tests if the hedging transaction (1) is made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (2) is entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property that generates such income or gain), or, (3) hedges against transactions described in clause (1) or (2) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (1) or (2), and which complies with certain identification requirements. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. No assurances can be given that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the gross income tests and that such income will not adversely affect our ability to satisfy the REIT qualification requirements.

In addition, certain foreign currency gains may be excluded from gross income for purposes of one or both of the REIT gross income tests, provided we do not deal in or engage in substantial and regular trading in securities.

Investments in Certain Debt Instruments

We may acquire mortgage, mezzanine, bridge loans and other debt investments. Except as provided below, in cases where a mortgage loan is secured by both real property and other property, if the highest outstanding principal balance of a mortgage loan during the year exceeds the value of the real property securing the loan at the time we committed to acquire the loan, which may be the case, for instance, if we acquire a “distressed” mortgage loan, including with a view to acquiring the collateral, a portion of the interest accrued during the year will not be qualifying income for purposes of the 75% gross income test applicable to REITs and a portion of such loan will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans that we hold to determine whether the modified loan is adequately secured by real property as of the modification date. Notwithstanding the foregoing, a mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property (determined on the date we acquire, originate or modify the loan, or for purposes of characterizing gain from the sale of such loan, at the time of sale), even if the real property collateral value is less than the outstanding principal balance of the loan. If the IRS were to assert successfully that any mortgage loan we hold were not treated as a qualifying mortgage loan in its entirety under one of these tests, we could earn non-qualifying income or be treated as holding nonqualifying assets as a result of such mortgage loan.

The IRS has provided a safe harbor with respect to the treatment of a mezzanine loan as a mortgage loan and therefore as a qualifying asset for purposes of the REIT asset tests, but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a qualifying real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. However, structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical. To the extent that any of our mezzanine loans do not meet all of the requirements for reliance on the safe harbor, such loans might not be properly treated as qualifying mortgage loans for REIT purposes.

To the extent that we derive interest income from a mortgage loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower. This limitation does not apply, however, where the borrower leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had we earned the income directly.

Investments in debt instruments may require recognition of taxable income prior to receipt of cash from such investments and may cause portions of gain to be treated as ordinary income. For example, we may purchase debt instruments at a discount from face value. To the extent we purchase any instruments at a discount in connection with their original issuances, the discount will be “original issue discount,” or “OID”, if it exceeds certain de minimis amounts, which must be accrued on a constant yield method even though we may not receive the corresponding cash payment until maturity. To the extent debt instruments are purchased by us at a discount after their original issuances, the discount may represent “market discount.” Unlike OID, market discount is not required to be included in income on a constant yield method. However, if we sell a debt instrument with market discount, we will be required to treat gain up to an amount equal to the market discount that has accrued while we held the debt instrument as ordinary income. Additionally, any principal payments we receive in respect of our debt instruments must be treated as ordinary income to the extent of any accrued market discount. If we ultimately collect less on a debt instrument than our purchase price and any OID or accrued market discount that we have included in income, there may be limitations on our ability to use any losses resulting from that debt instrument. We may acquire distressed debt instruments that are subsequently modified by agreement with the borrower. Under applicable Treasury Regulations, these modifications may be treated as a taxable event in which we exchange the old debt instrument for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. Because distressed debt instruments are often acquired at a substantial discount from face value, the difference between our amount realized and our tax basis in the old note could be significant, resulting in significant income without any corresponding receipt of cash. Similarly, if we acquire a distressed debt instrument and subsequently foreclose, we could have taxable income to the extent that the fair market value of the property we receive exceeds our tax basis in the debt instrument. Such a scenario could also result in significant taxable income without any receipt of cash. In the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income.

We generally will be required to include certain amounts in income for U.S. federal income tax purposes no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to our debt instruments earlier than would be the case under the general tax rules described in the preceding paragraph.

Tax Aspects of the Operating Partnership

In General. We own and will own all or substantially all of our assets through the Operating Partnership, and the Operating Partnership in turn will own a substantial portion of its assets through interests in various partnerships and limited liability companies.

Except in the case of subsidiaries that have elected REIT or TRS status, we expect that the Operating Partnership’s partnership subsidiaries will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships for U.S. federal income tax purposes are treated as “pass-through” entities that are not required to pay U.S. federal income taxes. Rather, partners are allocated their share of the items of income, gain, loss, deduction and credit of the partnership and are potentially required to pay tax on that income without regard to whether the partners receive a distribution of cash from the partnership. We will include in our income our allocable share of the foregoing items for purposes of computing our REIT taxable income, based on the applicable operating agreement. For purposes of applying the REIT income and asset tests, we will include our pro rata share of the income generated by and the assets held by the Operating Partnership, including the Operating Partnership’s share of the income and assets of any subsidiary partnerships, based on our capital interests in such entities. See “—Ownership of Partnership Interests and Disregarded Subsidiaries by a REIT.”

Our ownership interests in such subsidiaries involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities, as opposed to associations taxable as corporations, for U.S. federal income tax purposes. If the Operating Partnership or one or more of its subsidiary partnerships or disregarded entities, were treated as an association, it would be taxable as a corporation and would be subject to U.S. federal income taxes on its income. In that case, the character of the entity and its income would change for purposes of the asset and income tests applicable to REITs and could prevent us from satisfying these tests. See “—Asset Tests Applicable to REITs” and “—Income Tests Applicable to REITs.” This, in turn, could prevent us from qualifying as a REIT. See “—Failure to Qualify as a REIT” for a discussion of the effect of our failure to meet these tests for a taxable year.

We believe that the Operating Partnership and other subsidiary partnerships and limited liability companies that do not elect REIT or TRS status have been and/or will be classified as partnerships or disregarded entities for U.S. federal income tax purposes, and the remainder of the discussion under this section “—Tax Aspects of The Operating Partnership” is based on such classification.

Although a domestic unincorporated entity is generally treated as a partnership (if it has more than one owner) or a disregarded entity (if it has a single owner) for U.S. federal income tax purposes, in certain situations such an entity may be treated as a corporation for U.S. federal income tax purposes, including if the entity is a “publicly traded partnership” that does not qualify for an exemption based on the character of its income. A partnership is a “publicly traded partnership” under Section 7704 of the Code if:

•	interests in the partnership are traded on an established securities market; or

•	interests in the partnership are readily tradable on a “secondary market” or the “substantial equivalent” of a secondary market.

A partnership will not be treated as a publicly traded partnership if it qualifies for certain safe harbors, one of which applies to certain partnerships with 100 or fewer partners. There is no guarantee that the Operating Partnership will qualify for any of these safe harbors.

The right of a holder of Operating Partnership common units to redeem the units for cash (or shares of our common stock at our option) may cause such units to be considered readily tradable on the substantial equivalent of a secondary market, and the Operating Partnership may not be eligible for a safe harbor at all times. If the Operating Partnership is treated as a publicly traded partnership, it will be taxed as a corporation for U.S. federal income tax purposes unless at least 90% of its gross income has consisted and will consist of “qualifying income” under Section 7704 of the Code. Qualifying income generally includes real property rents and certain other types of passive income. The income requirements applicable to REITs under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences will cause the Operating Partnership to fail the 90% qualifying income test applicable to publicly traded partnerships in the event that the Operating Partnership were taxed as a publicly traded partnership.

Allocations of Income, Gain, Loss and Deduction. A partnership agreement (or other operating agreement of a partnership) will generally determine the allocation of income and losses among partners for U.S. federal income tax purposes so long as the agreement provides for allocations that comply with the provisions of Section 704(b) of the Code and the related Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership allocations respect the economic arrangement of their partners. If an allocation is not recognized by the IRS for U.S. federal income tax purposes, the item subject to the allocation will be reallocated according to the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The allocations of taxable income and loss in the Operating Partnership and its partnership subsidiaries are intended to comply with the requirements of Section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. In general, when property is contributed to a partnership in exchange for a partnership interest, the partnership inherits the carry-over tax basis of the contributing partner in the contributed property. Any difference between the fair market value and the adjusted tax basis of contributed property at the time of contribution is referred to as a “book-tax difference.” Under Section 704(c) of the Code, income, gain, loss and deduction attributable to property with a book-tax difference that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution, as adjusted from time to time, and so that, to the extent possible under the applicable method elected under Section 704(c) of the Code, the non-contributing partners receive allocations of depreciation and gain or loss for tax purposes comparable to the allocations they would have received in the absence of book-tax differences. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Similar tax allocations are required with respect to the book-tax differences in the assets owned by a partnership when additional assets are contributed in exchange for a new partnership interest.

Certain of the Operating Partnership’s assets have book tax differences, and the agreement of limited partnership of the Operating Partnership requires such allocations to be made in a manner consistent with Section 704(c) of the Code. As a result, we may be allocated lower amounts of depreciation and other deductions for tax purposes, and possibly greater amounts of taxable income in the event of a disposition, as compared to our share of such items for economic or book purposes. Thus, these rules may cause us to recognize taxable income in excess of cash proceeds, which might adversely affect our ability to comply with the REIT distribution requirements. See “—Annual Distribution Requirements Applicable to REITs.”

Withholding Obligations with respect to Non-U.S. Partners. In the event we admit a non-U.S. limited partner into the Operating Partnership, the Operating Partnership generally will be required to withhold with respect to the non-U.S. limited partner’s share of the Operating Partnership income (with such rates based on the character of the items comprising the income and the status of the limited partner for U.S. federal income tax purposes), regardless of the amounts distributed to such non-U.S. limited partner. We will be liable for any under withholdings (including interest and penalties). The Operating Partnership will have to make the withholding payments in any event even if the withholding obligation exceeds a limited partner’s share of distributions. Unless it can recover the excess withholdings from the limited partner, the Operating Partnership will have to find other sources of cash to fund excess withholdings. We also generally must withhold at a rate not less than

10-15% on the amount realized if and when a non-U.S. limited partner exercises its redemption rights and its units for our shares (or cash funded by us). The Operating Partnership also may be required to withhold on distributions made to a transferee who acquires units from a non-U.S. limited partner if the transferee did not properly withhold with respect to a non-U.S. transferor.

Partnership Audit Rules. Under the rules applicable to U.S. federal income tax audits of partnerships, the partnership itself may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of “partnership-related items” on audit (the “imputed adjustment amount”), regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment (and thus potentially causing the partners at the time of the audit adjustment to bear taxes attributable to former partners). The rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply (often referred to as a “push-out election”). Applicable Treasury Regulations provide that when a push-out election causes a partner that is itself a partnership to be assessed with its share of such additional taxes from the adjustment, such partnership may cause such additional taxes to be pushed out to its own partners. In addition, these Treasury Regulations provide that a partnership may request a modification of the imputed adjustment amount based on partnership adjustments allocated to a relevant partner where the modification is based on deficiency dividends distributed by a partner that is a REIT. It is possible that the Operating Partnership and subsidiary partnerships in which we directly and indirectly invest may be subject to U.S. federal income tax, interest and penalties in the event of a U.S. federal income tax audit as a result of the foregoing rules, and as a result, we could be required to bear the economic cost of taxes attributable to us as a direct or indirect partner of such partnerships.

Failure to Qualify as a REIT

In the event we violate (or have violated) a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief. If we fail (or have failed) to qualify as a REIT in any taxable year that remains open to examination by the IRS, and the relief provisions of the Code do not apply, we will be subject to tax on our taxable income at regular U.S. federal corporate income tax rates, as in effect for the applicable taxable year. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to stockholders who are individual U.S. stockholders at a current maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for a dividends received deduction. However, non-corporate stockholders (including individuals) will not be able to deduct 20% of certain dividends they receive from us, as described below. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing REIT status for the four taxable years following a year during which qualification was lost.

Taxation of Stockholders and Potential Tax Consequences of Their Investment in Shares of Common Stock or Preferred Stock

Taxation of Taxable U.S. Stockholders

For purposes of this discussion, the term “U.S. stockholder” means a beneficial owner of shares of common stock or preferred stock who, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) a valid election is in place to treat the trust as a United States person.

If a partnership holds our stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership considering an investment in our common stock or preferred stock, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of shares of our common stock or preferred stock by the partnership.

Dividends. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account, as ordinary income, distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends. Distributions on our preferred stock will be treated as made out of any available earnings and profits in priority to distributions on our common stock. Dividends paid to a non-corporate U.S. stockholder generally will not qualify for the preferential tax rate (currently 20%) for “qualified dividend income.” Qualified dividend income generally includes dividends paid to most U.S. non-corporate taxpayers by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally will not be eligible for the 20% tax rate on qualified dividend income. As a result, our ordinary dividends will continue to be taxed at the higher tax rate applicable to ordinary income. The preferential tax rate for qualified dividend income will apply to our ordinary dividends (1) attributable to dividends received by us from taxable corporations, such as our TRSs, (2) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income) or (3) to the extent attributable to the excess of any income we recognized during the immediately preceding year attributable to the sale of a built-in gain asset that was acquired in a carryover basis transaction from a non-REIT corporation over the U.S. federal income tax we paid with respect to such income. In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our stock becomes ex-dividend. For taxable years beginning after December 31, 2017 and before January 1, 2026, individuals and other non-corporate U.S. stockholders generally may deduct 20% of “qualified REIT dividends” (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income). If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Dividends paid to a corporate U.S. stockholder will generally not qualify for the dividends received deduction generally available to corporations. If we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution no later than January 31 of the following year and provided further that to the extent that the total amount of any such January distribution exceeds undistributed earnings and profits as of December 31 of such year (determined before taking such January dividend into account), we intend to report the January dividend as paid and received in the year actually paid.

A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s stock. Instead, the distribution will reduce the adjusted basis of such stock. A U.S. stockholder will recognize gain upon a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her stock as long-term capital gain if the shares of stock have been held for more than one year, or short-term capital gain, if the shares of stock have been held for one year or less.

Distributions from us that are properly designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held our common stock. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at a maximum current U.S. federal rate of 20%, in the case of U.S. stockholders who are individuals, and 21% for corporations. Capital gains dividends attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% U.S. federal income tax rate for U.S. stockholders who are individuals, trusts or estates, to the extent of previously claimed depreciation deductions.

We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, we may elect to designate the retained amount as undistributed capital gains with the result that a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit or refund for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its common stock or preferred stock by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid.

Stockholders may not include in their own income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock or preferred stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner, against such income. In addition, with respect to non-corporate U.S. stockholders, taxable distributions from us generally will be treated as investment income for purposes of the investment interest limitations. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts. We will notify stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain. Ordinary income and capital gain must be allocated proportionately among taxable dividends on both our preferred stock and common stock.

Dispositions of Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our stock as long-term capital gain or loss if the U.S. stockholder has held our stock for more than one year. Otherwise, the U.S. stockholder must treat any such gain or loss as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock or preferred stock may be disallowed if the U.S. stockholder repurchases our common stock or preferred stock within 30 days before or after the disposition.

A redemption by us of any redeemable preferred stock we may issue could be treated either as a taxable disposition of shares or as a dividend, depending on the applicable facts and circumstances. In the event we issue any redeemable preferred stock, the prospectus supplement will discuss the tax considerations of owning such securities in greater detail.

Capital Gains and Losses. The tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is currently 37% (39.6% for tax years beginning on or after January 1, 2026). The maximum tax rate on long-term capital gains applicable to non-corporate taxpayers is currently 20% for sales and exchanges of capital assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “section 1250 property,” or depreciable real property, is 25% to the extent that such gain, known as “unrecaptured section 1250 gains,” would have been treated as ordinary income on depreciation recapture if the property were “section 1245 property.” With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our non-corporate stockholders as long-term capital gains or unrecaptured section 1250 gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate taxpayers) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.” In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates (currently 21%). A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock or preferred stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or preferred stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Taxation of Tax-Exempt Stockholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to U.S. federal income tax on their unrelated business taxable income (“UBTI”). UBTI generally includes (i) any income or gain not sufficiently related to a tax-exempt organization’s exempt purpose, other than certain passive investment income such as dividends, interest, rents from real property and capital gains, and (ii) debt-financed income derived from property not sufficiently related to such exempt purpose that is subject to “acquisition indebtedness.” U.S. tax-exempt entities must separately compute their taxable income and loss for each unrelated trade or business activity for purposes of determining their UBTI. Subject to the exceptions described below, a tax-exempt U.S. stockholder generally would not recognize UBTI as a result of an investment in our common stock or preferred stock unless the stock were used in an unrelated trade or business conducted by such stockholder. However, if a tax-exempt U.S. stockholder were to finance its acquisition of common stock or preferred stock with debt, a portion of the income that it receives from us and a portion of the gain on sale of our common stock or preferred stock could constitute UBTI pursuant to the “debt-financed property” rules.

Social clubs, voluntary employee benefit associations, and supplemental unemployment benefit trusts that are exempt from U.S. federal income taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

In certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock by value at any time during a taxable year must treat a percentage of the dividends that it receives from us for the taxable year as UBTI. Such percentage is equal to the gross income (less direct expenses related thereto) that we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income (less direct expenses related thereto) for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares by value only if:

•	the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

•

we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of the value of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust; and

•

either (a) one pension trust owns more than 25% of the value of our stock; or (b) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non-U.S. Stockholders

The rules governing U.S. federal income taxation of beneficial owners of our common stock or preferred stock that are nonresident alien individuals or foreign corporations for U.S. federal income tax purposes (“non-U.S. stockholders”) are complex. This section is only a partial discussion of such rules. It does not attempt to address all of the considerations that may be relevant for non-U.S. stockholders that are partnerships or other pass-through entities, that hold their common or preferred stock through intermediate entities, that are non-U.S. trusts or estates or the beneficiaries of such non-U.S. trusts or estates, that have special status (such as sovereigns), or that otherwise are subject to special rules under the Code. We urge non-U.S. stockholders to consult their tax advisors to determine the impact of U.S. federal, state, local and non U.S. income and other tax laws on ownership of our stock, including any reporting requirements.

Distributions – In General. A non-U.S. stockholder who receives a distribution that is not attributable to gain from our sale or exchange of U.S. real property interests (“USRPIs”), as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay the distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the dividend (including any portion of any dividend that is payable in our stock) ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding tax rates generally applicable to dividends do not apply to dividends from REITs (or are not as favorable for REIT dividends as compared to non-REIT dividends). However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates applicable to ordinary income, in the same manner as U.S. stockholders are taxed with respect to such distributions, unless an applicable income tax treaty provides otherwise, and in the case of a corporate non-U.S. stockholder also may be subject to a branch profits tax on its effectively connected earnings and profits at the rate of 30% (or lower treaty rate). Withholding of U.S. federal income tax generally will apply at the rate of 30% on the gross amount of any distribution paid to a non-U.S. stockholder unless: (i) a lower treaty rate or special provision of the Code (e.g., Section 892) applies and the non-U.S. stockholder provides any required IRS Form W-8 evidencing eligibility for that reduced rate; (ii) the non-U.S. stockholder provides an IRS Form W-8ECI claiming that the distribution is effectively connected income, or (iii) a different withholding rate applies (such as because it can be determined at the time of distribution that the distribution is a capital gain dividend or is attributable to gain from the sale or exchange of USRPIs).

A non-U.S. stockholder generally will not be subject to U.S. federal income tax (but may be subject to withholding as described below) on a distribution not attributable to gain from our sale or exchange of a U.S. real property interest and in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the stockholder’s adjusted tax basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted tax basis of that stock. To the extent a distribution exceeds both our current and accumulated earnings and profits and the adjusted basis of a non-U.S. stockholder’s stock, it will be treated as gain from the sale or disposition of the non-U.S. stockholder’s stock and may be subject to U.S. federal income tax as described in the “—Sale of Shares” discussion below. Because we generally cannot determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, withholding may apply on the entire amount of any distribution at the same rate as would apply with respect to withholding on a dividend.

Additional withholding rules may require withholding of 15% of any distribution that exceeds our current and accumulated earnings and profits even if a lower treaty rate applies to dividends or the non-U.S. stockholder is not liable for tax on the receipt of that distribution. Consequently, to the extent that withholding does not apply at a rate of 30% to the entire amount of any distribution, we generally expect withholding to apply at a rate of 15% (i.e., on any portion of the distribution to which 30% withholding does not apply) unless we conclude that an exemption or different rate applies.

A non-U.S. stockholder may seek a refund from the IRS if the non-U.S. stockholder’s withholdings and any other tax payments exceed its U.S. federal income tax liability for the year.

Distributions Attributable to the Sale or Exchange of Real Property. Subject to the exception discussed below for 10% or smaller holders of classes of stock of a corporation that are regularly traded on an established securities market located in the United States and the special rules for “qualified shareholders” or “qualified foreign pension funds” discussed below, a non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under special provisions of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, regardless of whether we designate such distributions as capital gain distributions. The term “USRPIs” includes interests in U.S. real property and stock in U.S. corporations at least 50% of whose assets consist of interests in U.S. real property. Under those rules, a non-U.S. stockholder is taxed on distributions by us attributable to gain from sales of USRPIs as if the gain were effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to any applicable alternative minimum tax, unless an applicable income tax treaty provides otherwise. A corporate non-U.S. stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We will be required to withhold and remit to the IRS 21% of any distributions to non-U.S. stockholders attributable to gain from our sale or exchange of USRPIs (“FIRPTA Withholding”). A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold. FIRPTA Withholding will not apply to any distribution to a “qualified shareholder” or a “qualified foreign pension fund,” as defined below.

A non-U.S. stockholder that owns, actually or constructively, no more than 10% of a class of our common stock or preferred stock at all times during the one-year period ending on the date of a distribution with respect to such class should not be subject to FIRPTA, branch profits tax or FIRPTA Withholding with respect to a distribution on that class of common stock or preferred stock that is attributable to gain from our sale or exchange of USRPIs, provided that such class of our stock is regularly traded on an established securities market located in the United States. In the case of any such distribution that was a capital gain dividend made to such non-U.S. stockholder, the distribution will be treated as an ordinary dividend subject to the general withholding rules discussed above, which generally impose a withholding tax equal to 30% of the gross amount of each dividend distribution, unless an applicable income tax treaty provides otherwise.

U.S. Federal Income Tax Withholding on Distributions not Subject to FIRPTA. Distributions that are designated by us as capital gain dividends, other than those attributable to the disposition of a USRPI (and thus not subject to FIRPTA Withholding), generally should not be subject to U.S. federal income taxation unless: (i) such distribution is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to tax on a net basis in a manner similar to the taxation of U.S. stockholders with respect to such gain, unless an applicable income tax treaty provides otherwise, and in the case of a corporate non-U.S. stockholder may also be subject to the branch profits tax at the rate of 30% (or lower treaty rate) on its effectively connected earnings and profits, subject to adjustments; or (ii) the non-U.S. stockholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case such nonresident alien individual generally will be subject to a 30% tax on the individual’s net U.S. source capital gain (net of certain U.S. source loss), unless an applicable income tax treaty provides otherwise. Notwithstanding that such non-FIRPTA capital gain dividend may not be subject to U.S. federal income taxation, as noted above we generally plan to withhold U.S. federal income tax at the rate of 30% on the gross amount of any dividend distribution paid to a non-U.S. stockholder and we may be required to withhold not less than 21% of any such capital gain dividends (or amounts we could have designated as such). Distributions can be designated as capital gain dividends to the extent of our net capital gain for the taxable year of the distribution. The amount withheld is creditable against the non-U.S. stockholder’s U.S. federal income tax liability.

Although the law is not clear on the matter, it is possible that amounts designated by us as undistributed capital gains could be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under that approach, non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Dispositions of Stock. A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a disposition of our common stock or preferred stock as long as at all times during the five-year period ending on the date of disposition, non-U.S. persons hold, directly or indirectly, less than 50% in value of our stock. A person holding less than 5% of our regularly traded classes of stock for five years will be treated as a U.S. person unless we have actual knowledge that such person is not a U.S. person. Because our common stock is publicly traded, we cannot assure you that our non-U.S. ownership will be less than 50% at any time.

Even if our non-U.S. ownership is under 50% for five years and we otherwise meet the requirements of this rule, pursuant to certain “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our stock within a certain period prior to a distribution attributable to USRPI gain and directly or indirectly (including through certain affiliates) reacquires our stock within certain prescribed periods, provided that this rule will not apply to a disposition and reacquisition of our common stock by a non-U.S. stockholder that is a “qualified shareholder”, a “qualified foreign pension fund”, or a non-U.S. stockholder owning, actually or constructively, 5% or less of our common stock at any time during the one-year period ending on the date of such distribution attributable to USRPI gain.

Regardless of the extent of our non-U.S. ownership, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of shares of a publicly traded class of our stock if such non-U.S. stockholder owned, actually or constructively, at all times during a specified testing period, 10% or less of the total fair market value of such class of stock. The testing period is the shorter of (1) the period during which the non-U.S. stockholder held the shares and (2) the five-year period ending on the disposition date. For as long as our common stock is regularly traded on an established securities market, a non-U.S. stockholder should not incur tax under FIRPTA with respect to gain on a sale of our common stock unless it owns, actually or constructively, more than 10% of our common stock during such testing period. If we issue a class of preferred stock that is regularly traded on an established securities market, the rules described in the previous sentence will also apply to sales of such preferred stock. Provided that our common stock continues to be regularly traded on an established securities market, a non-U.S. stockholder will not incur tax under FIRPTA on a disposition of the shares of our non-publicly traded preferred stock if the fair market value of all of the shares of such class of preferred stock acquired by such non-U.S. stockholder did not exceed 5% of the fair market value of our regularly traded class of stock with the lowest fair market value, determined as of the most recent acquisition date.

If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed on that gain in the same manner as U.S. stockholders subject to any applicable alternative minimum tax, and the purchaser of the stock (including us) would be required to withhold and remit to the IRS 15% of the gross purchase price. Furthermore, a non-U.S. stockholder generally will incur U.S. federal income tax on gain not subject to FIRPTA if:

•

the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case, unless an applicable income tax treaty provides otherwise, the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain and, in the case of a corporate non-U.S. stockholder, may also be subject to the branch profits tax, at the rate of 30% (or lower treaty rate), on its effectively connected earnings and profits, subject to adjustments; or

•

the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and meets certain other criteria, in which case the non-U.S. stockholder will incur a 30% tax on his or her U.S. source capital gains (net of certain U.S. source losses), unless an applicable income tax treaty provides otherwise.

Qualified Shareholders. To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI for such qualified shareholder. Thus, gain from the sale or exchange of our stock (including distributions treated as gain from the sale or exchange of our stock) will not be subject to U.S. federal income tax unless such gain is treated as effectively connected with the qualified shareholder’s conduct of a U.S. trade or business. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI (and capital gains dividends attributable to USRPI gain and non-dividend distributions to such shareholder may be treated as ordinary dividends). For these purposes, a qualified shareholder is generally a non-U.S. shareholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply to the applicable percentage of the qualified shareholder’s stock (with “applicable percentage” generally meaning the percentage of the value of the interests in the qualified shareholder held by applicable investors after applying certain constructive ownership rules). The applicable percentage of the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of a USRPI. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is a person (other than a qualified shareholder) who generally holds an interest (other than an interest solely as a creditor) in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

Qualified Foreign Pension Funds. For FIRPTA purposes, neither a “qualified foreign pension fund” nor an entity all of the interests of which are held by a qualified foreign pension fund is treated as a non-U.S. stockholder, thereby exempting such entities from tax under FIRPTA. A “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (including self-employed individuals) or their designees by either (A) a foreign country (or one or more political subdivisions thereof) as a result of services rendered by such employees to their employers, or (B) one or more employers in consideration for services rendered by such employees to such employers, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and with respect to which annual information about its beneficiaries is provided, or is otherwise available, to relevant local tax authorities, and (v) with respect to which, under its local laws, (A) contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or (B) taxation of its investment income is deferred, or such income is excluded from its gross income or taxed at a reduced rate. Under Treasury Regulations, a “qualified controlled entity” also is not treated as a foreign person for purposes of FIRPTA. Under such regulations, a qualified controlled entity generally includes a trust or corporation organized under the laws of a foreign country all of the interests of which are held by one or more qualified foreign pension funds either directly or indirectly through one or more qualified controlled entities.

Taxation of Holders of Certain Fixed Rate Debt Securities of GLP Capital and Capital Corp.

This section describes certain material U.S. federal income tax considerations of owning the fixed rate debt securities that the Operating Partnership and Capital Corp. may offer, for general information only. It is not tax advice. It applies only if the fixed rate debt securities purchased are not original issue discount or zero coupon debt securities and such fixed rate debt securities are acquired in the initial offering at the issue price. If these fixed rate debt securities are purchased at a price other than the issue price, the amortizable bond premium or market discount rules may apply. Prospective holders should consult their tax advisors regarding the possible applicability of such rules.

The tax consequences of owning any zero coupon debt securities, original issue discount debt securities, floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities offered by the Operating Partnership and Capital Corp. will be discussed in the applicable prospectus supplement. For purposes of this discussion, a “U.S. holder” is a beneficial owner of a debt security that is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia; (iii) any estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) any trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if a valid election is in place to treat the trust as a U.S. person. For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a debt security that is a (i) foreign corporation or (ii) a nonresident alien individual. If any entity treated as a partnership for U.S. federal income tax purposes holds a debt security, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in such a partnership considering an investment in debt securities, you should consult your tax advisor regarding the consequences of the purchase, ownership and disposition of the debt securities by the partnership.

Prospective purchasers of debt securities should consult their tax advisors concerning the tax consequences of holding debt securities in light of their particular circumstances, including the application of the U.S. federal income tax considerations discussed below, as well as the application of U.S. federal tax laws other than income tax laws (such as estate and gift tax laws), or state, local, or non-U.S. tax laws.

U.S. Holders

Payments of Interest. Payments of stated interest on debt securities generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. If, however, the debt securities’ principal amount exceeds their issue price (the first price at which a substantial amount of the debt securities are sold to investors for cash, excluding sales to underwriters or other persons acting in a similar capacity) by at least a de minimis amount, as determined under applicable Treasury Regulations, a U.S. holder will be required to include such excess in income as ordinary income, as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security, a U.S. holder generally will recognize gain or loss in an amount equal to the difference between the amount realized upon the sale, exchange, redemption, retirement or other disposition (other than amounts attributable to any accrued but unpaid interest, which will be taxable as interest income as discussed above to the extent not previously included in income by the U.S. holder) and the U.S. holder’s adjusted U.S. federal income tax basis in the debt security. A U.S. holder’s adjusted U.S. federal income tax basis in a debt security generally will be its cost for that debt security, increased by any accrued original issue discount previously included as income by such U.S. holder, and decreased by any payments on the debt security other than stated interest. Any such gain or loss generally will be capital gain or loss. Capital gains of non-corporate U.S. holders (including individuals) derived in respect of capital assets held for more than one year currently are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations under the Code.

Taxation of Tax-Exempt Holders of Debt Securities

Interest income accrued on a debt security should not constitute UBTI to a tax-exempt U.S. holder. As a result, a tax-exempt U.S. holder generally should not be subject to U.S. federal income tax on the interest income accruing on the Operating Partnership’s and Capital Corp.’s debt securities. Similarly, any gain recognized by the tax-exempt U.S. holder in connection with a sale of a debt security generally should not be UBTI unless the debt security is held primarily for sale to the U.S. holder’s customers in the ordinary course of its business. However, if a tax-exempt U.S. holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute UBTI pursuant to the “debt-financed property” rules. A tax-exempt U.S. holder that is subject to tax on its UBTI will be required to separately compute its UBTI for each unrelated trade or business activity for purposes of determining its UBTI. Tax-exempt U.S. holders should consult their own tax advisor to determine the potential tax consequences of an investment in the Operating Partnership’s and Capital Corp.’s debt securities.

Non-U.S. Holders

Payments of Interest. Subject to the discussions below under the headings “Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders” and “Foreign Account Tax Compliance Act,” payments of non-contingent interest (including any original issue discount) on any debt security to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax if the non-U.S. holder:

•	does not actually or constructively own 10% or more of the Operating Partnership’s capital or profits interests and does not own 10% or more of the stock of Capital Corp;

•	is not a “controlled foreign corporation” with respect to which the Operating Partnership or Capital Corp. is a “related person” within the meaning of the Code;

•	provides the non-U.S. holder’s name and address on an IRS Form W-8BEN or Form W-8BEN-E (or other applicable successor form) and certifies under penalties of perjury that it is not a U.S. person;

•	is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business; and

•

is not engaged in a U.S. trade or business pursuant to which interest on the debt securities is effectively connected (any income effectively connected with such a U.S. trade or business, “U.S. Trade or Business Income”).

The gross amount of interest payments to a non-U.S. holder that do not qualify for the portfolio interest exemption will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate such withholding tax (and the non-U.S. holder provides a properly executed IRS Form W-8BEN or W-8BEN-E, as applicable, claiming the benefits of such treaty) or the payments constitute U.S. Trade or Business Income to the non-U.S. holder (and the non-U.S. holder provides a properly executed IRS Form W-8ECI). U.S. Trade or Business Income will be taxed on a net basis at regular graduated U.S. rates rather than the 30% gross rate, unless an applicable income tax treaty provides otherwise. In the case of a non-U.S. holder that is a corporation, such U.S. Trade or Business Income may also be subject to the branch profits tax at a 30% rate (or lower treaty rate).

Sale, Exchange, Redemption, Retirement or Other Taxable Disposition of Debt Securities. Subject to the discussions below under the headings “—Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders” and “—Foreign Account Tax Compliance Act,” any gain realized by a non-U.S. holder upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (other than amounts attributable to any accrued and unpaid interest, which would be subject to U.S. federal income taxation as interest as described above in “—Payments of Interest”) generally will not be subject to U.S. federal income tax, unless (i) such gain is U.S. Trade or Business Income, in which case the non-U.S. holder generally will be taxed on such gain in the same manner as a U.S. holder, unless an applicable income tax treaty provides otherwise, and if such non-U.S. holder is a corporation, the branch profits tax may also apply; or (ii) in the case of any gain realized by an individual non-U.S. holder, such holder is present in the United States for 183 days or more in the taxable year of such sale, exchange, redemption, retirement or other taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% U.S. federal income tax on such gain (except as otherwise provided by an applicable income tax treaty), which may be offset by certain U.S.-source losses.

Information Reporting Requirements and Backup Withholding Applicable to Stockholders and Debt Holders

U.S. Stockholders and U.S. Debt Holders.

In general, information reporting requirements will apply to (i) payments of distributions on our stock and payments of the proceeds of the sale of our stock to some stockholders, and (ii) payments on our debt securities (including payments of interest and of the proceeds of the sale, exchange, redemption, repurchase, retirement or other disposition of the debt securities) to a U.S. debt holder, unless an exception applies. Further, the payor will be required to backup withhold on any payments if: (1) the payee fails to furnish a taxpayer identification number, or TIN, to the payor or establish an exemption from backup withholding; (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect; (3) the payee fails to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code; or (4) in the case of interest on a debt security, there has been a notified payee under-reporting with respect to interest, dividends or OID.

Some U.S. stockholders and U.S. debt holders, including corporations and tax-exempt organizations, will be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a stockholder or debt holder will be allowed as a credit against the stockholder’s or debt holder’s U.S. federal income tax liability and may entitle the stockholder or debt holder to a refund, provided that the required information is furnished to the IRS on a timely basis.

Non-U.S. Stockholders and Non-U.S. Holders of Debt Securities.

Information reporting requirements and backup withholding may apply to (i) payments of distributions on our stock to a non-U.S. stockholder, (ii) proceeds a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our stock, (iii) interest payments on debt securities issued by the Operating Partnership and Capital Corp. to a non-U.S. holder, and (iv) proceeds a non-U.S. holder receives upon the sale, exchange, redemption, retirement or other disposition of our debt securities. Information reporting and backup withholding will generally not apply if an appropriate IRS Form W-8 is duly provided by such non-U.S. stockholder or non-U.S. holder or the stockholder or debt holder otherwise establishes an exemption. Even without having executed an appropriate IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds received through a broker’s foreign office that a non-U.S. stockholder receives upon the sale, exchange, redemption, retirement or other disposition of our stock or that a non-U.S. holder receives upon the sale, exchange, redemption, retirement or other disposition of our debt securities. However, this exemption does not apply to brokers that are U.S. persons and certain foreign brokers with substantial U.S. ownership or operations. Any amount withheld under the backup withholding rules is allowable as a credit against such stockholder’s or debt holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS. Payments not subject to information reporting requirements may nonetheless be subject to other reporting requirements.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act, or FATCA, provisions of the Code, together with administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of U.S.-source passive payments (such as interest and dividends) made to “foreign financial institutions” (as specifically defined in the Code) and certain other non-U.S. entities unless (i) the foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owners) undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity (as the beneficial owner or, in certain cases, as an intermediary for the beneficial owners) either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the U.S. Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation applies with respect to any payment of interest, dividends, and certain other types of generally passive income if such payment is from sources within the United States. However, the following payments are not subject to FATCA withholding: (i) income from our stock or debt securities issued by the Operating Partnership or Capital Corp. that is treated as income effectively connected with the conduct of a U.S. trade or business; or (ii) proceeds from a sale or other disposition of our stock or debt securities issued by the Operating Partnership and Capital Corp. Although gross proceeds from a disposition of property that can produce U.S. source interest or dividends are treated as withholdable payments, proposed Treasury Regulations that may be relied on have eliminated FATCA withholding on such payments.

Medicare Tax

A U.S. stockholder or U.S. debt holder who is an individual is subject to a 3.8% tax on the lesser of (1) the U.S. stockholder’s or U.S. debt holder’s “net investment income” for the relevant taxable year and (2) the excess of the U.S. stockholder’s or U.S. debt holder’s modified gross income for the taxable year over a certain threshold. A similar regime applies to certain estates and trusts. Net investment income generally would include (i) dividends on our common stock and preferred stock (without regard to the 20% deduction allowed by Section 199A of the Code) and gain from the sale of our common stock and preferred stock, and (ii) gross interest income and net gains from the disposition of a debt security. If you are a U.S. person that is an individual, an estate or a trust, you are urged to consult your tax advisors regarding the applicability of this tax to your income and gains in respect of your investment in our common stock, preferred stock or debt securities.

Tax Legislation or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury and it is possible that there could be future changes that could adversely impact us, our stockholders, or holders of debt securities issued by the Operating Partnership and Capital Corp. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us, our stockholders or holders of debt securities issued by the Operating Partnership and Capital Corp. may be enacted, amended or repealed. Changes to the U.S. federal income tax laws and to interpretations of the U.S. federal income tax laws could adversely affect an investment in our common stock or preferred stock or debt securities issued by the Operating Partnership and Capital Corp.

State, Local and Foreign Taxes

We, holders of our stock and/or holders of debt securities issued by the Operating Partnership and Capital Corp. may be subject to state, local and foreign taxation in various state or local or foreign jurisdictions, including those in which we or they transact business or reside. The U.S. state and local and non-U.S. tax treatment of us, of holders of our stock or holders of debt securities issued by the Operating Partnership and Capital Corp. may not conform to the U.S. federal income tax considerations discussed above. Itemized deductions for individuals for U.S. state and local income, property and sales taxes in excess of a combined limit of $10,000 per year are disallowed for U.S. federal income tax purposes, for taxable years beginning before January 1, 2026. Prospective investors should consult their own tax advisors regarding the effect of U.S. state and local and non-U.S. tax laws on an investment in our common stock or preferred stock or debt securities issued by the Operating Partnership and Capital Corp.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU WITH RESPECT TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, OUR PREFERRED STOCK AND/OR DEBT SECURITIES ISSUED BY THE OPERATING PARTNERSHIP AND CAPITAL CORP., INCLUDING ANY U.S. STATE AND LOCAL TAX (INCLUDING TRANSFER TAX), AND NON-U.S. TAX CONSEQUENCES.

SELLING SECURITY HOLDERS

Information about selling security holders, if applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC, which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

Sales by Us

We may sell the securities offered by this prospectus from time to time in one or more transactions in any of the following ways:

•	directly to investors, including through a specific bidding, auction or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public; and

•	through a combination of any such methods of sale.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the then-prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any such underwriter, dealer or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

•	describe the purchase price or the public offering price of the securities;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock of GLPI, which are listed on NASDAQ. Any common stock sold pursuant to a prospectus supplement will be listed on NASDAQ, subject to official notice of issuance. We may elect to list any series of debt securities or preferred stock, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, GLPI, GLP Capital or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Sales by Selling Security Holders

The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling security holders” in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

•

block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the securities, whether or the options are listed on an options exchange;

•	through the distribution of the securities by any security holders to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The security holders may also transfer the securities by gift.

The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder’s securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder’s securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

A selling security holder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

We will not receive any proceeds from sales of any securities by the selling security holders.

We cannot assure you that the selling security holders will sell all or any portion of the securities offered.

We will supply the selling security holders and any stock exchange upon which the securities are listed with reasonable quantities of copies of this prospectus. To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

•	the aggregate number of securities to be sold;

•	the purchase price;

•	the public offering price;

•	if applicable, the names of any underwriter, agent or broker-dealer; and

•

any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

LEGAL MATTERS

Certain legal matters in connection with the offering will be passed upon for us by Goodwin Procter LLP, New York, New York. Polsinelli PC will pass upon certain matters of Pennsylvania law. Goodwin Procter LLP may rely on Polsinelli PC with respect to matters governed by Pennsylvania law.

EXPERTS

The consolidated financial statements of Gaming and Leisure Properties, Inc. incorporated by reference in this Prospectus, and the effectiveness of Gaming and Leisure Properties, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

GLP Capital, L.P.

GLP Financing II, Inc.

$600,000,000 5.250% Senior Notes due 2033

$700,000,000 5.750% Senior Notes due 2037

PROSPECTUS SUPPLEMENT

Wells Fargo Securities

Citizens Capital Markets

Fifth Third Securities

Truist Securities

M&T Securities

Mizuho

SMBC Nikko

US Bancorp

BofA Securities

J.P. Morgan

KeyBanc Capital Markets

RBC Capital Markets

Barclays

Capital One Securities

Morgan Stanley

Scotiabank

Citigroup

Goldman Sachs & Co. LLC

August 13, 2025